Exhibit 4.1

AXIALL CORPORATION
401(k) RETIREMENT SAVINGS PLAN

As Amended and Restated Effective as of January 1, 2014

Execution Edition

AXIALL CORPORATION
401(k) RETIREMENT SAVINGS PLAN

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v

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2.7	Vesting	A-4
2.8	Hours of Service	A-4

APPENDIX III	SPECIAL PROVISIONS REGARDING THE MERGER OF THE ABERDEEN HOURLY SAVINGS & INVESTMENT PLAN WITH AND INTO THE PLAN	A-5

3.1	General Provisions	A-5
3.2	Separate Accounting	A-5
3.3	Forms of Benefit for CONDEA Accounts	A-5
3.4	In Service Withdrawals	A-5

APPENDIX IV	SPECIAL PROVISIONS REGARDING TRANSFER OF CERTAIN ASSETS AND LIABILITIES FROM THE ROYAL PLASTICS GROUP (U.S.A.) LIMITED 401(K) SAVINGS PLAN TO THE PLAN	A-7

4.1	General Provisions	A-7
4.2	Separate Accounting	A-7
4.3	Transfer of Plan Assets	A-8
4.4	Conditions for Merger and Transfer	A-8
4.5	Forms of Benefit for Royal Accounts	A-8
4.6	In Service Withdrawals	A-8
4.7	Vesting	A-9
4.8	Hours of Service	A-9

APPENDIX V	SPECIAL PROVISIONS REGARDING TRANSFER OF CERTAIN ASSETS AND LIABILITIES FROM THE GEORGIA GULF CORPORATION HOURLY EMPLOYEES RETIREMENT SAVINGS PLAN TO THE PLAN	A-10

5.1	General Provisions	A-10
5.2	Separate Accounting	A-10
5.3	Transfer of Plan Assets	A-10
5.4	Conditions for Merger and Transfer	A-10
5.5	Forms of Benefit for Tiptonville Accounts	A-10
5.6	In Service Withdrawals	A-11
5.7	Vesting	A-11

APPENDIX VI	SPECIAL PROVISIONS REGARDING MERGER OF THE EAGLE US 2 LLC RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES INTO THE PLAN	A-12

6.1	General Provisions	A-12
6.2	Separate Accounting	A-12
6.3	Transfer of Plan Assets	A-13
6.4	Conditions for Merger and Transfer	A-13
6.5	Forms of Benefit for Eagle Accounts	A-13
6.6	In Service Withdrawals	A-13

(Continued)

Page

6.7	Vesting	A-13
6.8	Hours of Service	A-13

AXIALL CORPORATION
401(k) RETIREMENT SAVINGS PLAN

PREAMBLE

This Axiall Corporation 401(k) Retirement Savings Plan (the “Plan”), originally known as the “Georgia Gulf Corporation Savings and Capital Growth Plan,” is intended to comply with the Tax Reform Act of 1986 and all subsequent applicable rulings and legislation through the date of execution hereof, including the Omnibus Budget Reconciliation Act of 1986, the Omnibus Budget Reconciliation Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Omnibus Budget Reconciliation Act of 1989, the Omnibus Budget Reconciliation Act of 1990, the Unemployment Compensation Amendments of 1992, the Revenue Reconciliation Act of 1993, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, the Community Renewal Tax Relief Act of 2000, the Economic Growth and Tax Relief Reconciliation Act of 2001, and the Pension Protection Act of 2006.  This Plan, and the Trust which forms a part of the Plan, are intended to be and to remain qualified and exempt from taxation under Sections 401 and 501 of the Internal Revenue Code of 1986, and shall be interpreted and administered in such manner as shall be necessary to carry out this intention.  The Plan consists of two components, one of which is designed to qualify as a profit sharing plan under Section 401(a) of the Code that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code, and the other of which is designed to qualify as a stock bonus plan under Section 401(a) of the Code and as an employee stock ownership plan under Section 4975(e)(7) of the Code.  As set forth in Section 15.1(b) of the Plan, the ESOP Component of the Plan is designed to invest primarily in “qualifying employer securities.”  For purposes of the Plan, “qualifying employer securities” are common stock of Georgia Gulf Corporation (effective as of January 28, 2013, the common stock of Axiall Corporation) which is readily tradable on the New York Stock Exchange.

The Plan was initially established by Georgia Gulf Corporation effective as of January 1, 1985 as the “Savings and Capital Growth Plan.”  The effective date of the amendment and restatement of this Plan is January 1, 2014, and the amendment and restatement shall apply only to a Participant who is credited with an Hour of Service on or after that date, except as otherwise provided herein.  The rights and benefits of a Participant who is not credited with an Hour of Service on or after January 1, 2014 shall be determined in accordance with the terms of the Plan in effect on the date of the Participant’s termination of employment with the Employer.

Effective as of January 1, 2008 the Plan is intended to be a “safe harbor plan” under Code §§ 401(k)(12) and 401(m)(11) by meeting the requirements of Code §§ 401(k)(12)(B) (matching contributions) and (D) (Notice requirements) and Code §§ 401(m)(11)(B) (limitation on matching contributions).

Effective as of January 1, 2014, the sponsorship of the Plan (which has been sponsored by Axiall Corporation) is assumed by Axiall Holdco, Inc.

ARTICLE I
DEFINITIONS

The following words and phrases as used in this Plan shall have the meanings set forth in this Article unless a different meaning is clearly required by the context:

1.1                               Account shall mean a separate account which is established and maintained for a Participant (or his Beneficiary) and to which contributions made under this Plan which are allocated to such Participant, if any, and earnings or losses thereon, if any, shall be credited.  To the extent that all or part of an Account is invested in Company Stock, the Account may consist of two components, one of which is attributable to the Profit Sharing Component of the Plan (which includes that portion of the Account that is invested in any Investment Fund other than the ESOP Company Stock Fund), and the other of which is attributable to the ESOP Component of the Plan (which includes that portion of the Account that is invested in the ESOP Company Stock Fund, and which shall be subject to the provisions of Article XV).

1.2                               ACP Contributions.  See Section 3.8(b)(iii) of this Plan.

1.3                               Actual Deferral Percentage.  See Section 3.6(b)(ii) of this Plan.

1.4                               ADP Contributions.  See Section 3.6(b)(iii) of this Plan.

1.5                               Allocation Participant shall, for a Plan Year, mean those Participants (a)(i) who have completed at least 1,000 Hours of Service in such Plan Year, and (ii) who are employed by the Employer as an Eligible Employee on the last day of such Plan Year, or (b) whose employment with an Employer terminates during such Plan Year by reason of the Participant’s death or becoming Disabled, or whose employment with an Employer terminates during such Plan Year after the Participant has attained age 55 and completed 10 Years of Vesting Service; provided, however, that a Participant shall not be treated as employed by the Employer as an Eligible Employee on the last day of a Plan Year for purposes of clause (a)(ii) above if he or she is on an unpaid leave of absence, other than for purposes of military leave, on such date.

1.6                               Annual Additions.  See Section 4.2(a) of this Plan.

1.7                               Annuity Starting Date means, with respect to a payee, (i) the first day of the first period for which an amount is payable as an annuity, or (ii) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the payee to such benefit, in accordance with Treas. Reg. § 1.401(a)-20, Q&A-10(b) and Code § 417(f)(2), and determined pursuant to the provisions of Article VIII herein.

1.8                               Available Compensation shall mean the amount of a Participant’s Compensation for an applicable period that remains after it is reduced by the amount of all payroll deductions voluntarily elected by the Participant, or legally required to be withheld from the Participant’s Compensation, including, without limitation, employee contributions for health benefit plans and other welfare benefit plans, charitable contributions, amounts withheld pursuant to garnishments or withholding orders, parking fees, repayments of loans under this Plan pursuant to Section 8.12, and federal, state, local and foreign taxes or insurance contributions.

1.9                               Average Actual Deferral Percentage.  See Section 3.6(b)(i) of this Plan.

1.10                        Average Contribution Percentage.  See Section 3.7(b)(i) of this Plan.

1.11                        Beneficiary shall mean any person or persons, including a trust for the benefit of individuals, last designated in writing by a Participant pursuant to the provisions and conditions of Section 8.2(c), who is or may become entitled to a benefit hereunder.  If, at any time, no Beneficiary has been validly designated by the Participant, or the Beneficiary validly designated by the Participant is no longer living or no longer exists, whichever is applicable, then the Participant’s Beneficiary shall be deemed to be the person or persons (by right of representation) in the first of the following classes of beneficiaries with one or more members of such class surviving or in existence as of the Participant’s death, and in the absence thereof, the Participant’s estate:

(a)                                 the Participant’s Surviving Spouse; or

(b)                                 the Participant’s lineal descendants, by right of representation.

1.12                        Benefit Commencement Date means, with respect to a payee, the first day on which all events have occurred which entitle the payee to such benefit, in accordance with Treas. Reg. § 1.401(a)-20, Q&A-10(b)(1) and Code § 417(f)(2) and determined pursuant to the provisions of Article VIII herein.

1.13                        Board means the Board of Directors of the Company.

1.13A               Catch-Up Elective Contributions means those additional contributions (over and above the amounts of contributions generally permitted under the terms of this Plan) that certain Participants may make in accordance with Section 3.5(i) and Code § 414(v).

1.14                        Code shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

1.14A               Committee means the Employee Benefits Investment Committee (Section 11.1) or the Employee Benefits Administrative Committee (Section 11.5), as appropriate.

1.15                        Company shall mean Axiall Holdco, Inc., its successors and assigns, and any other corporation, partnership or sole proprietorship into which the Company may be merged or consolidated or to which all or substantially all of its assets may be transferred unless such organization indicates in writing that it does not approve of such automatic succession.  From January 28, 2013 through December 31, 2013 the term “Company” meant Axiall Corporation.  Prior to January 28, 2013, the term “Company” meant Georgia Gulf Corporation.

1.16                        Company Stock shall mean shares of the common stock of Georgia Gulf Corporation (effective as of January 28, 2013, the common stock of Axiall Corporation), provided that such stock is readily tradable on the New York Stock Exchange or another established securities market.

1.17                        Compensation.

(a)                                 General Definition.  Subject to subsections (b) through (e) below, Compensation for a period of time with respect to a Participant means the Participant’s “wages” as defined in Code § 3401(a) for purposes of income tax withholding at the source paid by the Employer but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed and all other payments of compensation (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Participant a written statement under Code §§ 6041(d), 6051(a)(3) and 6052 which are paid by the Employer to such Participant for such period of time.

(b)                                 Exclusions.  Notwithstanding the provisions of subsection (a) above, none of the following items shall be included in the definition of Compensation, whether or not includable in taxable gross income:

(i)                                     reimbursements or other expense allowances;

(ii)                                  fringe benefits (whether provided in cash or otherwise);

(iii)                               welfare benefits;

(iv)                              moving expenses; and

(v)                                 deferred compensation.

(c)                                  Salary Reduction Arrangements.  Notwithstanding the preceding subsections of this Section, Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Participant under Code §§ 125, 132(f)(4), 402(e)(3) or 402(h).

(d)                                 Limitation.  The annual Compensation of each Participant taken into account under the Plan for any Plan Year shall not exceed the applicable annual amount of compensation that may be taken into account under Code § 401(a)(17) for such Plan Year ($260,000 in 2014), as such amount is adjusted from time to time by the Secretary of the Treasury in accordance with applicable law.  Compensation paid in each payroll period during a Plan Year will be taken into account in full under the Plan until Compensation for the Plan Year reaches such limitation.  If the Plan determines Compensation for a period of time that contains fewer than 12 calendar months, the above limitation is to be proportionately reduced; provided, however, no proration is required for Employees who are covered under the Plan for less than one full year if the Plan formula for accruals is based on Compensation for a period of at least 12 months.

(e)                                  Special Provisions.  The term Compensation may be specially defined for purposes of certain provisions of this Plan.  See, e.g., Sections 1.46(f)(iii), 1.52(b), 3.1(a)(v)(C), 3.6(b)(iv), 3.8(b)(iv), 4.2(b) and 14.1(a)(ii) of this Plan.

1.18                        Contribution Percentage.  See Section 3.8(b)(ii) of this Plan.

1.19                        Controlled Group shall mean the Company and any other entity which is required to be aggregated with the Company pursuant to Code §§ 414(b), (c), (m) or (o).

1.20                        Defined Contribution Dollar Limitation.  See Section 4.2(d) of this Plan.

1.21                        Determination Date.  See Section 14.2(d) of this Plan.

1.22                        Disabled shall mean, when used to describe a Participant, a Participant who terminates his employment with the Employer as a result of an illness, injury or other condition which makes that Participant eligible to receive benefits under the Axiall Corporation Salaried Employees’ Long Term Disability Plan (or any similar plan) or which would make such Participant so eligible if he participated in such plan.

1.23                        Discretionary Contributions (formerly denominated “Employer Basic Contributions”) shall mean Employer contributions, if any, made to this Plan pursuant to Section 3.1(a)(i) of this Plan and allocated to Participants pursuant to Section 3.1(a)(ii) of this Plan.

1.24                        Discretionary Contributions Account (formerly denominated “Employer Basic Contributions Account”) shall mean the Account of a Participant to which are credited any Discretionary Contributions allocated to the Participant in a given Plan Year under Section 3.1(a) of this Plan.

1.25                        Earliest Retirement Age shall mean, with respect to a Participant, the Participant’s age on the earliest date on which, under the Plan, the Participant could separate from service and elect to receive a distribution, pursuant to Treas. Reg. § 1.401(a)-20, Q&A-17(b).

1.25A               EBC shall mean the Employee Benefits Administrative Committee provided for in Section 11.5.

1.26                        Effective Date shall mean the day on which this restated and amended Plan becomes effective, which shall be January 1, 2014, except as may be otherwise noted herein.

1.27                        Election Form shall mean the form provided by the EBC for an Eligible Employee to elect to make Voluntary Contributions pursuant to the provisions of Section 3.2 of this Plan or to have the Employer make Elective Contributions on behalf of such Employee pursuant to the provisions of Section 3.5 of this Plan.

1.28                        Election Period shall mean each payroll period.

1.29                        Elective Contributions (formerly denominated “Before-Tax Employee Contributions”) shall mean Employer contributions, if any, made to this Plan pursuant to Section 3.1(b) of this Plan that were subject to a cash or deferred election under which, pursuant to Section 3.5 of this Plan, an Eligible Employee could elect to have the Employer either contribute an amount to this Plan or provide such amount to the Eligible Employee in cash or in the form of some other taxable benefit.  Elective Contributions may be either regular (pre-tax) Elective Contributions or Roth Elective Contributions.  Elective Contributions shall be allocated to Eligible Employees pursuant to Section 3.1(b)(ii) of this Plan.

1.30                        Elective Contributions Account (formerly denominated “Before-Tax Employee Account”) shall mean the Account of a Participant to which are credited any Elective Contributions allocated to the Participant each Plan Year under Section 3.1(b) of this Plan.

1.31                        Elective Deferrals shall mean:

(a)                                 Any elective contribution (as defined in Treas. Reg. § 1.401(k)-6) by a given individual under any qualified cash or deferred arrangement (as defined in Code §401(k)) to the extent such contribution is not includable in the individual’s gross income for the taxable year on account of Code § 402(e)(3).

(b)                                 Any employer contribution on behalf of a given individual to a simplified employee pension (as defined in Code § 408(k)) to the extent such contribution is not includable in the individual’s gross income for the taxable year on account of Code § 402(h)(1)(B).

(c)                                  Any employee contribution by a given individual which is designated as deductible under a trust described in Code § 501(c)(18), to the extent that such contribution is deductible from such individual’s income for the taxable year on account of Code § 501(c)(18).

1.32                        Eligibility Computation Period.  For purposes of determining Years of Eligibility Service and One-Year Breaks in Service for purposes of eligibility, the initial Eligibility Computation Period is the 12-consecutive-month period beginning on the date the Employee first performs an Hour of Service for the Employer (Employment Commencement Date).  The succeeding 12-consecutive-month Eligibility Computation Periods commence with the first Plan Year which commences prior to the first anniversary of the Employee’s Employment Commencement Date regardless of whether the Employee is entitled to be credited with 1,000 Hours of Service during the initial Eligibility Computation Period.  An Employee who is credited with 1,000 Hours of Service in both the initial Eligibility Computation Period and the first Plan Year which commences prior to the first anniversary of the first day of the Employee’s initial Eligibility Computation Period will be credited with two Years of Eligibility Service.

1.33                        Eligible Employee.

(a)                                 In General.  Eligible Employee shall mean an Employee (i) who is employed by an Employer, and (ii) who is eligible to participate in this Plan and become a Participant for all or a portion of a Plan Year pursuant to Article II of this Plan. Effective as of January 1, 2009, to the extent required by Code § 414(u)(12), the term “Eligible Employee” also shall include an individual receiving differential wage payments (as defined in Code § 3401(h)(2)) from an Employer.

(b)                                 Code § 401(k) Provisions.  Solely for purposes of applying the discrimination tests in Article III associated with ADP Contributions, the determination of whether an Employee is an Eligible Employee shall be made on the basis of Treas. Reg. § 1.401(k)-6.

(c)                                  Code § 401(m) Provisions.  Solely for purposes of applying the discrimination tests in Article III associated with ACP Contributions, the determination of whether an Employee is an Eligible Employee shall be made on the basis of Treas. Reg. § 1.401(m)-5.

1.34                        Eligible Highly Compensated Employee shall mean an Eligible Employee who is also a Highly Compensated Employee.

1.35                        Employee means a person who performs services for the Employer (or any other member of the Controlled Group) within the United States who is treated by the Employer (or other Controlled Group member) as a common law employee, and who is directly paid by, and is on the payroll of, the Employer (or other Controlled Group member).  The term “Employee” shall (i) also include any Leased Employee of the Employer (or Controlled Group member) as provided in Code §§ 414(n) or (o), but shall (ii) exclude any individual who provides services to the Employer (or Controlled Group member) pursuant to a contractual arrangement (whether that arrangement is between the Employer or Controlled Group member and a third party or directly between the Employer or Controlled Group member and the individual), but who is not considered to constitute either a Leased Employee or a common law employee.  It is the intention of the Company that an individual who is not classified as a common law employee by the Employer or Controlled Group member shall not be considered to be an Employee for purposes of this Plan, even though the individual is later reclassified as a common law employee by a court of law or a governmental administrative agency.

1.36                        Employer shall mean the Company, Axiall Corporation, and each member of the Controlled Group which has adopted this Plan pursuant to Section 12.6 herein.  See also Section 4.2(d) for a special definition applicable in Article IV.

1.37                        Employment Commencement Date shall mean the date on which an Employee first performs an Hour of Service (as defined in subsection (a) of Section 1.48) for any member of the Controlled Group.

1.38                        ERISA.  shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

1.39                        ESOP Company Stock Fund shall mean the Investment Fund under the ESOP Component of the Plan that is described in Section 6.2(c)(i)(E) of the Plan.

1.40                        ESOP Component shall mean the component of the Plan that is designed to qualify as a stock bonus plan under Section 401(a) of the Code and as an employee stock ownership plan under Section 4975(e)(7) of the Code, which is described in Article XV of the Plan.

1.41                        ESOP Dividends shall mean dividends paid on Company Stock under the ESOP Component of the Plan.

1.42                        ESOP Dividend Account shall mean the Account of a Participant that is credited with ESOP Dividends.

1.43                        Excess Amount.  See Section 4.2(e) of this Plan.

1.44                        Excess Deferrals shall mean the amount by which the sum of the following amounts for the Plan Year exceeds the applicable limitation under Code § 402(g) for that Plan Year:

(a)                                 any Elective Deferrals under this Plan and any employer contribution made under any qualified cash or deferred arrangement as defined in Code § 401(k) to the extent not includible in gross income for the taxable year under Code § 402(e)(3) or to the extent includible in gross income for the taxable year under Code § 402A (determined without regard to Code § 402(g)),

(b)                                 any employer contribution to the extent not includible in gross income for the taxable year under Code § 402(h)(1)(B) (determined without regard to Code § 402(g)),

(c)                                  any employer contribution to purchase an annuity contract under Code § 403(b) under a salary reduction agreement within the meaning of Code § 3121(a)(5)(D),

(d)                                 any elective contributions under Code § 408(p)(2)(A)(i).

1.45                        Forfeitable Account is defined in Section 5.2.

1.46                        Highly Compensated Employee shall mean the following:

(a)                                 An individual shall be a Highly Compensated Employee, with respect to a Plan Year, if the individual is described under either or both subsection (b) or subsection (c) below.

(b)                                 An individual is described under this subsection (b) if the individual is performing services during the determination period for the Controlled Group and:  (1) the individual received compensation from the Controlled Group during the look-back year in excess of $115,000 and was a member of the top-paid group for such look-back year; or (2) the individual was a 5-percent owner at any time during either or both the look-back year or the determination period.

(c)                                  An individual is described under this subsection (c) if the individual was, at one time, an Employee of the Controlled Group and the individual separated from service (or was deemed to have separated from service pursuant to Treas. Reg. § 1.414(q)-1T, Q&A-5 from the Controlled Group prior to the determination period, such individual performs no service for the Controlled Group during the determination period, and such individual is a “highly compensated employee” (as defined in Code § 414(q)) for either the determination period during which the individual separated from service with the Controlled Group or any determination period ending on or after the individual’s 55th birthday.

(d)                                 For purposes of this Section, the applicable dollar amount specified in clause (1) of subsection (b) shall be the applicable dollar amount prescribed in Code §§ 414(q)(1)(B), and shall be adjusted pursuant to the last sentence of Code § 414(q)(1).  For purposes of determining whether an individual has received compensation in excess of the applicable dollar amount, the definition of “compensation” in Section 1.46(f)(iii) of this Plan shall apply.

(e)                                  For purposes of this Section the term “determination period” shall mean the respective Plan Year specified in subsection (a) above, and the term “look-back year” shall mean the 12-month period immediately preceding the determination period.

(f)                                   In determining who is a Highly Compensated Employee, the following definitions shall apply:

(i)                                     Top-paid group shall mean the top 20% of Employees of the Controlled Group ranked on the basis of compensation received during the determination period or look-back year, as applicable.  For purposes of determining the number of Employees in the top-paid group, Employees described in Treas. Reg. § 1.414(q)-1T, Q&A-9(b) are excluded.

(ii)                                  5-percent owner shall mean a 5-percent owner determined pursuant to Treas. Reg. § 1.416-1, Questions and Answers T-17 and T18.  If an individual is a 5-percent owner at any time during a determination period or look-back year, the individual shall be considered a 5-percent owner for such period or year.

(iii)                               Compensation shall mean compensation as defined in Section 4.2(b) herein, except that compensation shall also include any amount which is contributed by the Controlled Group pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under Code §§ 125, 132(f)(4), 402(e)(3) or 403(b).

(g)                                  The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of the Employees in the top-paid group, and the compensation that is considered, will be made in accordance with Code § 414(q) and the regulations thereunder.

1.47                        Highly Compensated Participant shall mean a Participant who is a Highly Compensated Employee.

1.48                        Hours of Service shall mean those hours calculated in accordance with the following provisions:

(a)                                 An Employee shall receive credit for an Hour of Service for each hour for which he is paid or entitled to payment by the Employer for the performance of duties.

(b)                                 An Employee shall also receive credit for an Hour of Service for each hour for which he is paid or entitled to payment by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided, however, that:

(i)                                     No more than 501 Hours of Service shall be credited because of this subsection (b) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not said period occurs in a single computation period);

(ii)                                  An hour for which an Employee is directly or indirectly paid or entitled to payment on account of a period during which no duties are performed shall not be credited to an Employee if said payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, unemployment compensation, or disability insurance laws; and

(iii)                               Hours of Service shall not be credited for a payment which reimburses an Employee solely for medical or medically related expenses incurred by the Employee.

For purposes of subsection (b), a payment shall be deemed to be made by or due from the Employer regardless of whether said payment is made by or due from the Employer directly or indirectly through, among others, a trust fund or insurer to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

(c)                                  An Employee shall also receive credit for an Hour of Service for each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer provided that no Hour of Service shall be credited pursuant both to this subsection (c) and subsections (a) or (b) above.  Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in subsection (b) above shall be subject to the limitations set forth in that subsection.

(d)                                 In addition to the Service for which an Hour of Service must be credited pursuant to subsections (a), (b) and (c) above, an Employee shall receive credit for an Hour of Service for each hour for which an Employee performs no duties due to absence during any military service so long as such hours are required to be taken into account under the Selective Service and Training Act of 1940, as amended, the Military Selective Service Act of 1967, as amended, the Vietnam Era Veteran’s Readjustment Act of 1974, as amended, the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended, or other applicable federal law.

(e)                                  Each Employee for whom the Employer does not keep records of actual Hours of Service shall be credited with 45 Hours of Service for each week for which said Employee would be required to be credited with at least 1 Hour of Service, in accordance with this Section and applicable regulations promulgated by the Department of Labor.

(f)                                   In determining and crediting to computation periods the number of Hours of Service to be credited to an Employee, the provisions of Department of Labor Reg. §§ 2530.200b-2(b) and 2(c) are incorporated herein by reference.

(g)                                  If an Employee is absent from service with the Employer as a result of a maternity/paternity absence, then, solely for purposes of determining whether the Employee incurs a One Year Break in Service for purposes of eligibility to participate and vesting in benefits, the Employee will be credited with up to 501 Hours of Service with respect to the period of maternity/paternity absence.  Such 501 Hours of Service shall be credited at the rate at which the Employee would have otherwise accrued Hours of Service but for the maternity/paternity absence, provided that, if the EBC is unable to determine the Hours of Service that would have otherwise been credited, such Hours of Service shall be credited at the rate of eight hours for each day of the maternity/paternity absence.  Such 501 Hours of Service shall be credited only in the Eligibility Computation Period or Vesting Computation Period, as applicable, in which the Employee’s maternity/paternity absence commences if the Employee would have incurred a One Year Break in Service in such Eligibility Computation Period or Vesting Computation Period, as applicable, but for the crediting of the additional Hours of Service.  If such Hours of Service (not in excess of 501) are not credited to the Eligibility Computation Period or Vesting Computation Period, as applicable, in which the maternity/paternity absence commences pursuant to the immediately preceding sentence, such Hours of Service shall be credited to the next Eligibility Computation Period or Vesting Computation Period, as applicable, commencing after the maternity/paternity absence commences.  For purposes of this subsection, the term “maternity/paternity absence” means an absence from service with the Employer by an Employee if the absence is caused:

(i)                                     By reason of the pregnancy of the Employee;

(ii)                                  By reason of the birth of a child of the Employee;

(iii)                               By reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee; or

(iv)                              For purposes of caring for such child for a period beginning immediately following such birth or placement.

(h)                                 For purposes of this Section, employment with other members of the Controlled Group shall be considered employment with the Employer.  In addition, in the case of a Leased Employee of any member of the Controlled Group, service with such member shall be considered employment with the Employer.

1.49                        Investment Fund shall mean the Non-ESOP Company Stock Fund, the ESOP Company Stock Fund, the SBT Employer Fund, the SBT Employee Fund, the Loan Fund (all described in Section 6.2(c)(i) of the Plan) and such other funds as are established within the Trust Fund from time to time at the direction of the Investment Committee in accordance with Section 6.2(c)(i) for the investment of the assets held under the Trust Fund.  The ESOP Company

Stock Fund shall constitute the ESOP Component of the Plan.  All other Investment Funds under the Plan shall constitute the Profit Sharing Component of the Plan.

1.50                        Investment Manager shall mean any person who satisfies the definition of an “investment manager” under ERISA § 3(38) and who is appointed as such by the Investment Committee to direct the investment of one, or more than one, Investment Fund.

1.51                        Key Employee.  See Section 14.2(f) of this Plan.

1.52                        Leased Employee.

(a)                                 Leased Employee shall mean any person (other than a common law employee of a member of the Controlled Group) who pursuant to an agreement between a member of the Controlled Group and any other person (“leasing organization”) has performed services for a member of the Controlled Group (or for a member of the Controlled Group and related persons determined in accordance with Code § 414(n)(6)) on a substantially full-time basis for a period of at least one year, if such services are performed under primary direction or control by the Controlled Group member.  Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for a member of the Controlled Group shall be treated as provided by a member of the Controlled Group.

(b)                                 A Leased Employee shall not, however, be considered an Employee of a member of the Controlled Group if:  (i) such Employee is covered by a money purchase pension plan of his legal employer providing:  (1) a nonintegrated employer contribution rate of at least 10% of compensation (as defined in Code § 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee’s gross income under Code §§ 125, 132(f)(4), 402(e)(3), 402(h) or 403(b)), (2) immediate participation, and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20% of the Controlled Group’s nonhighly compensated workforce.  For purposes of this subsection (b), the term “nonhighly compensated workforce” means the total number of individuals (other than Highly Compensated Employees) who are either Employees of a member of the Controlled Group or Leased Employees of a member of the Controlled Group.

1.53                        Limitation Year.  See Section 4.2(f) of this Plan.

1.54                        Matching Elective Contributions shall mean Employer contributions, if any, made to this Plan pursuant to Section 3.1(e)(i) of this Plan and allocated to all Participants pursuant to Section 3.1(e)(ii) of this Plan.

1.55                        Maximum Permissible Amount.  See Section 4.2(g) of this Plan.

1.56                        Non-ESOP Company Stock Fund shall mean the Investment Fund under the Profit Sharing Component of the Plan that is described in Section 6.2(c)(i)(D) of the Plan.

1.57                        Nonforfeitable Accounts.  shall mean a Participant’s Elective Contributions Account, Discretionary Contributions Account, Voluntary Contributions Account, Qualified

Nonelective Contributions Account, Qualified Matching Contributions Account or Rollover Contributions Account, NAP Accounts, CONDEA Accounts and the Safe Harbor Matching Elective Contributions Account, together with amounts that are required to be fully vested under an Appendix to this Plan.

1.58                        Pre-2008 Matching Elective Contributions Account shall mean the Account of a Participant to which are credited any Matching Elective Contributions allocated to the Participant under Section 3.1(e) of this Plan, with respect to Plan Years beginning before December 31, 2007 (and also for the period from January 31, 2008 through March 31, 2008 in the case of Aberdeen Hourly Employees).

1.59                        Normal Retirement Age shall mean age 60.

1.60                        Normal Retirement Date shall mean the first day of the calendar month following the date the Participant attains his Normal Retirement Age.

1.61                        One-Year Break in Service (or Break in Service) shall mean a 12 consecutive month period (the Eligibility Computation Period or the Vesting Computation Period, whichever the context requires) during which the Employee does not complete more than 500 Hours of Service with the Employer.

1.62                        Participant shall mean an Eligible Employee who has met the requirements of Article II for participation in this Plan and who is potentially eligible to receive a benefit of any type from this Plan or whose Beneficiaries are potentially eligible to receive a benefit of any type from this Plan, or a former Employee who retains any Account balance in this Plan.  An Eligible Employee who makes one or more Rollover Contributions to this Plan pursuant to Section 3.2(c) shall be considered a Participant solely to the extent of such contributions and any earnings thereon.

1.63                        Permissive Aggregation Group.  See Section 14.2(b) of this Plan.

1.64                        Plan shall mean the Axiall Corporation 401(k) Retirement Savings Plan, and all amendments to such plan made from time to time.  The Plan consists of a Profit Sharing Component and an ESOP Component.  The Profit Sharing Component of the Plan is intended to be a profit sharing plan within the meaning of Section 401(a) of the Code and Section 1.401-1 of the Treasury Regulations, under which contributions shall be made without regard to current or accumulated profits, as permitted by Section 401(a)(27)(A) of the Code.  The Profit Sharing Component of the Plan also includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code.  The ESOP Component of the Plan is intended to be a stock bonus plan within the meaning of Section 401(a) of the Code and an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code.

1.65                        Plan Year shall mean the 12-consecutive-month period for keeping the books and records of the Plan, which shall be coincident with the calendar year.

1.66                        Present Value.  See Section 14.2(e) of this Plan.

1.67                        Profit Sharing Component shall mean the component of the Plan that (a) is not part of the ESOP Component of the Plan and (b) is designed to qualify as a profit sharing plan under Section 401(a) of the Code that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code.

1.68                        Qualified Election shall mean a waiver of a Qualified Joint and Survivor Annuity which meets the following requirements:

(a)                                 Waiver Requirements.  Any waiver of a Qualified Joint and Survivor Annuity shall not be effective unless:  (A) the Participant’s Spouse consents in writing to the election; (B) the election designates a specific Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent); (C) the Spouse’s consent acknowledges the effect of the election; and (D) the Spouse’s consent is witnessed by a Plan representative or notary public.  Additionally, a Participant’s waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent).  If it is established to the satisfaction of a Plan representative that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a Qualified Election.

(b)                                 Validity of Waiver.  Any consent by a Spouse obtained under this subsection (b) (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse.  A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights.  A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits.  The number of revocations shall not be limited.

(c)                                  Notice Requirements.  No consent obtained under this provision shall be valid unless the Participant has, no less than 30 days and no more than 90 days prior to the Annuity Starting Date, received a written explanation of (i) the terms and conditions of a Qualified Joint and Survivor Annuity, (ii) the Participant’s right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity form of benefit, (iii) the rights of a Participant’s Spouse, and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

1.69                        Qualified Joint and Survivor Annuity shall mean an annuity for the life of the Participant with a survivor annuity for the life of the Participant’s Surviving Spouse (but only if the Surviving Spouse was the Spouse at the Annuity Starting Date), under which the Surviving Spouse’s monthly benefit is not less than 50% and not more than 100% of the amount of the Participant’s monthly benefit.

1.70                        Qualified Matching Contributions shall mean Employer contributions, if any, made to this Plan pursuant to Section 3.1(d)(i) of this Plan and allocated to a certain group of Eligible Employees pursuant to Section 3.1(d)(ii) of this Plan.

1.71                        Qualified Matching Contributions Account shall mean the Account of a Participant to which are credited any Qualified Matching Contributions allocated to the Participant each Plan Year under Section 3.1(d) of this Plan.

1.72                        Qualified Nonelective Contributions shall mean Employer contributions, if any, made to this Plan pursuant to Section 3.1(c)(i) of this Plan and allocated to a certain group of Eligible Employees pursuant to Section 3.1(c)(ii) of this Plan.

1.73                        Qualified Nonelective Contributions Account shall mean the Account of a Participant to which are credited any Qualified Nonelective Contributions allocated to the Participant in a given Plan Year under Section 3.1(c) of this Plan.

1.74                        Qualified Spousal Waiver shall mean a Participant’s written election, delivered to the EBC, signed by the Participant’s Spouse, and witnessed by a notary public or an authorized Plan representative, which consents to the payment of all or a specified part of the Participant’s benefit to a named Beneficiary other than the Participant’s Spouse.  Such election may not be changed without Spousal consent (unless the consent expressly permits designations by the Participant without further consent of the Spouse).  A Participant (but not the Participant’s Spouse) may, however, revoke a Qualified Spousal Waiver at any time prior to his Benefit Commencement Date by way of a written signed statement to the EBC and a Qualified Spousal Waiver shall not be effective at any time following delivery of such a revocation to the EBC provided that such revocation is received by the EBC prior to the Participant’s Benefit Commencement Date.  If a Participant revokes a Qualified Spousal Waiver, the Participant’s benefits shall be payable under the terms and provisions of this Plan as if no Qualified Spousal Waiver had ever been in existence.

1.75                        Record Date shall mean the record date for purposes of dividends paid on Company Stock.

1.76                        Reemployment Commencement Date shall mean the first date following an Employee’s termination of employment on which the Employee performs an Hour of Service for the Employer.

1.77                        Required Aggregation Group.  See Section 14.2(c) of this Plan.

1.78                        Required Beginning Date.  See Section 9.3(e)(v) of this Plan.

1.79                        Rollover Contributions shall mean cash contributions or direct transfers, if any, made by an Eligible Employee to the Plan, which qualify as an “eligible rollover distribution,” within the meaning of Code § 402(c)(4), a rollover amount described in Code § 403(a)(4) or a rollover contribution described in Code § 408(d)(3), a rollover amount described in Code § 403(b)(8), or a rollover amount described in Code § 457(e)(16), and which would otherwise be taxable to the Eligible Employee.  Rollover Contributions shall also include amounts described in Code § 402(c)(9), provided that such amounts are also described in the first sentence of this Section 1.79.

1.80                        Rollover Contributions Account shall mean the Account of a Participant to which are credited the Rollover Contributions made by the Participant in a given Plan Year pursuant to Section 3.2(c) of this Plan.

1.80A               Roth Catch-Up Contribution means a Catch-Up Elective Contribution that is designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Catch-Up Contribution that is being made in lieu of all or a portion of the pre-tax Catch-Up Contributions the Participant is otherwise eligible to make under the Plan, and its treated by the Employer as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.

1.80B               Roth Elective Contribution means an Elective Contribution that is:

(a)                                 Designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Elective Contribution that is being made in lieu of all or a portion of the before-tax Elective Contributions the Participant is otherwise eligible to make under the Plan; and

(b)                                 Treated by the Employer as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.

1.80C               Roth Elective Contributions Account shall mean the Account of a Participant to which are credited the Roth Elective Contributions and the Roth Catch-Up Contributions made by a Participant in a given Plan Year beginning on or after January 1, 2014 pursuant to Section 3.5(f) of this Plan.

1.81                        Safe Harbor Matching Elective Contributions Account shall mean the Account of a Participant to which are (a) credited any Matching Elective Contributions allocated to a Participant (other than an Aberdeen Hourly Employee) under Section 3.1(e) of this Plan with respect to Plan Years beginning on and after January 1, 2008, and to which are credited (b) any Matching Elective Contributions allocated to an Aberdeen Hourly Employee under Section 3.1(e) with respect to the period from April 1, 2008 through December 31, 2008 and with respect to Plan Years beginning on and after January 1, 2009.

1.82                        SBT Employee Account shall mean the Account which is attributable to a Participant’s interest in the Employee Fund under the Stock Bonus Trust as of December 31, 1984.

1.83                        SBT Employer Account shall mean the Account which is attributable to a Participant’s interest in the Employer Fund under the Stock Bonus Trust as of December 31, 1984.

1.84                        Spouse shall mean the legally recognized spouse of a Participant determined as of the Participant’s Benefit Commencement Date, or, if earlier, determined as of the Participant’s date of death.  The status of a person as a Spouse shall be determined under the laws of the jurisdiction in which the marriage was celebrated or contracted.

1.85                        Stock Bonus Trust shall mean the Georgia-Pacific Stock Bonus Trust as in effect before January 1, 1985.

1.86                        Surviving Spouse shall mean the surviving Spouse of a deceased Participant.  To the extent required by a qualified domestic relations order, an alternate payee under such order shall be treated as the Surviving Spouse of a deceased Participant.  See Section 13.6 herein.

1.87                        Top-Heavy Plan.  See Section 14.2(g) of this Plan.

1.88                        Top-Heavy Ratio.  See Section 14.2(a) of this Plan.

1.89                        Trust shall mean the trust or trusts accompanying the Plan hereby created.

1.90                        Trust Agreement shall mean the agreement or agreements between a Trustee and the Company.

1.91                        Trust Fund shall mean the assets of the Trust held by the Trustee pursuant to the provisions of the Trust Agreement and the Plan.

1.92                        Trustee shall mean the entity, person or persons who have entered into the Trust Agreement with the Company to act as trustee(s) of the assets of the Plan.

1.93                        Valuation Date shall mean each day of the Plan Year as of which Plan assets held in the Trust and the Account balances of Participants shall be valued by the Trustee.  The Valuation Dates of the Plan shall be each day on which the United States financial markets are open for business.

1.94                        Vesting Computation Period shall mean, for purposes of determining Years of Vesting Service and One-Year Breaks in Service for vesting, the following:

(a)                                 The Vesting Computation Period shall be the 12-consecutive-month period coincident with the Plan Year.

(b)                                 If the Company shall amend the Plan to change the Vesting Computation Period, such amendment shall not result in a decrease in the accrued benefit of any Employee within the meaning of Department of Labor Reg. § 2530.203-2(c).

1.95                        Voluntary Contributions (formerly denominated “After-Tax Contributions”) shall mean voluntary after-tax Participant contributions, if any, made to this Plan pursuant to Section 3.2(b) of this Plan, and, if applicable, those excess contributions of a Highly Compensated Employee which are recharacterized as deemed Voluntary Contributions by the EBC pursuant to Section 3.9(b) of this Plan.  With respect to Participants who are not Aberdeen Hourly Employees, no Voluntary Contributions shall be made after December 31, 2007, and no contributions shall be recharacterized as Voluntary Contributions after December 31, 2007.  No Voluntary Contributions shall be made after March 31, 2008 and no contributions shall be recharacterized as Voluntary Contributions after March 31, 2008 for Aberdeen Hourly Employees.

1.96                        Voluntary Contributions Account (formerly denominated “After-Tax Contributions Account”) shall mean the Account of a Participant to which are credited the Participant’s Voluntary Contributions, if any, for a given Plan Year (but only for Plan Years ending on or prior to December 31, 2007 for Participants who are not Aberdeen Hourly Employees; and only for Plan Years ending on or prior to December 31, 2007 and for the three-month period from January 1, 2008 through March 31, 2008, in the case of Participants who are Aberdeen Hourly Employees) pursuant to Section 3.2(b), increased by the investment earnings (or reduced by the investment losses) relating to those contributions.

1.97                        Year of Eligibility Service.  A Year of Eligibility Service shall be an Eligibility Computation Period during which the Employee completes 1,000 Hours of Service.

1.98                        Year of Vesting Service.

(a)                                 A Year of Vesting Service shall mean a Vesting Computation Period during which an Employee completes 1,000 Hours of Service.

(b)                                 For purposes of this Section, employment with other members of the Controlled Group shall be considered employment with the Employer.  In addition, in the case of a Leased Employee of any employing person or entity described in the preceding sentence, employment with such employer shall be considered employment with the Employer.

(c)                                  For purposes of this Section, employment (calculated in accordance with subsection (a) or subsection (b) above) with Georgia-Pacific Corporation shall be treated as employment with the Employer if the Employee transferred employment directly from Georgia-Pacific Corporation to Georgia Gulf Corporation on January 1, 1985.

(d)                                 For purposes of this Section, in any case in which the Employer maintains a plan of a predecessor employer, service for such predecessor shall be treated as service for the Employer to the extent required by Code § 414(a).

(e)                                  In the case of Employees of Eagle US 2 LLC, employment (calculated in accordance with subsection (a) or subsection (b) above) with PPG Industries, Inc. prior to January 28, 2013 shall be treated as employment with the Employer.

(f)                                   See Article V for special rules relating to the determination of Years of Vesting Service.

ARTICLE II
ELIGIBILITY FOR PARTICIPATION

2.1                               In General.  The eligibility requirements for participation in this Plan are set forth in this Article II.

2.2                               Attainment of Participation Status.

(a)                                 Participation as of Effective Date.

(i)                                     Previous Participants.  Subject to the special rules of Sections 2.3 through 2.4 below, each Eligible Employee employed by an Employer who was a Participant in this Plan as of the Effective Date shall continue such participation hereunder, and shall be a Participant hereunder as of the Effective Date under the terms and conditions set forth herein.

(ii)                                  Elective Contribution Participation.  Subject to the special rules of Sections 2.3 and 2.4 below, each Eligible Employee employed by an Employer as of the Effective Date and who was not previously eligible to make Elective Contributions, and whose Employment Commencement Date occurred on or before January 1, 2014, shall become a Participant hereunder (and shall therefore be entitled to make Elective Contributions pursuant to the terms and provisions of this Plan) as of the first payroll period that is administratively practicable after the Effective Date.

(iii)                               Other Employees.  All other Employees as of the Effective Date not described in paragraphs (i) through (ii) above shall become Participants hereunder in accordance with subsection (b) below.

(b)                                 Participation after Effective Date.

(i)                                     Participation.  Subject to the special rules of Sections 2.4 and 2.5 below, each Eligible Employee employed by the Employer who is not eligible for participation on the Effective Date shall become a Participant hereunder on the first day of the first payroll period that is administratively practicable following the Employment Commencement Date, provided such Employee is still in the service of an Employer as an Eligible Employee on such date.

(c)                                  Certain Employees Excluded.  Leased Employees shall not be Eligible Employees and shall not be eligible to participate in this Plan while they remain Leased Employees, notwithstanding any provision of this Plan to the contrary.  In addition, those employees who are categorized by the Employer (pursuant to nondiscriminatory standards, consistently applied) as temporary employees, employees hired pursuant to a “cooperative” program with an educational institution, and student interns shall not be eligible to participate in this Plan; provided, however, that an Employee categorized by the Employer as a temporary employee shall be an Eligible Employee and shall be eligible to participate in this Plan if such an Employee has satisfied the minimum age and service conditions specified in Code § 410(a); that is, an Employee categorized by the

Employer as a temporary employee shall be an Eligible Employee and shall be eligible to participate in this Plan if such an Employee has completed one Year of Eligibility Service and has attained the age of 21.

(d)                                 Nonresident Aliens.  Employees who are nonresident aliens shall not be Eligible Employees and shall not be eligible to participate in this Plan, regardless of whether they receive any earned income (within the meaning of Code § 911(d)(2)) from the Employer that constitutes income from sources within the United States (within the meaning of Code §861(a)(3)), notwithstanding any provision of this Plan to the contrary.

(e)                                  Aberdeen Hourly Employees.  Effective on the first day of the first full payroll period that begins on or after April 1, 2002, Employees who are subject to the Collective Bargaining Agreement between the Aberdeen, Mississippi Plant of Georgia Gulf Chemicals & Vinyls, LLC and the United Steelworkers of America, AFL-CIO-CLC Local 15198 shall be Eligible Employees and shall be eligible to participate in this Plan.  Such persons shall be referred to in this Plan as the “Aberdeen Hourly Employees.”

(f)                                   Collective Bargaining Employees.  Except as provided in subsection (e), Employees who are included in a unit of employees covered by a collective bargaining agreement shall not be Eligible Employees unless the applicable collective bargaining agreement provides that such Employees shall be eligible to participate in one or more features of the Plan.  If the applicable collective bargaining agreement provides that such employees shall be Eligible Employees, then such employees shall be eligible to participate in one or more features of this Plan, to the extent provided in the collective bargaining agreement, and for the period of time when the collective bargaining agreement is in effect.  For the avoidance of doubt, in accordance with the applicable collective bargaining agreement, effective as of January 1, 2013, the Aberdeen Hourly Employees shall be eligible to receive the discretionary Employer contributions provided for in Section 3.1(a).

2.3                               Participation for Former Employees.  Any former Employee who terminated employment may, upon being rehired by the Employer as an Eligible Employee, commence participation and shall become a Participant in accordance with Section 2.2 above.  Any such former Employee who was employed by the Employer on the 60th day following his Employment Commencement Date shall become a Participant on the first day of the first payroll period coincident with or following his Reemployment Commencement Date.  Any other such former Employee shall become a Participant on the first day of the first payroll period coincident with or following the date on which the number of days elapsed from his Employment Commencement Date through his termination of employment, plus the number of days elapsed since his Reemployment Commencement Date, equals 60.

2.4                               Transfers to/from Eligible Class.

(a)                                 Exclusion After Participation.  A Participant who ceases to be an Eligible Employee, but who has not ceased to be an Employee, shall not make nor share in any contributions under Section 3.1 of this Plan, and shall not be entitled to make any contributions under Section 3.2 of this Plan from the date of such ineligibility, until such

Participant again becomes an Eligible Employee.  However, such Participant shall be entitled to benefits in accordance with the other provisions of this Plan and shall continue to earn Years of Vesting Service nonetheless, and amounts previously credited to the Participant’s Accounts shall continue to receive allocations of earnings and losses under Article VII of this Plan.

(b)                                 Participation After Exclusion.  An Employee who has not been an Eligible Employee but who becomes an Eligible Employee shall become a Participant hereunder as of the later of (i) the date on which the Employee becomes an Eligible Employee, or (ii) the date the Employee would have become a Participant hereunder under Sections 2.2 or 2.3 above, as applicable.

(c)                                  Aberdeen Hourly Employees.  An Employee described in Section 2.2(e) who becomes an Eligible Employee effective on the first day of the first full payroll period that begins on or after April 1, 2002 shall become a Participant hereunder as of the later of (i) the date on which the Employee becomes an Eligible Employee, or (ii) the date the Employee would have become a Participant hereunder under Sections 2.2 or 2.3 above, as applicable.

2.5                               Eagle US 2 LLC Employees.

(a)                                 An Eligible Employee who transfers out of a position in a unit of employees covered by the Eagle US 2 LLC Employee Savings Plan for Certain Collective Bargaining Employees (“Eagle Collective Bargaining Employees Plan”) or an Eligible Employee who prior to February 1, 2014 transfers out of a position in a unit of employees covered by the Eagle US 2 LLC Employee Savings Plan for Salaried Employees (“Eagle Salaried Employees Plan”) shall be a Participant immediately upon his becoming an Eligible Employee under this Plan.  The Plan Administrator is directed to receive a transfer to this Plan of the account balance of such a transferring employee under the Eagle Collective Bargaining Employees Plan or the Eagle Salaried Employees Plan, as appropriate.

(b)                                 The initial Account under this Plan of a transferring Eligible Employee who has been a participant in the Eagle Collective Bargaining Employees Plan or the Eagle Salaried Employees Plan shall be equal to the account (if any) that is transferred to this Plan from the Eagle Collective Bargaining Employees Plan or the Eagle Salaried Employees Plan, as the case may be.

(c)                                  Contributions that are transferred to this Plan from either the Eagle Collective Bargaining Employees Plan or the Eagle Salaried Employees Plan shall be characterized as follows under this Plan:

Characterization under either the Eagle Collective Bargaining Employees Plan or the Eagle Salaried Employees Plan, as appropriate	Contributions under this Plan
Employer contributions under Appendix I of the Eagle Salaried Employees Plan or Appendix I or Appendix II of the Eagle Collective Bargaining Employees Plan	Discretionary Contributions with respect to employees hired prior to January 1, 2013 (Sections 3.1(a) and 6.1(a))
Elective Deferrals	Elective Contributions (Participant) (Sections 3.1(b) and 6.1(b))
Catch-Up Contributions	catch-up Elective Contributions (Section 3.5(h))
Company Contributions (Matching Contributions)	Matching Elective Contributions (Sections 3.1(e) and 6.1(f))
Savings	Voluntary (Nondeductible) Contributions (Sections 3.2(b) and 6.1(g))
Rollover Contributions	Rollover Contributions (Sections 3.2(c) and 6.1(h))
ESOP Dividends	ESOP Dividends (Sections 6.1(i) and 15.5(a)(i))

(d)                                 See also Appendix VI of this Plan.

ARTICLE III
CONTRIBUTIONS AND ALLOCATIONS

3.1                               Employer Contributions.  The Employer shall make contributions to the Plan (all of which are hereby expressly conditioned on their deductibility under Code § 404) by making cash payments (or payments of property acceptable to the Trustee if such payments (i) are purely voluntary, (ii) do not relieve the Employer of an obligation to make contributions to this Plan, and (iii) do not constitute prohibited exchanges under ERISA § 406(a)(1)(A)) to the Trustee in one or more of the following methods:

(a)                                 Discretionary Contributions.

(i)                                     Amount.  For each Plan Year beginning with the Plan Year ending on December 31, 2012, an Employer shall, if the EBC in its discretion determines that such contribution shall be made, make Discretionary Contributions to this Plan from time to time, subject to the provisions of Section 3.4 (Return of Contributions) of this Plan.  The aggregate amount of such Discretionary Contributions by such Employer for a Plan Year shall be equal to the sum of (A) the sum of the amounts as shall be determined under paragraph (ii) of this Section 3.1(a), and (B) the amount of any special Discretionary Contributions made for the purposes outlined in Sections 8.5(c) and 13.11.

(ii)                                  (A)                               If discretion is exercised under paragraph (i), the Employer shall contribute, for the Plan Year, on behalf of each Eligible Employee (excluding (A) all Employees who are included in a unit of employees covered by a collective bargaining agreement, unless the collective bargaining representative of those Employees has bargained with the Employer and the Employer and the collective bargaining representative have agreed that those Employees shall receive the contributions described in this Section 3.1(a)), and also (B) Eligible Employees who are assigned to the “building products” division of the Employer, whether or not covered by a collective bargaining agreement), who is entitled to receive an allocation of such contributions for such Plan Year as set forth in paragraph (iii) below, the sum of the amounts calculated for such Plan Year determined using the percentage of such Eligible Employee’s Eligible Compensation for such Plan Year as set forth in the following table:

Participant’s Points as of the End of the Plan Year	Percentage of Eligible Compensation

Less than 45	2%
At least 45 but less than 55	3%
At least 55 but less than 65	4%
65 or more	5%

(B)                               Notwithstanding any other provision herein, with respect to the 2012 Plan Year, only Eligible Compensation paid with respect to those payroll periods ending after October 1, 2012 and before December 31,

2012 shall be taken into account.  For the avoidance of doubt, if discretion is exercised under paragraph (i), the Aberdeen Hourly Employees shall be included in the group of Employees on whose behalf contributions are made, effective as of January 1, 2013, and for as long as the applicable collective bargaining agreement provides for their inclusion in this feature of the Plan.

(C)                               Notwithstanding any other provision herein, in the case of an Eligible Employee who has previously been a salaried employee of Eagle US 2 LLC and who prior to February 1, 2014 transfers from Eagle US 2 LLC to a Controlled Group member that is a participating Employer in this Plan (as described in Section 2.5), such an Eligible Employee shall be entitled to share in the contributions under this Section 3.1(a) only if such Eligible Employee was an “Eligible DC Program Salaried Employee” under Section 1.2(a) of Appendix I of the Eagle Salaried Employees Plan at the time of the transfer.

(D)                               Effective as of February 1, 2014, those salaried employees of Eagle US 2 LLC who become participants in this Plan as a result of the merger of the Eagle Salaried Employees Plan into this Plan shall be entitled to share in the contributions under this Section 3.1(a) immediately upon becoming eligible to participate in the Plan.

(E)                                Effective as of January 28, 2013, an Eligible Employee who transfers from a position as an hourly employee of Eagle US 2 LLC to a Controlled Group member that is a participating Employer in this Plan shall be entitled to share in the contributions under this Section 3.1(a) whether or not such individual was an “Eligible Eagle Natrium Employee” or an “Eligible Eagle LC Employee” under Section 1.2(a) of Appendix I or Section 2.2(a) of Appendix II of the Eagle Collective Bargaining Employees Plan, respectively.

(iii)                               Allocation.  Discretionary Contributions (except for any special Discretionary Contribution made by an Employer for the purposes outlined in Section 13.11 or 8.5(c)) shall be allocated as of the last day of the Plan Year for which the contribution is made to the Discretionary Contributions Account of each Allocation Participant of such Employer on behalf of whom such contribution is made (excluding Employees who are included in a unit of employees covered by a collective bargaining agreement, unless the collective bargaining representative of those Employees has bargained with the Employer and the Employer and the collective bargaining representative have agreed that those Employees shall receive the contributions described in this Section 3.1(a)), subject to the limitations of Article IV of this Plan.  Such allocation may be performed separately for Allocation Participants who are assigned to different divisions or subsidiaries of the Employer.  For the avoidance of doubt, if discretion is exercised under paragraph (i), the Aberdeen Hourly Employees shall be included in the group of Employees who are entitled to receive an allocation, effective as of January 1, 2013, and for as long as the applicable collective bargaining agreement provides for their inclusion in this feature of the Plan.  If allocations to Eligible Employees in accordance with the foregoing provisions of this paragraph (iii) would not comply with Code § 401(a)(4), the contribution made on behalf of each Eligible Employee shall be the amount determined in the manner set forth in this paragraph (iii) above after excluding any bonus payments payable to such Participant from such Participant’s Eligible Compensation.

(iv)                              Allocation During Top-Heavy Plan Years.  In the event that Article XIV applies to this Plan for a Plan Year, the allocations made under paragraph (iii) above shall be modified to the extent necessary for the allocations required under Section 14.1(a) of this Plan to be met by reducing the amounts which would otherwise be allocated pursuant to paragraph (iii) above to Allocation Participants who are Key Employees pro rata on the basis of their Eligible Compensation and allocating such amounts to Participants who are not Key Employees and who were employed by such Employer on the last day of such Plan Year until the allocations required under Section 14.1(a) of this Plan have been met.

(v)                                 Definitions.  For purposes of this Section 3.1(a), the following terms shall have the following meanings:

(A)                               “Benefit Service” shall mean, with respect to a Participant, the period (or the total of the separate periods) commencing on the date on which such Participant is first employed (or reemployed) by the Employer or a member of the Controlled Group and ending on the date when such Participant’s employment with the Employer and all members of the Controlled Group terminates.  A Participant shall be credited with a full month of Benefit Service for any month in which the Participant performs any service during the period in which the Participant is eligible to participate in the Plan.  Notwithstanding the foregoing, Benefit Service for a Participant who is on leave or layoff will be limited to a maximum of twelve months.  Effective as of January 1, 2014 for Participants who are credited with at least one Hour of Service on or after that date, a Participant who incurs a Break in Service ending after January 1, 2014 shall not forfeit his Benefit Service earned prior to such Break in Service and such Participant’s Benefit Service completed prior to such Break in Service shall be immediately taken into account for purposes of determining such Participant’s Points following such Break in Service.  In the case of a Participant who is not credited with at least one Hour of Service on or after January 1, 2014 or who incurs a Break in Service ending before January 1, 2014, such a Participant who incurs a Break in Service of less than one year shall not forfeit his Benefit Service earned prior to such Break in Service and such Participant’s Benefit Service completed prior to such Break in Service shall be immediately taken into account for purposes of determining such Participant’s Points following such Break in Service, provided that such a Participant who incurs a one-year Break in Service shall forfeit all Benefit Service completed prior to such one-year

Break in Service.  Any forfeited Benefit Service shall be restored upon such Participant’s completion of twelve consecutive months of Benefit Service following reemployment for purposes of determining such Participant’s Points following such restoration.

Notwithstanding the foregoing provisions of this subparagraph (A), the following rules shall apply in determining the Benefit Service of certain groups of employees:

(I)                                   In the case of any Participant who was on October 3, 2006 an employee of Royal Plastics Group (USA) Limited or one of the business entities that was on that date a subsidiary of that corporation, Benefit Service shall not include any period of time prior to October 3, 2006.

(II)                              In the case of Condea Participants (as defined in Section 2.1 of Appendix II of the Plan), other than Aberdeen Hourly Employees, service described in Section 2.8 of Appendix II of this Plan shall be taken into account as Benefit Service under this Section 3.1(a)(v)(A).

(B)                               “Break in Service” shall mean, with respect to a Participant, the period commencing on the day after the date on which such Participant’s employment with the Employer and all members of the Controlled Group terminates and ending on the date of such Participant’s reemployment with the Employer or any member of the Controlled Group.

(C)                               “Eligible Compensation” shall mean, with respect to a Participant, the Participant’s Compensation (as defined in Section 1.17 of the Plan and as limited by subsection (d) of Section 1.17).

(D)                               “Points” means, with respect to an Eligible Employee for each Plan Year, the sum of each such Participant’s age as of the last day of that Plan Year (measured in years and months, with credit being given for a full month, if the Eligible Employee’s age, when expressed in years, months and days, includes a number of days of 30 or less) and years and months of Benefit Service (measured in years and months, with credit being given for a full month if the Participant’s Benefit Service, when expressed in years, months and days, includes a number of days of 30 or less) as of the last day of that year.  If the sum of the two numbers (age and Benefit Service) includes a number of months of 6 or more, the number of Points shall be rounded up to the next whole number of Points.  If the sum of the two numbers includes a number of months of less than 6, the number of months shall be dropped in determining the Participant’s Points.

(b)                                 Elective Contributions.

(i)                                     Amount.  For each Plan Year an Employer shall make Elective Contributions to this Plan in an amount equal to the aggregate Elective Contributions elected by Participants of such Employer on Election Forms filed with the EBC pursuant to the provisions of Section 3.5 of this Plan, subject to the limitations and restrictions of Article IV of this Plan.

(ii)                                  Allocation.  Elective Contributions elected by a Participant on an Election Form filed with the EBC pursuant to the provisions of Section 3.5 of this Plan shall, subject to the limitations of Sections 3.5, 3.6, and 3.9 and Article IV of this Plan, be allocated to such Participant’s Elective Contributions Account.  Such Participant’s salary or wages from the Employer shall be reduced accordingly.

(c)                                  Qualified Nonelective Contributions.

(i)                                     Amount.  For each Plan Year an Employer may make Qualified Nonelective Contributions to this Plan in an amount which shall be determined solely in the discretion of the Company, and which shall be used to satisfy the Deferral Percentage Test of Section 3.6 of this Plan and/or the Contribution Percentage Test of Section 3.8 of this Plan.  Effective as of January 1, 2008, such Qualified Nonelective Contributions may only be made with respect to Aberdeen Hourly Employees.

(ii)                                  Allocation.  Qualified Nonelective Contributions for a Plan Year shall be allocated as of the last day of such Plan Year to the Qualified Nonelective Contributions Account of each Allocation Participant who is a Participant and who is not a Highly Compensated Participant in proportion to the ratio which his or her Compensation during the Plan Year bears to the total Compensation during such period of all such Participants, subject to the limitations of Article IV of this Plan.

(d)                                 Qualified Matching Contributions.

(i)                                     Amount.  For each Plan Year an Employer may make Qualified Matching Contributions to this Plan in an amount which shall be determined solely in the discretion of the Company, and which shall be used to satisfy the Deferral Percentage Test of Section 3.6 of this Plan and/or the Contribution Percentage Test of Section 3.8 of this Plan.  Effective as of January 1, 2008, such Qualified Matching Contributions may only be made with respect to Aberdeen Hourly Employees.

(ii)                                  Allocation.  Qualified Matching Contributions for a Plan Year shall be allocated as of the last day of such Plan year to the Qualified Matching Contributions Account of each Allocation Participant who is a Participant and who is not a Highly Compensated Participant in proportion to the ratio which the sum of his Elective Contributions and Voluntary Contributions (if any) for such Plan Year bears to the total of the sum of all such contributions of all such

Allocation Participants for such Plan Year, subject to the limitations of Section 3.8 and Article IV of this Plan.

(e)                                  Matching Elective Contributions.

(i)                                     Amount.  For each Plan Year, an Employer shall make Matching Elective Contributions to this Plan in an amount equal to the aggregate of the amounts to be allocated to Participants of such Employer under paragraph (ii) below.

(ii)                                  Allocation — 2008 Plan Year.  Matching Elective Contributions shall be allocated to the Safe Harbor Matching Elective Contributions Account of each Participant in such a way that the amount allocated shall equal (A) 100% of the Participant’s Elective Contributions (to the extent such contributions do not exceed 3% of such Participant’s Compensation) for the payroll period with respect to which the Matching Elective Contributions are made plus (B) 50% of the Participant’s Elective Contributions to the extent such contributions exceed 3%, but do not exceed 5%, of such Participant’s Compensation for the payroll period with respect to which the Matching Elective Contributions are made; provided, however, that with respect to the period of time from January 1, 2008 through March 31, 2008, Matching Elective Contributions shall be allocated to each Participant who is an Aberdeen Hourly Employee in such a way that the amount allocated shall equal 50% of the Participant’s Elective Contributions (to the extent such contributions do not exceed 8% of such Participant’s Compensation) for the payroll period with respect to which the Matching Elective Contributions are made (excluding any Qualified Nonelective Contributions or Qualified Matching Contributions treated as Elective Contributions under Section 3.6(b)(iii) of this Plan), subject to the limitations of Sections 3.8, 3.9 and Article IV of this Plan.

For Participants who are Aberdeen Hourly Employees, with respect to the 2008 Plan Year, a true-up calculation will be performed as of December 31, 2008 and if the Matching Elective Contributions allocated to the Participant with respect to the year 2008 do not total at least the sum of (I) 50% of the Participant’s Elective Contributions for the period January 1, 2008 through March 31, 2008 (to the extent such contributions are 8% or less of such Participant’s Compensation for the period from January 1, 2008 through March 31, 2008), plus (II) 100% of the Participant’s Elective Contributions for the period April 1, 2008 through December 31, 2008 (“Post-March Period”) (to the extent such contributions are 3% or less of such Participant’s Compensation allocable to the Post-March Period), plus (III) 50% of the Participant’s Elective Contributions for the Post-March Period (to the extent such contributions are more than 3% , but are 5% or less, of such Participant’s Compensation allocable to the Post-March Period), an additional Matching Elective Contribution will be credited to the Participant as of December 31, 2008.  The amount of such additional Matching Elective Contributions shall be equal to the sum of the amount determined in accordance with clauses (I), (II), and (III) in the preceding sentence, minus the Matching Elective Contributions already allocated to the Participant’s Account for 2008.

In no event shall the aggregate contributions made by the Employer under this Section exceed the amount deductible for federal income tax purposes under Code § 404.  All allocations to be made under this Section shall be subject to the provisions of Section 14.1(a) of this Plan, if applicable, and Article IV.

(iii)                               Allocation — 2009.  Notwithstanding any other provision herein, with respect to the 2009 Plan Year, Matching Elective Contributions shall be allocated to the Safe Harbor Matching Elective Contributions Account of each Participant in such a way that the amount allocated shall equal (A) 100% of the Participant’s Elective Contributions for the payroll periods having a disbursement date that is prior to August 1, 2009 (to the extent such contributions do not exceed 3% of such Participant’s Compensation for the payroll periods having a disbursement date that is prior to August 1, 2009), with respect to which the Matching Elective Contributions are made, plus (B) 50% of the Participant’s Elective Contributions for the payroll periods having a disbursement date that is prior to August 1, 2009 (to the extent such contributions exceed 3%, but do not exceed 5%, of such Participant’s Compensation for the payroll periods having a disbursement date that is prior to August 1, 2009), with respect to which the Matching Elective Contributions are made.  Such Matching Elective Contributions shall be made each payroll period.

(iv)                              Allocation — 2010.  Notwithstanding any other provision herein, with respect to the 2010 Plan Year, Matching Elective Contributions shall be allocated to the Matching Elective Contributions Account of each Participant in such a way that the amount allocated shall equal (A) 100% of the Participant’s Elective Contributions for the payroll periods having a disbursement date that is on or after July 23, 2010 (to the extent that such contributions do not exceed 3% of such Participant’s Compensation for the payroll periods having a disbursement date that is on or after July 23, 2010), with respect to which the Matching Elective Contributions are made, plus (B) 50% of the Participant’s Elective Contributions for the payroll periods having a disbursement date that is on or after July 23, 2010 (to the extent such contributions exceed 3%, but do not exceed 5%, of such Participant’s Compensation for the payroll periods having a disbursement date that is on or after July 23, 2010), with respect to which the Matching Elective Contributions are made.  Such Matching Elective Contributions initially shall be made each payroll period, on a payroll-period-by-payroll-period basis.  To the extent that, as of the end of the 2010 Plan Year, the Matching Elective Contributions allocated to the Account of a Participant on a payroll-period-by-payroll-period basis are less than the amount that would be allocated under the formula specified in this Section 3.1(e)(iv) based upon the Participant’s Elective Contributions and Compensation for the entire period (A) beginning with the first payroll period that has a disbursement date that is on or after July 23, 2010 and (B) ending with the last payroll period that ends in 2010, the Employer shall make a “true-up” contribution equal to the amount of such difference.  Matching Elective Contributions for 2010 shall not be allocated to the Safe Harbor Matching Elective Contributions Account.

(v)                                 Allocation — 2011 and Later Plan Year.  Matching Elective Contributions shall be allocated to the Safe Harbor Matching Elective Contributions Account of each Participant in such a way that the amount allocated shall equal (A) 100% of the Participant’s Elective Contributions (to the extent such contributions do not exceed 3% of such Participant’s Compensation) for the payroll period with respect to which the Matching Elective Contributions are made plus (B) 50% of the Participant’s Elective Contributions to the extent such contributions exceed 3%, but do not exceed 5%, of such Participant’s Compensation for the payroll period with respect to which the Matching Elective Contributions are made; provided, however, that to the extent that, as of the end of a Plan Year, the Matching Elective Contributions allocated to the Account of a Participant on a payroll-period-by-payroll-period basis are less than the amount that would be allocated under the formula specified in this Section 3.1(e)(v) based on the Participant’s Elective Contributions and Compensation for the entire Plan Year, the Employer shall make a “true-up” contribution equal to the amount of such difference.

(vi)                              Maximum Contribution is Tax-Deductible Amount.  In no event shall the aggregate contributions made by the Employer under this Section 3.1(e) exceed the amount deductible for federal income tax purposes under Code § 404.  All allocations to be made under this Section shall be subject to the provisions of Section 14.1(a) of this Plan, if applicable, and Article IV.

3.2                               Employee Contributions.

(a)                                 Voluntary (Nondeductible) Contributions.  Prior to April 1, 2008, Participants were permitted to make Voluntary Contributions to the Plan equal to a percentage of his or her Compensation for each Plan Year.  Such contributions, if any, shall be maintained in a separate Voluntary Contributions Account for the Participant, and shall share in the gains and losses of the Trust Fund.

(b)                                 Rollover Contributions.  Each Eligible Employee may, without regard to whether such Eligible Employee is a Participant under this Plan and subject to the consent of the EBC based on satisfying the requirements of this subsection, make one or more Rollover Contributions, which shall be allocated to the Eligible Employee’s Rollover Contributions Account.  The EBC shall have the right to reject any proposed Rollover Contribution that it determines in its sole judgment does not qualify as a Rollover Contribution under Section 1.79 of the Plan.  Any Rollover Contributions accepted by the EBC shall be promptly remitted to the Trustee to be held in a Rollover Contributions Account for the Eligible Employee’s sole benefit, and shall be nonforfeitable at all times, but otherwise subject to all of the terms and provisions of this Plan.  Rollover Contributions shall only be accepted as of a Valuation Date.

3.3                               Time of Payment of Contributions.  Employer contributions made under Sections 3.1(a) and (c) through (e) of this Plan shall be made for each Plan Year within the time prescribed by law (including extensions thereof) for filing the Employer’s federal income tax return for the Employer’s taxable year ending with or within the Plan Year.  Employer contributions made under Sections 3.1(b) and (c) through (e) of this Plan shall actually be paid to the Trustee no later than the end of the 12-month period immediately following the Plan Year to which such contributions relate.  Employer contributions shall be promptly remitted to the Trustee and, in the case of Employer contributions under Section 3.1(b) of this Plan and Employee contributions under Sections 3.2(b) and (c) of this Plan, shall be remitted to the Trustee as of the earliest date on which such amounts can reasonably be segregated from the Employer’s general assets in accordance with Department of Labor Reg. § 2510.3-102(a).

3.4                               Return of Contributions.  All contributions made to the Trustee shall be irrevocable except as follows:

(a)                                 Mistake of Fact.  If an Employer contribution is made by an Employer under a mistake of fact, the amount of such contribution described in subsection (c) below shall be returned to the Employer within one year after the payment of said contribution.

(b)                                 Deductibility Condition.  All contributions of the Employer made to this Plan with the exception of the Matching Elective Contributions are hereby expressly conditioned on their deductibility for federal income tax purposes under Code § 404; if an Employer contribution is disallowed as a deduction under Code § 404, the amount of the contribution described in subsection (c) below shall be returned to the Employer within one year after the disallowance of the deduction.

(c)                                  Amount Returned.  For purposes of subsections (a) and (b) above, the amount which may be returned to the Employer is the excess of (i) the amount contributed over (ii) the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction.  Earnings attributable to such amount will not be returned to the Employer, but losses attributable thereto will reduce the amount so returned.  Furthermore, if the return of an amount attributable to a mistaken contribution would cause the accrued benefit of any Participant to be reduced to less than it would have been had the mistaken amount not been contributed, then the amount to be returned to the Employer will be limited so as to avoid such reduction.

3.5                               Provisions Regarding Elective Contributions.

(a)                                 Elective Contribution Elections.  Each Participant may complete (prior to such deadline as shall be established by the EBC in accordance with uniform procedures under subsection (d) below), with respect to an Election Period, an election, in which the Participant specifies the percentage in 1% increments of his Compensation which shall constitute his Elective Contribution applicable to each paycheck received within said Election Period to be contributed to his Elective Contribution Account by his Employer.  The maximum Elective Contribution that may be elected by such Participant for any Plan Year shall not exceed 100% of such Participant’s Compensation received during such Plan Year; provided, however, that if, for any payroll period, an Elective Contribution election would result in Elective Contributions that exceed the Participant’s Available Compensation for such payroll period, then such election shall be void.  The Employer shall contribute to the Elective Contribution Account of each such Participant the amount specified in such Participant’s Elective Contribution election for so long as such election is in effect.  Notwithstanding the foregoing, with respect to a Participant described in Section 2.4(c) of the Plan who was a participant in the Aberdeen Hourly Savings & Investment Plan immediately before he or she became a Participant in this Plan, his or her initial election under this Section 3.5(a) shall be the same as his or her elective contribution election under the Aberdeen Hourly Savings and Investment Plan immediately before he or she became a Participant in this Plan.

(b)                                 Modification of Elective Contribution Elections.  Each Participant may complete (prior to such deadline as shall be established by the EBC in accordance with uniform procedures, under subsection (d) below), an election, in which the Participant changes the percentage of the Participant’s Compensation to be transferred to the Plan as an Elective Contribution.  Any such modification will become effective as soon as practicable following the time when the Participant notifies the EBC of the election.  No more than one modification may be made with respect to any Election Period.

(c)                                  Revocation of Elective Contribution Election.  A Participant may revoke his Elective Contribution election at any time by providing notification of the revocation to the EBC (prior to such deadline as shall be established by the EBC in accordance with uniform procedures, under subsection (d) below).  Any such revocation of an Elective Contribution election shall be effective as soon as practicable following the time when the Participant notifies the EBC of the revocation of the election.  If a Participant revokes his Elective Contribution election, a new Elective Contribution election may not be effective prior to the first day of the next Election Period commencing after the effective date of the revocation.  A Participant who ceases to be an Eligible Employee shall automatically be deemed to have revoked his Elective Contributions election effective as of the date of his change in status.

(d)                                 Procedure for Making Elections.  The EBC shall have complete discretion to adopt and revise procedures to be followed in making Elective Contribution elections.  Such procedures may include, but are not limited to, the format of the Election Forms, the deadline for filing Elective Contribution elections and for requesting a modification or revision of an Elective Contribution election, and the procedures for approval of Elective Contribution elections; provided, however, that no election may be made to pay over to the Plan as an Elective Contribution any amount of Compensation that has already been paid to a Participant.  Any procedures adopted by the EBC which have been set forth in writing and communicated to Participants that are inconsistent with the deadlines specified in this Section shall supersede such provisions of this Section without the necessity of a Plan amendment.

(e)                                  Elective Contribution Limitation.  Notwithstanding any provision of this Plan to the contrary, a Participant shall not be allowed to elect to make, and may not make, Elective Contributions which, in the aggregate during a calendar year, exceed the maximum amount specified in Code § 402(g)(1), as adjusted pursuant to Code §§ 402(g)(4) and (5), applicable to such calendar year.

(f)                                   Roth Elective Contributions.

(i)                                     General Application.

(A)                               The Plan will accept Roth Elective Contributions made on behalf of Participants.  A Participant’s Roth Elective Contributions will be allocated to a separate account maintained for such amounts as described in Section 1.80C.

(B)                               Unless specifically stated otherwise, Roth Elective Contributions will be treated as Elective Contributions for all purposes under the Plan.

(ii)                                  Separate Accounting

(A)                               Contributions and withdrawals of Roth Elective Contributions will be credited and debited to the Roth Elective Contributions Account maintained for each Participant.

(B)                               The Plan will maintain a record of the amount of Roth Elective Contributions in each Participant’s Account.

(C)                               Gains, losses and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant’s Roth Elective Contributions Account and the Participant’s other Accounts under the Plan.

(D)                               No contributions other than Roth Elective Contributions and properly attributable earnings will be credited to each Participant’s Roth Elective Contributions Account.

(iii)                               Direct Rollovers

(A)                               Notwithstanding Section 8.13(a), a direct rollover of a distribution from a Roth Elective Contributions Account under the Plan will only be made to another Roth elective contribution account under an applicable retirement plan described in Code § 402A(e)(1) or to a Roth IRA described in Code § 408A, and only to the extent the rollover is permitted under the rules of Code § 402(c).

(B)                               Notwithstanding Section 3.2(b), the Plan will accept a rollover contribution to a Roth Elective Contributions Account only if it is a direct rollover from another Roth elective contribution account under an applicable retirement plan described in Code § 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code § 402(c).

(C)                               Eligible rollover distributions from a Participant’s Roth Elective Contributions Account are taken into account in determining whether the total amount of the Participant’s Account balances under the Plan exceeds $1,000 for purposes of mandatory distributions from the Plan.

(iv)                              Correction of Excess Contributions

(A)                               In the case of a distribution of excess contributions (as defined in Section 3.9(a)), a Highly Compensated Employee may designate the extent to which the excess amount is composed of before-tax Elective Contributions and Roth Elective Contributions but only to the extent such types of deferrals were made for the year.

(B)                               If the Highly Compensated Employee does not designate which type of Elective Contributions are to be distributed, the Plan will distribute before-tax Elective Contributions first.

(v)                                 Roth Catch-Up Contributions

Roth Catch-Up Contributions will be permitted in accordance with the provisions of Section 3.5(i).  Unless specifically stated otherwise, Roth Catch-Up Contributions will be treated as Catch-Up Contributions for all purposes under the Plan.

(g)                                  Excess Deferrals.

(i)                                     Correcting Distributions.  To the extent that a Participant elects during a calendar year to make Elective Deferrals under a combination of this Plan and some other plan, arrangement or annuity in excess of the maximum amount specified in Code § 402(g)(1), as adjusted pursuant to Code § 402(g)(4) and (5), applicable to such calendar year, the EBC, on its own initiative or upon written request of the Participant received by March 1 of the following calendar year, shall direct the Trustee to distribute, on or after January 1 of such following calendar year, but in no event later than April 15 of such following calendar year, to such Participant the portion of such Participant’s Elective Contributions made during the calendar year which the EBC determines should be considered an Excess Deferral or which the Participant has designated as an Excess Deferral in such written request, together with income or loss allocable to such portion pursuant to paragraph (ii) below.  Simultaneously therewith, the Matching Elective Contributions attributable to such portion of the Participant’s Elective Contributions made during the calendar year shall be forfeited and held in a suspense account to be used to reduce the amount of future Matching Elective Contributions.

(ii)                                  Allocable Income or Loss.  For purposes of paragraph (i) above, the income or loss allocable to the portion of a Participant’s Elective Contributions made during a calendar year which constitutes an Excess Deferral or which the Participant has designated as an Excess Deferral shall, at any relevant time, be determined by the formula:

income or loss  =  ( E ) x I / D

For purposes of applying the formula, E is the portion of a Participant’s Elective Contributions made during the calendar year which has been designated as an Excess Deferral; D is the balance in the Participant’s Elective Contributions Account as of the end of the calendar year reduced by the gain allocable to such total amount for the calendar year and increased by the loss allocable to such total amount for the calendar year; and I is the income or loss for the calendar year allocable to the Participant’s total Elective Contributions Account for the calendar year.  A distribution occurring on or before the fifteenth day of the month will be treated as having been made on the last day of the preceding month, and a distribution occurring after such fifteenth day will be treated as having been made on the first day of the next subsequent month.

(h)                                 Coordination with other Provisions.  Any Elective Contributions designated as an Excess Deferral under subsection (f) above which are returned to the Participant pursuant to subsection (f) shall nonetheless be included as Elective Contributions for purposes of the Deferral Percentage Test specified in Section 3.6 of this Plan unless such Participant is not a Highly Compensated Participant, and may be distributed without regard to any notice or consent otherwise required by the terms of this Plan.  The portion of a Participant’s Elective Contributions made during a calendar year which has been designated as an Excess Deferral and which is to be distributed under subsection (f) above shall be reduced by any excess contributions (as determined under Section 3.9(c) of this Plan) previously distributed under Section 3.9(a) of this Plan or recharacterized under Section 3.9(b) of this Plan with respect to such Participant for the Plan Year beginning with or within such calendar year.

(i)                                     Catch-Up Elective Contributions.  All Participants who are eligible to make Elective Contributions under this Plan and who will attain at least age 50 before the close of the taxable year shall be eligible to make Catch-Up Elective Contributions for said taxable year and subsequent taxable years in accordance with and subject to the limitations of Code § 414(v).  Such Catch-Up Elective Contributions shall be taken into account as additional Elective Contributions for purposes of determining Matching Elective Contributions under Section 3.1(e), but shall not be taken into account for purposes of the provisions of this Plan implementing the required limitations of Code §§ 402(g) and 415.  Catch-Up Elective Contributions may be either regular (pre-tax) Catch-Up Elective Contributions or Roth Catch-Up Contributions.  This Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code §§ 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416, as applicable, by reason of permitting such catch-up Elective Contributions.

3.6                               Limitation of Elective Deferrals.

(a)                                 Deferral Percentage Test.  The Deferral Percentage Test shall be satisfied for any Plan Year if the Average Actual Deferral Percentage for the Eligible Highly Compensated Employees for such Plan Year does not exceed the greater of (i) or (ii) as follows:

(i)                                     The Average Actual Deferral Percentage for the prior Plan Year for the Eligible Employees who are not Highly Compensated Employees times 1.25; or

(ii)                                  The lesser of:

(A)                               The Average Actual Deferral Percentage for the prior Plan Year for the Eligible Employees who are not Highly Compensated Employees times 2; or

(B)                               The Average Actual Deferral Percentage for the prior Plan Year for the Eligible Employees who are not Highly Compensated Employees plus two percentage points.

Effective for the Plan Year beginning on January 1, 2008 and ending on December 31, 2008, the Plan is intended to satisfy the requirements for a safe harbor plan under Code § 401(k)(12) with respect to all Participants other than Aberdeen Hourly Participants.  Effective as of January 1, 2011, the Plan is intended to satisfy the requirements for a safe harbor plan under Code § 401(k)(12) with respect to all Participants.  Accordingly, notwithstanding the foregoing, the Deferral Percentage Test shall be deemed to be satisfied with respect to any Plan Year for which the Employer makes Matching Elective Contributions in accordance with Section 3.1(e)(ii), as that Section is in effect on January 1, 2008, if the requirements of Code § 401(k)(12) are met.

(b)                                 Definitions.

(i)                                     Average Actual Deferral Percentage.  For purposes of this Section the term “Average Actual Deferral Percentage” of a group of Employees shall, for a Plan Year, mean the numeric average of the Actual Deferral Percentages calculated separately for each Employee in the group.

(ii)                                  Actual Deferral Percentage.  The Actual Deferral Percentage of an Employee shall be obtained by dividing the amount of “ADP Contributions” credited to the Account of such Eligible Employee during such Plan Year by the Eligible Employee’s Compensation for the applicable period of time, calculated to the nearest one-hundredth of one percent.  The Actual Deferral Percentage of an Eligible Employee who has no “ADP Contributions” credited to his Account during a Plan Year shall be zero for such Plan Year.

(iii)                               ADP Contributions.  “ADP Contributions” shall mean the sum of Elective Contributions and, to the extent that the EBC elects (uniformly with respect to all Eligible Employees) to treat the following contributions as Elective Contributions under Treas. Reg. § 1.401(k)-2(a)(6) and this paragraph (iii), Qualified Nonelective Contributions and Qualified Matching Contributions.  Any Qualified Nonelective Contributions or Qualified Matching Contributions which the EBC elects to treat as Elective Contributions under the preceding sentence must not discriminate in favor of Highly Compensated Employees within the meaning of Code § 401(a)(4).

(iv)                              Compensation.  For purposes of this Section, Compensation shall mean Compensation as defined in Section 1.17 of this Plan, but without regard to the exclusions described in subsection (b) of Section 1.17; provided, however, that Compensation of an Employee shall not include the Compensation of such Employee during a period that the Employee is not an Eligible Employee with respect to the Plan.

(c)                                  Plan Aggregation Rules.  If two or more plans which include cash or deferred arrangements are considered as one plan for purposes of Code §§ 401(a)(4) or 410(b), such arrangements included in such plans shall be treated as one arrangement for the purposes of this Section.  If any Eligible Highly Compensated Employee is a participant under two or more cash or deferred arrangements of the Controlled Group, all such arrangements shall be treated as one cash or deferred arrangement for purposes of determining the Actual Deferral Percentage with respect to such Eligible Highly Compensated Employee and in the event that such arrangements have different plan years, all Elective Contributions made during the Plan Year under all such arrangements shall be aggregated.  Notwithstanding the foregoing, cash or deferred arrangements that are not permitted to be aggregated under Treasury Regulations issued under Code § 401(k) shall be treated as separate arrangements.

(d)                                 Failure to Satisfy Test.  If this Plan does not satisfy the Deferral Percentage Test of subsection (a) above for a Plan Year, the failure shall be corrected in accordance with the Employee Plans Compliance Resolution System as set forth in Revenue Procedure 2013-12 of the Internal Revenue Service or in successor guidance of the Internal Revenue Service so that the Plan satisfies such test for the year.

(e)                                  Recordkeeping.  The EBC shall, on behalf of the Employer, maintain such records as are necessary to demonstrate compliance with the Deferral Percentage Test of subsection (a) above for each Plan Year, including the extent to which any Qualified Nonelective Contributions and Qualified Matching Contributions are treated as Elective Contributions under paragraph (iii) of subsection (b) above.

3.7                               Provisions Regarding Matching Elective Contributions.

(a)                                 Contribution by the Employer.

(i)                                     Effective as of January 1, 2008, the Employer shall, as of the last day of each payroll period in each Plan Year, and as of December 31 of each Plan Year, contribute to the Safe Harbor Matching Election Contributions Account with respect to a Participant who is not an Aberdeen Hourly Employee an amount determined in accordance with Section 3.1(e).

(ii)                                  Effective for the period from January 1, 2008 through March 31, 2008, the Employer shall, as of the last day of each payroll period, contribute to the Matching Elective Contributions Account with respect to a Participant who is an Aberdeen Hourly Employee an amount determined in accordance with Section 3.1(e).

(iii)                               Effective as of April 1, 2008, the Employer shall, as of the last day of each payroll period in each Plan Year, and as of December 31 of each Plan Year, contribute to the Safe Harbor Matching Elective Contributions Account with respect to a Participant who is an Aberdeen Hourly Employee an amount determined in accordance with Section 3.1(e).

(b)                                 Other Limitations Concerning Matching Elective Contributions.  In addition to the other conditions and limitations set forth in this Plan, in the case of each Participant, no Matching Elective Contributions shall be allocated to a Participant’s Matching Elective Contributions Account (effective for the period January 1, 2008 through March 31, 2008, the Pre-2008 Matching Elective Contributions Account with respect to a Participant who is an Aberdeen Hourly Employee) which would cause the Plan to fail to satisfy the limitations of Article IV of this Plan.

3.8                               Limitation on Employee and Employer Matching Contributions.

(a)                                 Contribution Percentage Test.  The Contribution Percentage Test shall be satisfied for any Plan Year if the Average Contribution Percentage for the Eligible Highly Compensated Employees for such Plan Year does not exceed the greater of (i) or (ii) as follows:

(i)                                     The Average Contribution Percentage for the prior Plan Year for the Eligible Employees who are not Highly Compensated Employees times 1.25; or

(ii)                                  The lesser of:

(A)                               The Average Contribution Percentage for the prior Plan Year for the Eligible Employees who are not Eligible Highly Compensated Employees times 2; or

(B)                               The Average Contribution Percentage for the prior Plan Year for the Eligible Employees who are not Eligible Highly Compensated Employees plus two percentage points.

Effective as of January 1, 2008, the Plan is intended to satisfy the requirements of a safe harbor plan under Code §§ 401(k)(12) and 401(m)(11) with respect to all Participants other than Aberdeen Hourly Employees.  Effective as of April 1, 2008, the Plan is intended to satisfy the requirements of a safe harbor plan under Code §§ 401(k)(12) and 401(m)(11) with respect to all Participants.  Accordingly, notwithstanding the foregoing, the Contribution Percentage Test shall be deemed to be satisfied with respect to any Plan Year for which the Employer makes Matching Elective Contributions in accordance with Section 3.1(e)(ii), as that Section is in effect on April 1, 2008, if the requirements of Code §§ 401(k)(12) and 401(m)(11) are met.

(b)                                 Definitions.

(i)                                     Average Contribution Percentage.  For purposes of this Section, the term “Average Contribution Percentage” of a group of Employees shall, for a Plan Year, mean the numeric average of the Contribution Percentages calculated separately for each Employee in the group.

(ii)                                  Contribution Percentage.  The Contribution Percentage of an Eligible Employee shall be obtained by dividing the amount of “ACP Contributions” credited to the Account of such Employee during such Plan Year by the Eligible Employee’s Compensation for the applicable period of time, calculated to the nearest one-hundredth of one percent.  The Contribution Percentage of an Eligible Employee who has no “ACP Contributions” credited to his Account during a Plan Year shall be zero for such Plan Year.

(iii)                               ACP Contributions.  “ACP Contributions” shall mean the sum of Qualified Matching Contributions to the extent that such contributions are not treated as Elective Contributions under Treas. Reg. § 1.401(k)-2(a)(6) and Section 3.6(b)(iii) of this Plan; Matching Elective Contributions; Voluntary Contributions; Qualified Nonelective Contributions, to the extent that the EBC elects (uniformly with respect to all Eligible Employees) to treat those contributions as “matching contributions” under Treas. Reg. § 1.401(m)-2(a)(6) and this paragraph (iii) and such contributions are not treated as Elective Contributions under Treas. Reg. § 1.401(k)-2(a)(6) and Section 3.6(b)(iii) of this Plan; and any forfeitures which are reallocated under Sections 3.9(c) or 8.5(b) as a Matching Elective Contribution.  Any Qualified Nonelective Contributions which the EBC elects to treat as “matching contributions” or any Qualified Matching Contributions treated as “ACP Contributions” under the preceding sentence must not discriminate in favor of Highly Compensated Employees within the meaning of Code § 401(a)(4) and must satisfy the provisions of Treas. Reg. § 1.401(m)-1(a).

(iv)                              Compensation.  For purposes of this Section, Compensation shall mean Compensation as defined in Section 3.6(b)(iv) above.  Compensation of an Employee shall not include the Compensation of such Employee during a period that the Employee is not an Eligible Employee with respect to this Plan.

(c)                                  Plan Aggregation Rules.  If two or more plans of the Controlled Group to which matching contributions or employee contributions or both are made are treated as one plan for purposes of Code § 410(b), such plans shall be treated as one plan for purposes of this Section.  If any Eligible Highly Compensated Employee is a participant under two or more plans of the Controlled Group to which matching contributions or employee contributions are made, all such contributions shall be aggregated for purposes of this Section and in the event that such plans have different plan years, all such contributions made during the Plan Year under all such plans shall be aggregated.  Notwithstanding the foregoing, plans that are not permitted to be aggregated under Treasury Regulations issued under Code § 401(m) shall be treated as separate plans.

(d)                                 Failure to Satisfy Test.  If this Plan does not satisfy the Contribution Percentage Test of subsection (a) above for a Plan Year, the failure shall be corrected in accordance with the Employee Plans Compliance Resolution System as set forth in Revenue Procedure 2013-12 of the Internal Revenue Service or in successor guidance of the Internal Revenue Service so that the Plan satisfies such test for the year.

(e)                                  Recordkeeping.  The EBC shall, on behalf of the Employer, maintain such records as are necessary to demonstrate compliance with the Contribution Percentage Test of subsection (a) above for each Plan Year, including the extent to which any Qualified Nonelective Contributions and Qualified Matching Contributions are treated as “ACP Contributions” under paragraph (iii) of subsection (b) above, and the extent to which any Elective Contributions are recharacterized under Section 3.9(b) below.

3.9                               Corrections Required by Discrimination Tests.  If the Deferral Percentage Test of Section 3.6 of this Plan, or the Contribution Percentage Test of Section 3.8 of this Plan are applicable to this Plan and are not satisfied for a Plan Year, the EBC in its discretion, may use any combination of the methods in subsections (a), (b), and (c) below to satisfy any one or more of these tests, except as otherwise provided below:

(a)                                 Distribution of Excess Contributions.  In the event that excess contributions (as such term is hereinafter defined) are made to the Trust for any Plan Year, then, prior to March 15 of the following Plan Year, such excess contributions (plus any income and minus any loss allocable thereto through the last day of the Plan Year with respect to which the excess contributions were made, determined in accordance with Section 6.2(c)(iii)) shall be distributed to the Highly Compensated Participants on the basis of the respective portions of the excess contributions attributable to each such Highly Compensated Participant in order of the dollar amount of Elective Contributions made by or on behalf of such Highly Compensated Participants beginning with the Highly Compensated Participant with the highest dollar amount of Elective Contributions.  For the purposes of this Subsection, the term “excess contributions” shall mean, for any Plan Year, the excess of (i) the aggregate amount of Elective Contributions actually paid to the Trust on behalf of Highly Compensated Participants for such Plan Year over (ii) the maximum amount of Elective Contributions permitted for such Plan Year under Section 3.6 of this Plan determined by hypothetically reducing Elective Contributions made on behalf of Highly Compensated Participants in order of their Actual Deferral Percentages (as defined in Section 3.6(b) of this Plan) beginning with the highest of such percentages.

(b)                                 Distribution of Excess Aggregate Contributions.  In the event that excess aggregate contributions (as such term is hereinafter defined) are made to the Trust for any Plan Year, then, prior to March 15 of the following Plan Year, such excess aggregate contributions (plus any income and minus any loss allocable thereto through the last day of the Plan Year with respect to which the excess aggregate contributions were made, determined in accordance with Section 6.2(c)(iii)) shall be forfeited (if forfeitable) and applied to reduce the subsequent Matching Elective Contributions required under the Plan or (if not forfeitable) shall be distributed to the Highly Compensated Participants on the basis of the respective portions of the excess aggregate contributions attributable to each such Highly Compensated Participant in order of the dollar amount of ACP Contributions made with respect to Highly Compensated Participants beginning with the Highly Compensated Participant with the highest dollar amount of ACP Contributions.  For the purposes of this Subsection, the term “excess aggregate contributions” shall mean, for any Plan Year, the excess of (i) the aggregate amount of the ACP Contributions actually paid to the Trust by or on behalf of Highly Compensated Participants for such Plan Year over (ii) the maximum amount of such ACP Contributions permitted for such Plan Year under Section 3.8 of this Plan, determined by hypothetically reducing ACP Contributions made by or on behalf of Highly Compensated Participants in order of their Contribution Percentages (as defined in Section 3.8(b)) beginning with the highest of such percentages.

(c)           Contribution.  To the extent necessary to satisfy the Applicable Test for any Plan Year in which such test is not satisfied, the Plan Administrator shall direct the Trustee to contribute to Participants who are not Highly Compensated Participants, to the extent necessary, Qualified Nonelective Contributions, Qualified Matching Contributions, or both.  A contribution under this paragraph must occur on or before 12 months after the close of the Plan Year to which the contribution relates.

(d)           Coordination With Other Provisions.  Excess contributions to be distributed under subsection (a) with respect to a Participant for a Plan Year shall be reduced by correcting distributions under Section 3.5 of this Plan previously made to such Participant for the calendar year ending with or within such Plan Year.  Distributions under subsection (a) above may be made without regard to any notice or consent otherwise required by the terms of this Plan.

3.10        Payments to Trustee.  Elective Contributions and Voluntary Contributions made by or for a Participant shall be transmitted by his Employer to the Trustee as soon as practicable, but in any event not later than 15 days after the end of the calendar month in which such Contributions are withheld or would otherwise have been paid to the Participant.

3.11        Separate Testing.  Notwithstanding any other provision of the Plan to the contrary, to the extent required by the Code and Treasury Regulations, the limitations of Sections 3.6 and 3.8 shall be applied separately to each of the Profit Sharing Component of the Plan and the ESOP Component of the Plan.

ARTICLE IV
LIMITATION ON ALLOCATIONS

4.1          General Rules.

(a)           Limitation.  The Annual Additions which may be credited to a Participant’s Accounts under this Plan for any Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant’s accounts under any other defined contribution plans (as defined in Code § 414(i)), individual medical accounts (as defined in Code § 415(l)(2)) and welfare benefit funds (as defined in Code § 419(e)) maintained by the Employer for the same Limitation Year.  If the Annual Additions with respect to the Participant under other defined contribution plans, individual medical accounts and welfare benefit funds maintained by the Employer, if any, are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated under this Plan to the Participant’s Accounts under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated to this Plan will be reduced so that the Annual Additions under all such plans, accounts and funds for the Limitation Year (including this Plan) will equal the Maximum Permissible Amount.  If the Annual Additions with respect to the Participant under such other defined contribution plans, individual medical accounts and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant’s Accounts under this Plan for the Limitation Year.

(b)           Use of Estimated Compensation.  Prior to determining the Participant’s actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant’s Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.  As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant’s actual Compensation for the Limitation Year.

(c)           Allocation of Excess Amounts Among Plans, Funds and Accounts.  If, pursuant to subsection (b) above or as a result of the allocation of forfeitures, a reasonable error in determining the amount of Elective Deferrals a Participant may make, or such other facts and circumstances as may be allowed by the Internal Revenue Service, a Participant’s Annual Additions under this Plan and such other plans, accounts and funds (if any) would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that the Annual Additions attributable to a welfare benefit fund or an individual medical account will be deemed to have been allocated first regardless of the actual allocation date.  If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another qualified defined contribution plan, the Excess Amount attributed to this Plan will be the product of:

(i)            the total Excess Amount allocated as of such date, multiplied by

(ii)           the ratio of (A) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (B) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all other qualified defined contribution plans.

(d)           Disposition of Excess Amounts.  If the amount to be allocated to a Participant’s Account exceeds the Maximum Permissible Amount, the Excess Amount will be handled in accordance with the Employee Plans Compliance Resolution System, as set forth in Revenue Procedure 2008-50, or subsequent applicable guidance issued by the Internal Revenue Service.

4.2          Applicable Definitions.  For purposes of this Article, the following terms shall have the following meanings:

(a)           Annual Additions shall mean the sum of the following amounts allocated to a Participant’s accounts for any Limitation Year beginning on or after January 1, 1987:

(i)            contributions made by the Employer;

(ii)           contributions made by the Participant;

(iii)          forfeitures;

(iv)          amounts allocated, after March 31, 1984, to an individual medical benefit account, as defined in Code § 415(l)(2), which is part of a pension or annuity plan maintained by the Employer; and

(v)           amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to a separate account of a Key Employee, as defined in Code § 419A(d)(3), under a welfare benefit fund, as defined in Code § 419(e), maintained by the Employer.

For this purpose, any Excess Amount applied under subsection (d) of Section 4.1 above in the Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year; provided, however, any nonvested amount restored to a Participant’s Accounts following his reemployment shall not be deemed an Annual Addition, and any corrective allocation pursuant to Section 13.11 will be considered an Annual Addition for the Limitation Year to which it relates.  Contributions do not fail to be Annual Additions merely because such contributions are excess deferrals (as defined in Code § 402(g)(2)(A)), excess contributions (as defined in Code § 401(k)(8)(B)) or excess aggregate contributions (as defined in Code § 401(m)(6)(B)), or merely because such excess deferrals and excess contributions are corrected through distribution or recharacterization, except that excess deferrals which are timely corrected by distribution shall not be treated as Annual Additions.  Excess aggregate contributions attributable to amounts other than employee contributions, including forfeited matching contributions, shall be counted as Annual Additions even if distributed.  For purposes of this subsection (a), the provisions of Treas. Reg. § 1.415(c)-1(b) shall govern.

(b)           Compensation (for purposes of this Article) shall mean a Participant’s “wages” as defined in Code § 3401(a) for purposes of income tax withholding at the source paid by the Employer but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed and all other payments of compensation (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Participant a written statement under Code §§ 6041(d), 6051(a)(3), and 6052 which are paid by the Employer to such Participant for such period of time.  For purposes of applying the Limitations of this Article, Compensation for a Limitation Year is the Compensation actually paid, made available or includable in gross income during such year.  Effective as of January 1, 2009, “Compensation” for purposes of applying the limits of Code § 415 shall include “differential wage payments,” as defined in Code§ 3401(h)(2). Notwithstanding the preceding sentence, Compensation for a Participant in a defined contribution plan who is “permanently and totally disabled” (as defined in Code § 22(e)(3)) is the compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; such imputed compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee and contributions made on behalf of such Participant are nonforfeitable when made.  In interpreting this subsection (b), the provisions of Treas. Reg. § 1.415(c)-2 or the corresponding provisions of any future Treasury Regulations shall control.  Compensation shall also include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under Code §§ 125, 132(f)(4), 402(e)(3) or 403(b).  For Limitation Years beginning on or after January 1, 2008, the term “Compensation” shall only include such amounts that are paid or made available prior to the Participant’s severance from employment with the Employer and any such amounts that are paid or made available to the Participant by the later of (i) 2-½ months after the date of the Participant’s severance from employment with the Employer or (ii) the end of the Limitation Year that includes the date of the Participant’s severance from employment with the Employer, provided that, absent a severance from employment, such payments would have been paid to the Participant while the Participant continued in employment with the Employer and are regular compensation for services performed during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential pay), commissions, bonuses or other similar compensation.

(c)           Defined Contribution Dollar Limitation shall mean $46,000, as adjusted by the Secretary of the Treasury, in accordance with applicable law, as a result of inflation.

(d)           Employer shall mean, solely for purposes of this Article, the Employer and all members of a controlled group of corporations (as defined in Code § 414(b) as modified by Code § 415(h)), all commonly controlled trades or businesses (as defined in Code § 414(c) as modified by Code § 415(h)) or affiliated service groups (as defined in Code § 414(m)) of which the Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under Code § 414(o).

(e)           Excess Amount shall mean the excess of the Participant’s Annual Additions for the Limitation Year over the Maximum Permissible Amount.

(f)            Limitation Year shall mean the Plan Year.  If the Limitation Year is amended to a different 12-consecutive-month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made, and the provisions of Treas. Reg. § 1.415(j)-1(d) shall apply for the shortened Limitation Year.

(g)           Maximum Permissible Amount shall mean the maximum Annual Addition that may be contributed or allocated to a Participant’s Account under the Plan for any Limitation Year.  The Maximum Permissible Amount shall be the lesser of:

(i)            the Defined Contribution Dollar Limitation, or

(ii)           100% of the Participant’s Compensation for the Limitation Year.

The compensation limitation referred to in paragraph (ii) above shall not apply to any contribution for medical benefits (within the meaning of Code § 401(h) or Code § 419A(f)(2)) which is otherwise treated as an annual addition under Code §§ 415(l)(1) or 419A(d)(2).  If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive-month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar limitation multiplied by the following fraction:

number of months in the short Limitation Year
12.

For purposes of applying the limitations described in section 4.1 of the plan, compensation paid or made available during such limitation years shall include elective amounts that are not includible in the gross income of the employee by reason of § 132(f)(4).

ARTICLE V
VESTING IN ACCOUNTS

5.1          Vesting of Nonforfeitable Accounts.  All amounts allocated to a Participant’s Elective Contributions Account, ESOP Dividends Account, Voluntary Contributions Account, Qualified Nonelective Contributions Account, Qualified Matching Contributions Account, NAP Accounts, CONDEA Accounts, Rollover Contributions Account and Safe Harbor Matching Elective Contributions Account (a Participant’s “Nonforfeitable Accounts”) shall at all times be and remain 100% vested and nonforfeitable.

5.2          Vesting of Forfeitable Accounts.  All amounts allocated to a Participant’s Pre-2008 Matching Elective Contributions Account (a Participant’s “Forfeitable Account”) and that were contributed with respect to all Plan Years beginning on January 1, 2007 and prior to that date (all Plan Years beginning on January 1, 2007 and prior to that date and with respect to the period from January 1, 2008 through March 31, 2008, in the case of Aberdeen Hourly Employees) shall vest in accordance with the following rules:

(a)           Full Vesting Events.  A Participant’s Forfeitable Account shall be 100% vested and nonforfeitable as of the earliest of the following dates:

(i)            The date on which the Participant attains age 60 while still employed by the Employer;

(ii)           The date the Participant dies while still employed by the Employer;

(iii)          The date the Participant becomes Disabled while still employed by the Employer; provided, however, if a former Disabled Participant recovers and is reemployed as an Eligible Employee after his Account was distributed to him by reason of his being treated as Disabled under this Plan, his nonforfeitable interest in any Forfeitable Accounts thereafter established for his benefit shall be determined without regard to the fact that his prior Forfeitable Account became nonforfeitable under this paragraph (iii); or

(iv)          The date on which the Participant terminates employment with the Company, in the case of a Participant who (i) was assigned to the Company’s Delaware City, Delaware plant and (ii) terminated employment with the Company on or after April 30, 1996, in connection with the Company’s sale of the Delaware City, Delaware plant.

(b)           Post-2001 Plan Year Vesting Schedule.  Subject to subsections (c), (d) and (e) below, a Participant whose Forfeitable Account is not 100% vested under the provisions of subsection (a) above and who has at least one Hour of Service (as defined in subsection (a) of Section 1.48) in a Plan Year beginning after December 31, 2001, shall be vested in such Accounts in accordance with the following schedule:

Years of Vesting Service Earned by the Participant	Vested Percentage of the Participant in such Account
Less than 1	0%
1 Year	10%
2 Years	20%
3 Years	40%
4 Years	60%
5 Years	80%
6 or more Years	100%

(c)           Post-1988 and Pre-2002 Plan Year Vesting Schedule.  Subsection (b) above shall only apply to Participants who have at least one Hour of Service (as defined in subsection (a) of Section 1.48) in a Plan Year beginning after December 31, 2001; with respect to Participants who do not have at least one Hour of Service (as defined in subsection (a) of Section 1.48) in a Plan Year beginning after December 31, 2001, but who have at least one Hour of Service (as defined in subsection (a) of Section 1.48) in a Plan Year beginning after December 31, 1988, such a Participant whose Forfeitable Account is not 100% vested under the provisions of subsection (a) above shall be vested in such Accounts in accordance with the following schedule:

Years of Vesting Service Earned by the Participant	Vested Percentage of the Participant in such Account
Less than 1 Year	0%
1 Year	10%
2 Years	20%
3 Years	30%
4 Years	40%
5 Years	60%
6 Years	80%
7 or more Years	100%

(d)           Pre-1989 Plan Year Vesting Schedule.  Subsection (b) above shall only apply to Participants who have at least one Hour of Service (as defined in subsection (a) of Section 1.48) in a Plan Year beginning after December 31, 2001, and subsection (c) above shall only apply to Participants who do not have at least one Hour of Service (as defined in subsection (a) of Section 1.48) in a Plan Year beginning after December 31, 2001, but who have at least one Hour of Service (as defined in subsection (a) of Section 1.48) in a Plan Year beginning after December 31, 1988; with respect to all other Participants, such a Participant whose Forfeitable Account is not 100% vested under the provisions of subsection (a) above shall be vested in such Accounts in accordance with the following schedule:

Years of Vesting Service Earned by the Participant	Vested Percentage of the Participant in such Account
Less than 1 Year	0%
1 Year	10%
2 Years	20%
3 Years	30%
4 Years	40%
5 Years	55%
6 Years	60%
7 Years	70%
8 Years	80%
9 Years	90%
10 or more Years	100%

(e)           Limitations and Restrictions Regarding Vesting.

(i)            Nonforfeitability by Participant Conduct.  No vested portion of a Participant’s Account shall be forfeited as a result of conduct of the Participant (except forfeitures described in Sections 5.3 and 8.5 on account of the Participant’s termination of employment).

(ii)           Amendments to Vesting Schedule.  If the vesting schedule of this Plan is amended, the vested percentage of a Participant’s Forfeitable Account, determined as of the later of the date on which the amendment to the Plan’s vesting schedule is adopted or becomes effective, shall not be reduced by such amendment.  Furthermore, any Participant who has at least 3 Years of Vesting Service (5 Years of Vesting Service for Participants who do not have at least one Hour of Service (as defined in subsection (a) of Section 1.48) in a Plan Year beginning after December 31, 1988) shall:

(A)          automatically have his or her vesting percentage computed without regard to the change in the vesting schedule unless computing his or her vested percentage under the new vesting schedule is more favorable; or

(B)          have the right to elect, within 60 days after (1) the day the amendment is adopted, (2) the day the amendment becomes effective, or (3) the day the Participant is issued written notice of the amendment, whichever is latest, to have the vesting schedule in effect prior to the amendment apply in computing his vested percentage;

whichever is selected by the EBC applicable to all affected Participants.  For purposes of this paragraph (ii), an “amendment changing the vesting schedule” is any amendment which directly or indirectly affects the computation of the vested percentage of a Participant’s Account balances as described in Treas. Reg. § 1.411(a)-8(c).

(iii)          Automatic Amendments to Vesting Schedule.  The rules of paragraph (ii) above shall apply to the automatic change in the vesting schedule after the end of the Plan Year beginning in 1988.  Furthermore, the rules of paragraph (ii) above shall apply to any automatic change in the vesting schedule caused by operation of Article XIV of this Plan.

(f)            Special Rule.  In the event a Participant, prior to incurring five consecutive One Year Breaks in Service receives a distribution of his vested Account balance and the Participant’s nonvested Account balance is not forfeited because of the conditions of Section 8.5(a)(i) are not met, then until the Participant does incur such Breaks in Service, a separate Account shall be established for the Participant’s interest in the Plan, and at any relevant time the Participant’s vested portion of such Account shall not be less than an amount “X” determined by the formula:

X = P (AB + (R x D)) - (R x D)

where P is the vested percentage at the relevant time, AB is the Account balances at the relevant time, D is the amount of the distribution, R is the ratio of the Account balances as of the relevant time to the Account balances after distribution, and the relevant time is the time at which the vested percentage in the Account cannot increase.

5.3          Vesting of Discretionary Contributions Accounts.  In the case of a Participant who is first credited with an Hour of Service prior to January 1, 2013, all amounts allocated to a Participant’s Discretionary Contributions Account shall at all times be and remain 100% vested and nonforfeitable.  In the case of a Participant who is first credited with an Hour of Service on or after January 1, 2013 amounts allocated to such a Participant’s Discretionary Contributions Account shall be 100% vested and nonforfeitable as of the earliest of the following dates:

(a)           The date on which the Participant attains the age of 60 years while still employed by the Employer;

(b)           The date on which the Participant dies while still employed by the Employer;

(c)           The date on which the Participant becomes Disabled while still employed by the Employer; provided however, if a former Disabled Participant recovers and is reemployed as an Eligible Employee after his Account was distributed to him by reason of his being treated as Disabled under this Plan, his nonforfeitable interest in any Discretionary Contributions Account thereafter established for his benefit shall be determined without regard to the fact that his prior Discretionary Contributions Account became nonforfeitable under this subsection (c); or

(d)           The date on which the Participant has been credited with three Years of Vesting Service.

5.4          Forfeitures.  Amounts in a Participant’s Forfeitable Accounts which are not vested pursuant to the provisions of this Article may be forfeited by a Participant pursuant to the provisions of Sections 3.5(f), 3.9(c), and 8.5(a) of this Plan; provided, however, that in no event will Company Stock be forfeited until after all other assets (not including Company Stock) allocable to a Participant’s Forfeitable Accounts have been forfeited.

5.5          Vesting Upon Termination.  If, pursuant to Article XII of this Plan, this Plan is wholly or partially terminated or there is a complete discontinuance of contributions, the rights of each “affected” Participant to his Forfeitable Accounts as of the date of such termination or partial termination or complete discontinuance of contributions shall be fully vested to the extent funded notwithstanding any other provision of this Article to the contrary.  See Section 12.3(a) herein.

ARTICLE VI
ACCOUNTS AND INVESTMENTS

6.1          Separate Accounts.  The EBC shall maintain separate Accounts for each Participant to reflect each such Participant’s interest in the Plan attributable to each of the following:

(a)           Discretionary Contributions, if any, as defined in Section 1.23 of this Plan.

(b)           Elective Contributions, if any, as defined in Section 1.29 of this Plan.

(c)           Qualified Nonelective Contributions, if any, as defined in Section 1.72 of this Plan.

(d)           Qualified Matching Contributions, if any, as defined in Section 1.70 of this Plan.

(e)           Matching Elective Contributions, if any, as defined in Section 1.54 of this Plan, attributable to Plan Years beginning before December 31, 2007 (attributable to Plan Years beginning before December 31, 2007 and also attributable to the period of time from January 1, 2008 through March 31, 2008, in the case of Aberdeen Hourly Employees).

(f)            Matching Elective Contributions, if any, as defined in Section 1.54 of this Plan, (i) attributable to Plan Years beginning on and after January 1, 2008 that are made to the Accounts of Participants other than Aberdeen Hourly Employees, and (ii) attributable to the period from April 1, 2008 through December 31, 2008 and attributable to Plan Years beginning on and after January 1, 2009 with respect to Aberdeen Hourly Employees.

(g)           Voluntary Contributions, if any, as defined in Section 1.95 of this Plan.

(h)           Rollover Contributions, if any, as defined in Section 1.79 of this Plan.

(i)            ESOP Dividends, if any, as defined in Section 1.41 of this Plan.

(j)            Roth Elective Contributions, if any, as defined in Section 1.80B of this Plan.

To the extent that all or part of an Account is invested in Company Stock, the Account may consist of two components, one of which is attributable to the Profit Sharing Component of the Plan (which includes that portion of the Account that is invested in any Investment Fund other than the ESOP Company Stock Fund), and the other of which is attributable to the ESOP Component of the Plan (which includes that portion of the Account that is invested in the ESOP Company Stock Fund, and which shall be subject to the provisions of Article XV).

6.2          Investment of Trust Fund.

(a)           General Rule.  The Trust Fund, and all contributions thereto made under this Plan, shall be invested by the Trustee who shall have exclusive authority and discretion to manage and control the Trust Fund pursuant to the terms of the Trust Agreement, subject to any investment directions allowed by the Company under subsections (b) through (d) below, and made by the appropriate party as indicated in such subsections, as applicable.

(b)           Investment Manager.  Subject to subsection (d) below, the Investment Committee appointed by the Company may appoint one or more Investment Managers to manage, acquire or dispose of all or a portion of the Trust Fund.  Any such appointment shall be made in writing and shall be communicated to the Trustee.  The Investment Committee shall promptly give written notice to the Trustee of changes of a designated Investment Manager.  A designated Investment Manager may certify to the Trustee in writing the name of any person, together with a specimen signature of any such person, who is authorized to communicate and implement the Investment Manager’s respective instructions concerning the Trust Fund.  The Investment Manager shall promptly give written notice to the Trustee of any change in any such person.  The Trustee shall be subject to the directions of such Investment Manager(s) which are made in accordance with the terms of this Plan.

(c)           Investment Funds.

(i)            Establishment of Funds.  The Trustee shall, at the written direction of the Investment Committee, establish funds for the investment of the assets of the Trust Fund, each of which has materially different risk and return characteristics, including without limitation the following:

(A)          The SBT Employer Fund, which Investment Fund shall be invested by the Trustee at the direction of the Investment Committee or in accordance with instructions from an Investment Manager appointed by the Investment Committee.  In no event shall the assets invested in the SBT Employer Fund be considered to be part of the ESOP Component of this Plan.

(B)          The SBT Employee Fund, which Investment Fund shall be invested by the Trustee in one or more of the other Investment Funds in accordance with instructions set forth by the Plan Participants who have balances in the SBT Employee Accounts, as to their respective said accounts; and

(C)          The Loan Fund, which Investment Fund shall consist of the loans made to the Participant under Section 8.12.

(D)          The Non-ESOP Company Stock Fund, which Investment Fund is a permanent feature of the Plan and shall be invested and reinvested by the Trustee primarily in Company Stock.

(E)           The ESOP Company Stock Fund, which Investment Fund is a permanent feature of the Plan and shall be invested and reinvested by the Trustee primarily in Company Stock.

The Investment Committee shall have the right to add additional Investment Funds to the initial Investment Funds and to modify or delete such additional Investment Funds as well as the initial Investment Funds.  Such additional Investment Funds may (but are not required to) consist of shares in a regulated investment company, which is registered under the Investment Company Act of 1940.  Any such additions, modifications or deletions shall be communicated to Participants in advance in order to allow Participants sufficient time, in the Investment Committee’s judgment, to make changes in their investment elections.  The Non-ESOP Company Stock Fund and the ESOP Company Stock Fund will be maintained by the Trustee notwithstanding any other applicable fiduciary standard relating to (1) the diversification of Trust Fund assets, (2) the speculative character of Trust Fund investments, (3) the lack or inadequacy of income provided by Trust Fund assets, or (4) the fluctuation in the fair market value of Trust Fund assets.  Notwithstanding any provision in the Plan to the contrary, neither the EBC nor the Trustee will have any authority, responsibility, discretion or control over, or with respect to, the Non-ESOP Company Stock Fund or the ESOP Company Stock Fund.

(ii)           Investment Directions by Participants.  Each Participant may direct the investment of his Accounts among the funds provided under paragraph (i) above in accordance with the following rules and procedures:

(A)          SBT Employer Account.  The Investment Committee shall direct the Trustee concerning the manner in which SBT Employer Accounts shall be invested in the Investment Funds.

(B)          SBT Employee Account.  Each Participant’s SBT Employee Account shall be invested in one or more of the other Investment Funds in accordance with instructions set forth by the Participant in subparagraph (C) below.

(C)          All Other Accounts.

(I)            Investment of Contributions.  Except as otherwise set forth in this Section, each Participant shall have the right to elect the extent to which the aggregate current contributions made to the Plan on his behalf and by him shall be invested in the Investment Funds (other than the ESOP Company Stock Fund), and an election shall be effective for contributions made for the period which begins as soon as practicable after the Participant properly completes and transmits the appropriate election to the EBC or its delegate.  Each such election shall be made in 1% increments, and each such election shall remain in effect until a subsequent election becomes effective.  A Participant may, in accordance with procedures established by the EBC, change his election with respect to the investment of current contributions.

(II)          Investment of Existing Account Balances.  Similarly, each Participant shall have the right to elect the extent to which the balance actually or tentatively credited to his Account as of a Valuation Date shall be invested in the Investment Funds (other than the ESOP Company Stock Fund), and an election shall be effective as soon as practicable after the Participant properly completes and transmits the appropriate election to the EBC or its delegate.  Each such election shall be made in 1% increments with respect to the entire Account, or shall specify a dollar amount which shall be transferred from one Investment Fund (other than the ESOP Company Stock Fund) to one or more other Investment Funds under the Plan.  A Participant may, in accordance with procedures established by the EBC, change his election with respect to the investment of existing Account balances.

(III)        Additional Limitations.  The EBC or its delegate shall have the right to reject any election which is not properly completed or which is not timely provided to the EBC or its delegate.  Notwithstanding the foregoing, the EBC through the “Investment Committee” reserves the right to impose additional limitations on the maximum percentage of a Participant’s total Account balance which may be invested in any particular Investment Fund.  Any such additional limitation shall be communicated to the Participants in advance of their exercise of their investment elections.

(IV)         Transfers from Non-ESOP Company Stock Fund to ESOP Company Stock Fund.  All amounts that are invested in the Non-ESOP Company Stock Fund pursuant to a Participant election described in parts (1) or (2) of this subparagraph (C) on the last day of a Plan Year shall be transferred to the ESOP Company Stock Fund after such last day of a Plan Year and prior to the last business day before the first Record Date of the following Plan Year, provided that such amounts remain invested in the Non-ESOP Company Stock Fund on such date of transfer.

(D)          Grandfather Rules.

(I)            SBT Employee Account.  If a Participant who has an SBT Account as of January 1, 1985, fails to make an effective election to invest such account in one of the Investment Funds available under this Plan, he shall be deemed to have elected to invest in the applicable default investment alternative the assets of such Account.

(II)          No Effective Election.  If a Participant (other than a Participant described in item (1) above) fails to make an effective election under subparagraph (C) above, he shall be deemed to have elected that all contributions made on his behalf or by him shall be invested in the fund specified as the default fund in the Plan election form signed by him, or in the absence of such a form, in the fund specified by the Investment Committee in written instructions to the Trustee.

The EBC may alter at any time, the above rules and procedures which shall govern such Participant direction of investments and the timing thereof, and shall provide all necessary forms (which may be provided electronically, in accordance with Section 13.21) to Participants.  Such rules and procedures may restrict the frequency and timing of such Participant directions.  Such rules and procedures shall be communicated to Employees.

(iii)          Income or Loss.  Any Account or portion thereof of a Participant which is invested pursuant to the Participant’s directions or the default provisions of this Plan under paragraph (ii) above in a certain Investment Fund shall only share in the gains or losses of such Investment Fund, and shall not share in the gains or losses of any other Trust Fund investment.

(d)           Plan Loans.  In the event a Participant receives a loan from the Plan, to the extent that an amount is borrowed by a Participant from one or more of his Accounts (or a portion thereof), such Participant’s Account (or portion thereof) will not share in the earnings or losses of the Trust Fund, but will only share in earnings or losses based upon such investment, viz., the loan made to the Participant.  A Participant who elects to receive a loan from the Plan also automatically elects to direct the investment of his or her Accounts (or portion thereof) pursuant to this subsection to the extent so borrowed in accordance with the preceding sentence.

6.3          Trustee’s Reliance.  The Trustee may rely and act upon any certificate, notice or direction of the Employer, EBC, Investment Manager, Participant or Beneficiary, or a person authorized to act on behalf of such person, that the Trustee reasonably believes to be genuine and to have been signed by the person or persons duly authorized to sign such certificate, notice or direction.  The Trustee may continue to rely upon such certificate, notice or direction until otherwise notified in writing.

6.4          Voting Common Stock.  Before each annual or special meeting of its shareholders of Axiall Corporation, the Company shall cause to be sent to each Participant and Beneficiary who has all or a portion of his Account invested in the Axiall Corporation Common Stock Fund on the record date of such meeting a copy of the proxy solicitation material therefore, together with a form requesting confidential instructions on how to vote the shares of Company Stock allocated to his Account.  Upon receipt of such instructions, the Trustee shall vote the shares allocated to such Participant’s or Beneficiary’s Accounts as instructed.  If the Trustee does not receive instructions on the voting of some shares of Common Stock, the Trustee shall vote those allocated shares of Company Stock for which it does not receive instructions from Participants or Beneficiaries in accordance with the recommendation of the management of  Axiall Corporation as set forth in the proxy solicitation materials.  A Participant’s right to instruct the Trustee with respect to voting shares of Company Stock will include rights concerning (i) the exercise of any appraisal rights, dissenters’ rights or similar rights granted by applicable law to the registered or beneficial holders of Company Stock or (ii) the choice of consideration to be received by shareholders in any transaction involving Company Stock.

6.5          Tender Offer for Company Stock.  In the event of a tender offer for shares of Company Stock subject to Section 14(d)(1) of the Securities Exchange Act of 1934 or subject to Rule 13e-4 promulgated under that Act (as those provisions may from time to time be amended or replaced by successor provisions of federal securities laws), the Investment Committee will advise each Participant or Beneficiary who has shares of Company Stock credited to his Account in writing of the terms of the tender offer as soon as practicable after its commencement and will furnish each Participant or Beneficiary with a form by which he may instruct the Trustee confidentially to tender shares credited to his Account.  The Trustee will tender those shares it has been properly instructed to tender, and will not tender those shares which it has been properly instructed not to tender or for which no instructions are properly received.  The Investment Committee’s advice to Participants will include notice that allocated shares for which no instructions are received will not be tendered and such related documents as are prepared by any person and provided to the shareholders of Axiall Corporation pursuant to the Securities Exchange Act of 1934.  The Investment Committee may also provide Participants with such other materials concerning the tender offer as the Investment Committee in its discretion determines to be appropriate.  A Participant’s instructions to the Trustee to tender shares will not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of the Participant’s interest in the Plan.  The number of shares to which a Participant’s instructions apply will be the total number of shares credited to his Account, whether or not the shares are vested, as of the close of business on the day preceding the date on which the tender offer commences.  The Investment Committee will advise the Trustee of the commencement date of any tender offer and, until receipt of that advice, the Trustee will not be obligated to take any action under this Section.  Funds received in exchange for tendered stock will be credited to the Account of the Participant whose stock was tendered and shall, at the direction of the Investment Committee, be used by the Trustee to purchase Company Stock, if available on a national securities exchange or in the over-the-counter market, commencing on the earlier of the following dates:  (1) the trading day following the first date on which the closing price of the Company Stock on a national securities exchange or in the over-the-counter market on which the Company Stock is then traded is within 20% of the closing price on the tenth trading day preceding the commencement date of the tender offer or (2) the 30th trading day after the expiration date of the tender offer, of which the Investment Committee will advise the Trustee.  In the interim, the Trustee shall invest such funds in short term investments permitted under the Trust Agreement.

6.6          Transfers of Employees and Account Balances.  Notwithstanding any other provision herein, (i) if an Eligible Employee who is a Participant transfers out of a unit of employees who are eligible to participate in this Plan to a unit of employees of a Controlled

Group member who are covered by a collective bargaining agreement with a labor union who are eligible to participate in the Eagle Collective Bargaining Employees Plan, or to a unit of employees of a Controlled Group member who are eligible to participate in the Eagle Salaried Employees Plan, then the Plan Administrator shall direct the Trustee to transfer the Account of such individual under this Plan to the trust under the Eagle Collective Bargaining Employees Plan or the Eagle Salaried Employees Plan, as appropriate.  Such transfer of the Account shall be deemed to occur immediately after the termination of the individual’s status as an Eligible Employee under this Plan and immediately before the inclusion of that person in the unit of employees who are eligible for the Eagle Collective Bargaining Employees Plan, or the Eagle Salaried Employees Plan, as the case may be.  The assets transferred shall thereafter be maintained in accordance with the terms of the Eagle Collective Bargaining Employees Plan or the Eagle Salaried Employees Plan, as appropriate.

ARTICLE VII
ALLOCATION OF EARNINGS AND LOSSES TO ACCOUNTS OF PARTICIPANTS

7.1          Allocations of Trust Fund Earnings and Losses.  As of each Valuation Date, the Trustee shall determine the fair market value of the investments of the Trust Fund established under Section 6.2(a) of this Plan, and shall determine the gain or loss experienced by such investments since the immediately preceding Valuation Date.  Each Participant’s Account or portion thereof (if any) which has not been separately invested in an Investment Fund under Section 6.2(c) of this Plan or in investments selected by the Participant under Section 6.2(d) of this Plan shall be credited with a percentage of such gain or debited with a percentage of such loss by multiplying the aggregate gain or loss of the investments of the Trust Fund by a fraction, the numerator of which for each Participant is the value of the Participant’s interest in the investments of the Trust Fund as of the immediately preceding Valuation Date, increased by any contributions or loan repayments by or on behalf of the Participant since the last Valuation Date and reduced by any distribution of loan principal or any hardship distribution or withdrawal made to the Participant since the last Valuation Date and the denominator of which is the sum of the numerator amounts (as so adjusted) for all Participants.

7.2          Transactions Between Valuation Dates.  Notwithstanding the provisions of the preceding Subsection, the Trustee or the EBC may adopt procedures for equitably allocating earnings and losses that take into account the period of time that a contribution, distribution, withdrawal, loan repayment or loan distribution which is made between successive Valuation Dates is held by the Fund.  Any such procedures adopted by the Trustee or EBC shall supersede any inconsistent provision of the preceding Section of this Plan and shall be effective without the necessity of amending this Plan.  Such procedures shall be communicated to Employees.

7.3          Allocations Regarding Specific Investments.  Notwithstanding any provisions of Section 7.1 of this Article to the contrary, if an Account or any portion thereof is invested in a specific Investment Fund or investment pursuant to Sections 6.2 of this Plan, such Account or portion thereof shall not share in gains or losses of other Trust Fund investments, but shall be credited with gain or debited with loss in accordance with the proportionate amount of gain or loss of such specified Investment Fund or investment, determined in accordance with the valuation procedures described in Section 7.1 of this Article, or such other valuation procedures as the Trustee shall adopt, consistent with generally accepted accounting procedures for qualified individual account plans and with ERISA as of each Valuation Date.

ARTICLE VIII
PAYMENT OF BENEFITS

8.1                               Time of Payment of Benefits.  If a Participant’s employment with all members of the Controlled Group is terminated for any reason other than death, including becoming Disabled, retiring, or otherwise, the Participant shall receive or commence receiving the entire vested amount in his Plan Accounts (his “Benefit Amount”) determined pursuant to the provisions of Section 8.4 in accordance with the following:

(a)                                 Termination Prior to Attainment of Normal Retirement Age.  If a Participant terminates employment with all members of the Controlled Group prior to his attainment of his Normal Retirement Age, then the following provisions shall apply:

(i)                                     General Rule.  Except as provided in paragraphs (ii) through (iv) below, the Participant’s Benefit Amount shall be paid as soon as administratively practicable following the Valuation Date coincident with or immediately following the date on which the Participant attains his Normal Retirement Age (or, if applicable, a later Valuation Date required by Section 8.7(d)), in a form chosen by the Participant in accordance with Section 8.3 herein.

(ii)                                  Later Distribution.  Notwithstanding paragraph (i) above, the Participant may elect that his Benefit Amount be paid as soon as administratively practicable following any later Valuation Date selected by the Participant (but not later than the Participant’s Required Beginning Date), in a form chosen by the Participant in accordance with Section 8.3.  A Participant’s election of a Valuation Date under this paragraph (ii) must be made prior to the Valuation Date selected by the Participant under this paragraph (ii).  Furthermore, a Participant’s election of a Valuation Date under this paragraph (ii) must be made prior to the Valuation Date specified in paragraph (i) above (or, if applicable, a later Valuation Date required by Section 8.7(d)).

(iii)                               Consent to Earlier Distribution.  Notwithstanding paragraph (i) above, the Participant may elect that his Benefit Amount be paid as soon as administratively practicable following the Participant’s termination of employment with all members of the Controlled Group in a form chosen by the Participant in accordance with Section 8.3.  Such an election shall only be made after the Participant has received a notice, no more than 180 days and no fewer than 30 days, before his Benefit Commencement Date, which explains the right of the Participant to defer receipt of his Benefit Amount to a later Benefit Commencement Date and includes a description of the consequences of failure to defer receipt, in accordance with the requirements of Internal Revenue Service Notice 2007-7.

(iv)                              Automatic Cash-Outs.  Notwithstanding paragraphs (i) through (iii) above, effective as of March 28, 2005 with respect to distributions that become payable on or after that date, if the value of the Participant’s Benefit Amount does not exceed $1,000 on the date of the Participant’s termination of employment, the Participant’s Benefit Amount shall automatically be paid as soon as administratively practicable following the Participant’s termination of employment with all members of the Controlled Group in the form of a single lump sum distribution valued in accordance with Section 8.4.  For purposes of the preceding sentence, if the value of the Participant’s Benefit Amount is zero, the Participant shall be deemed to receive a distribution of such benefit under this paragraph (iv); and whether the value of the Benefit Amount does not exceed $1,000 shall be determined by excluding from consideration the value of the Rollover Contributions Account.

(b)                                 Termination on or After Attainment of Normal Retirement Age.  If a Participant terminates employment with all members of the Controlled Group on or after his attainment of his Normal Retirement Age or has not terminated employment with all members of the Controlled Group as of his Required Beginning Date, then the following provisions shall apply:

(i)                                     General Rule.  Except as provided in paragraphs (ii) through (iv) below, the Participant’s Benefit Amount shall be paid as soon as administratively practicable following the Valuation Date coincident with or immediately following the date of the Participant’s termination of employment with all members of the Controlled Group (or, if applicable, as soon as administratively practicable following a later Valuation Date required by Section 8.7(d)), or, if earlier, his Required Beginning Date, in a form chosen by the Participant in accordance with Section 8.3.

(ii)                                  Later Distribution.  Notwithstanding paragraph (i) above, the Participant may elect that his Benefit Amount be paid as soon as administratively practicable following any later Valuation Date elected by the Participant (but not later than the Participant’s Required Beginning Date), in a form chosen by the Participant in accordance with Section 8.3.  The Participant’s election of a Valuation Date under this paragraph (ii) must be made prior to the Valuation Date selected by the Participant under this paragraph (ii) and prior to the Valuation Date specified in paragraph (i) above.

(iii)                               Automatic Cash-Outs.  Notwithstanding paragraphs (i) and (ii) above, effective as of March 28, 2005 with respect to distributions that become payable on or after that date, if the value of the Participant’s Benefit Amount does not exceed $1,000 on the date of the Participant’s termination of employment, the Participant’s Benefit Amount shall automatically be paid as soon as administratively practicable following the Participant’s termination of employment with all members of the Controlled Group, in the form of a single lump sum distribution valued in accordance with Section 8.4.  For purposes of the preceding sentence, if the value of the Participant’s Benefit Amount is zero, the Participant shall be deemed to receive a distribution of such benefit under this paragraph (iii); and whether the value of the Benefit Amount does not exceed $1,000 shall be determined by excluding from consideration the value of the Rollover Contributions Account.

(iv)                              Benefits Accrued After Required Beginning Date.  If a Participant has received his Benefit Amount under the preceding provisions of this subsection because his Required Beginning Date occurred prior to his termination of employment with all members of the Controlled Group, then the Participant shall receive any subsequent Account balances which he may accrue under this Plan during any Plan Year as soon as administratively practicable following the close of such Plan Year.

(c)                                  Required Distributions.  Notwithstanding any provision of this Plan to the contrary, distribution of a Participant’s Benefit Amount must satisfy the provisions of Article IX (Required Distributions).

8.2                               Benefits Upon Death.

(a)                                 Death Before Benefit Commencement Date.  In the event of the death of a Participant prior to his Benefit Commencement Date, the Beneficiary of the Participant shall receive or commence receiving all or the applicable portion of the entire vested amount in the Participant’s Plan Accounts designated for such Beneficiary under subsection (c) below (such Beneficiary’s “Benefit Amount”) determined pursuant to the provisions of Section 8.4 in accordance with the following:

(i)                                     General Rule.  Except as provided in paragraphs (ii) through (iii) below, the Beneficiary’s Benefit Amount shall be paid as soon as administratively practicable following the Valuation Date coincident with or immediately following the date of the Participant’s death and receipt by the EBC of proof thereof, in a form chosen by the Beneficiary in accordance with Section 8.3 herein.

(ii)                                  Later Distribution.  Notwithstanding paragraph (i) above, the Beneficiary may elect that his Benefit Amount be paid as soon as administratively practicable following any later Valuation Date elected by the Beneficiary, in a form chosen by the Beneficiary in accordance with Section 8.3 provided that such election satisfies the requirements of Section 9.3.  A Beneficiary’s election of a Valuation Date under this paragraph (ii) must be made prior to the Valuation Date selected by the Beneficiary under this paragraph (ii) and also prior to the Valuation Date specified in paragraph (i) above.

(iii)                               Automatic Cash-Outs.  Notwithstanding paragraphs (i) and (ii) above, effective as of March 28, 2005 with respect to distributions that become payable on or after that date, if the value of such Benefit Amount does not exceed $1,000 on the date of the Participant’s death, the Beneficiary’s Benefit Amount shall automatically be paid as soon as administratively practicable following the Valuation Date coincident with or immediately following the Participant’s death and receipt by the EBC of proof thereof, in the form of a single lump sum distribution valued in accordance with Section 8.4.  For purposes of the preceding sentence, if the value of the Participant’s Benefit Amount is zero, the Beneficiary shall be deemed to receive a distribution of such benefit under this paragraph (iii);

and whether the value of the Benefit Amount does not exceed $1,000 shall be determined by excluding from consideration the value of the Rollover Contributions Account.

(iv)                              Death On or After Benefit Commencement Date.  In the event of the death of a Participant on or after his Benefit Commencement Date, the benefit, if any, payable to a Participant’s Beneficiary shall be:

(v)                                 Installments.  If the Participant was receiving installment payments, the benefit for the Beneficiary shall be the remaining Vested Account Balance of the Participant, if any, as of the Participant’s death, and such amount shall continue to be paid in the same manner as was applicable for the deceased Participant; provided, however, the Beneficiary may elect that any remaining Vested Account Balance of the Participant be distributed to the Beneficiary as soon as administratively practicable following the Valuation Date coinciding with or immediately following the Participant’s death and receipt by the EBC of proof thereof in the form of a single lump sum distribution.

(vi)                              Annuities.  If the Participant was receiving annuity payments, the benefit for the Beneficiary, if any, shall be determined by the form of annuity which the Participant was receiving.

(vii)                           Lump Sum Distributions.  If the Participant received a lump sum distribution of the Participant’s Benefit Amount, then there shall be no benefit for a Beneficiary.

(b)                                 Designation of Beneficiary.

(i)                                     General Rules.  The Beneficiary of a Participant with respect to the entire vested amount in the Participant’s Accounts remaining at the Participant’s death shall be determined in accordance with Section 1.11 of this Plan, unless the Participant has designated a Beneficiary or Beneficiaries, which the Participant may designate pursuant to the provisions of Section 1.11 and this Section 8.2(b)(i).  However, no Beneficiary designated by the Participant other than the Surviving Spouse shall be valid unless either (1) the Participant has no Surviving Spouse (or such Spouse cannot be located), or (2) the Surviving Spouse of the Participant has consented to such designation pursuant to a Qualified Spousal Waiver.

(ii)                                  Designation of Multiple Beneficiaries.  A Participant may, consistent with paragraph (i) above, designate more than one Beneficiary and, for each such Beneficiary, may designate a percentage of the entire vested amount in his Accounts to which such Beneficiary should become entitled (such Beneficiary’s “Benefit Amount”) upon the Participant’s death.  Each such Beneficiary shall be entitled to receive his Benefit Amount determined pursuant to Section 8.4 in accordance with the provisions of subsections (a) and (b) above.  Unless otherwise specified by the Participant, any designation by the Participant of multiple Beneficiaries shall be interpreted as a designation by the Participant that each such Beneficiary (if alive as of the Participant’s date of death, and if not, then the contingent Beneficiary under paragraph (iii) below of such Beneficiary) should be entitled to an equal percentage of the Participant’s vested Account balances upon the Participant’s death.

(iii)                               Contingent Beneficiaries.  A Participant may designate contingent Beneficiaries to receive a Beneficiary’s Benefit Amount in the event such Beneficiary should predecease the Participant; otherwise, in the event a Beneficiary predeceases the Participant, then the person or those persons specified in Section 1.11 of the Plan shall be deemed to be the Beneficiary with respect to such deceased Beneficiary’s Benefit Amount, and shall receive the Benefit Amount to which such Beneficiary would have been entitled hereunder under this Section 8.2.

(c)                                  Required Distributions and Forms of Payment.  Notwithstanding any provision of this Plan to the contrary, distribution of a Beneficiary’s Benefit Amount must satisfy the provisions of Article IX (Required Distributions).

(d)                                 Death During Military Service.  In the case of a death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code § 414(u)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under this Plan as if the Participant had resumed and then terminated employment on account of death.

8.3                               Form of Payment of Benefits.  Depending upon the Participant’s or Beneficiary’s Benefit Commencement Date and the timing and manner of the Participant’s termination of employment, the Participant or Beneficiary shall receive benefits, if any, available under this Plan in the form of a single lump sum cash payment, subject to the following:

(a)                                 Special Options for SBT Employer Account.  If the Participant has an SBT Employer Account, such Account may be transferred by the Trustee, at the election of the Participant, to the trustee for the Axiall Corporation Retirement Plan, in which event such Account shall be paid under the terms of such plan.  If a Participant’s SBT Employer Account is not transferred to the Axiall Corporation Retirement Plan, such Account shall be paid as follows:

(i)                                     With respect to a Participant who has a Spouse as of his Annuity Starting Date, unless the Participant’s Spouse consents to another form of payment (pursuant to a Qualified Election during the 180-day period ending on the Annuity Starting Date), the Participant’s SBT Employer Account will be applied to purchase an annuity contract which shall provide for equal monthly, quarterly or annual benefit payments (as the contract may specify) to the Participant over his lifetime and, if he dies before his Spouse, such contract shall also provide for such equal monthly, quarterly or annual benefit payments to continue thereafter to the Participant’s Spouse, if the Spouse on the Annuity

Starting Date survives the Participant, over such Spouse’s lifetime.  The amount of the benefit payments to the Spouse shall be not less than 50% and not more than 100% of the amount of the benefit payments to the Participant, and the annuity may also provide that benefit payments shall not cease prior to the expiration of a period certain set forth in the annuity contract.  (Such an annuity contract shall thus satisfy the requirements in Code § 417(b) of a Qualified Joint and Survivor Annuity.)

(ii)                                  With respect to (A) a Participant who does not have a Spouse as of his Annuity Starting Date, (B) a Participant whose Spouse consents to another form of payment (pursuant to a Qualified Election during the 180-day period ending on the Annuity Starting Date) or (C) a Beneficiary, the Participant’s SBT Employer Account will be applied to purchase an annuity contract which shall provide for equal monthly, quarterly or annual benefit payments (as the contract may specify) to the Participant or Beneficiary over the Participant’s or Beneficiary’s lifetime only, unless the Participant or Beneficiary elects to have such Account paid in the form of a single lump sum cash payment.

(b)                                 In-Kind Distributions of Company Stock.  Notwithstanding any other provision of the Plan to the contrary, to the extent that any distribution includes amounts that are invested in the ESOP Company Stock Fund under the ESOP Component of the Plan or the Non-ESOP Company Stock Fund under the Profit Sharing Component of the Plan, a Participant may elect to receive such amounts in the form of shares of Company Stock, provided that (i) any fractional share of Company Stock shall be distributed in cash and (ii) with respect to the Non-ESOP Company Stock Fund under the Profit Sharing Component of the Plan, distributions will be made in the form of cash if shares of Company Stock cease to be actively traded on an established securities market.

8.4                               Valuation of Accounts for Payments.

(a)                                 Lump Sum Payments.  If a Participant or Beneficiary receives benefits available under this Plan in the form of a single lump sum distribution, the amount distributed to the Participant or Beneficiary shall be determined using the Participant’s or Beneficiary’s Benefit Amount valued as of the Valuation Date coincident with or immediately preceding the date the Participant or Beneficiary receives the distribution.

(b)                                 Annuity Contract.  If a Participant or Beneficiary receives his benefit available under this Plan in the form of an annuity contract, the amount used to purchase such contract for the Participant or Beneficiary shall be determined using the Participant’s or Beneficiary’s Benefit Amount valued as of the Valuation Date coincident with or immediately preceding the Participant’s or Beneficiary’s Annuity Starting Date.

(c)                                  Account Changes After Valuation Dates.  Notwithstanding the preceding subsections of this Section, the valuation of a Participant’s Accounts under this Plan for purposes of making distributions shall take into account any contributions or payments to, and any payments, withdrawals or distributions made from, a Participant’s Accounts subsequent to the applicable Valuation Date and prior to the payee’s Benefit Commencement Date.

8.5                               Forfeitures.

(a)                                 Occurrence of Forfeitures.  A forfeiture of the non-vested portion of a Participant’s Accounts shall occur as follows:

(i)                                     In the event a Participant terminates employment with the Controlled Group and receives (or is deemed to receive) a distribution of his vested Accounts that constitutes a voluntary “cash-out distribution” or an “involuntary cash-out distribution” (excluding any distribution under Sections 8.10 or 8.11), the non-vested portion of his Accounts shall be forfeited as of the date of the distribution (or deemed distribution).  For purposes of this Section 8.5(a), a “voluntary cash-out distribution” is a distribution of the present value of the Participant’s vested Account balance attributable to service through the date of distribution if (A) the Participant voluntarily elects to receive the distribution and (B) the distribution is made on termination of the Participant’s participation in the Plan.  For purposes of this Section 8.5(a), an “involuntary cash-out distribution” is a distribution of the present value of the Participant’s entire vested Account balance at the time of distribution if (C) the distribution is described in Section 8.7(c) of this Plan at the time of the distribution, and (D) the distribution is made due to the termination of the Participant’s participation in the Plan.  For purposes of the two preceding sentences, a distribution shall be considered to be made on termination of participation in the Plan if it is made not later than the close of the second Plan Year following the Plan Year in which such termination of participation occurs.

(ii)                                  Termination, Breaks in Service or Periods of Severance.  If paragraph (i) above does not apply and if a Participant terminates employment with all members of the Controlled Group, and incurs a period of 5 consecutive One-Year Breaks in Service, the non-vested portion of his Accounts shall be forfeited as of the Valuation Date which is coincident with or immediately following the date on which the Participant has incurred the 5 consecutive One-Year Breaks in Service.

(b)                                 Application of Forfeited Amounts.  Any forfeitures arising under paragraphs (i) and (ii) of subsection (a) above shall be used to reduce future Matching Elective Contributions of Employers under Section 3.1.

(c)                                  Recrediting Certain Forfeitures Upon Return to Service.  If a Participant incurs a forfeiture prior to incurring 5 consecutive One Year Breaks in Service, the Participant shall have the previously forfeited amount in his Accounts (unadjusted for any gains or losses) restored if and when the Participant, after returning to service with an Employer, repays to the Trustee the entire amount of the distribution(s) he received from the Plan before the earlier of (A) 5 years after the first date on which the Participant is subsequently reemployed by the Employer, or (B) the end of the first period of 5 consecutive One-Year Breaks in Service after the distribution(s).  A Participant who incurs a forfeiture prior to incurring 5 consecutive One-Year Breaks in Service but who received no distribution from the Plan shall automatically have the previously forfeited amount in his Accounts (unadjusted for any gains or losses) restored upon returning to service with a member of the Controlled Group as an Employee.  A Participant who has been deemed to have received a distribution under this Plan and who otherwise is described in the preceding sentence shall be deemed to have repaid his deemed distribution upon his return to service with a member of the Controlled Group.  The permissible sources for restoration of the Participant’s previously forfeited amount in his Accounts are earnings of the Trust Fund, forfeitures arising under this Section (which shall be used for this purpose prior to the application of subsection (b) above), or a special Discretionary Contribution allocated solely to the Participant’s Matching Elective Contribution Account to the extent necessary to effect such restoration.

8.6                               Code § 401(a)(14) Requirement.  Unless a Participant consents to later payment, the payment of benefits under the Plan to the Participant shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

(a)                                 The attainment by the Participant of the age of 60;

(b)                                 The tenth anniversary of the date on which the Participant commenced participation in the Plan; or

(c)                                  The termination of the Participant’s service with the Controlled Group.

The failure of a Participant to consent to a distribution when such consent is required under Section 8.7 shall be deemed to be an election to defer commencement of payment for purposes of this Section 8.6.

8.7                               Code § 411(a)(11) Consent Requirements.

(a)                                 In General.  Notwithstanding any provision of this Plan to the contrary (including Section 8.6), unless one of the exceptions in subsection (c) below is satisfied, no distribution may be made or commence to a Participant unless the Participant has been provided the notification required under subsection (b) below at the time and in the manner indicated in such subsection, and has consented in writing to the distribution after receiving such notification, with such consent being given no less than 30 days and no more than 180 days prior to his Benefit Commencement Date; provided, however, that in the case of a distribution to which Code §§ 401(a)(11) and 417 do not apply, the distribution may commence less than 30 days after the EBC gives the required notice if the EBC clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution and the Participant, after receiving the notice, affirmatively elects a distribution.

(b)                                 Notification.  The EBC shall notify the Participant of the right, if any, to defer any distribution.  Such notification shall include a general description of the material features of, and an explanation of the relative values of, the optional forms of benefit available, if any, under the Plan and shall inform the Participant of his right to defer receipt of the distribution, and shall be provided (by mail, posting or personal delivery) no less than 30 days and no more than 180 days prior to his Benefit Commencement Date.

(c)                                  Exceptions.  This Section 8.7 shall not be applicable to the following distributions:

(i)                                     Cash-Outs.  Effective as of March 28, 2005 with respect to distributions that become payable on or after that date, if the value of a Participant’s entire vested Account balances does not exceed $1,000 on the date of the Participant’s termination of employment this Section 8.7 shall not be applicable to a distribution of such entire vested Account balances as a single lump sum.  For purposes of the preceding sentence, whether the value of the Benefit Amount does not exceed $1,000 shall be determined by excluding from consideration the value of the Rollover Contributions Account.

(ii)                                  Immediately Distributable.  If a distribution is made on or after the Participant’s attainment of age 62, this Section 8.7 shall not be applicable to such distribution.

(iii)                               QDRO’s.  If a distribution is made to an alternate payee pursuant to a qualified domestic relations order, this Section 8.7 shall not be applicable to such distribution.

(iv)                              Code §§ 401(a)(9) and 415.  If a distribution is required to satisfy the provisions of Article IV (Code § 415 limitation on allocations) or IX (Code § 401(a)(9) required distribution rules), this Section 8.7 shall not be applicable to such distribution.

(v)                                 Plan Termination.  If a distribution is made to the Participant upon termination of this Plan and no member of the Controlled Group maintains any other defined contribution plan (other than an employee stock ownership plan as defined in Code § 4975(e)(7)), this Section 8.7 shall not be applicable to such distribution if this Plan does not offer an annuity option (purchased from a commercial provider).

(d)                                 Application to Plan Provisions.  To the extent that a distribution is required by the terms and provisions of this Plan, but this Section 8.7 is applicable to the distribution and the distribution therefore cannot be made, such distribution shall, except as otherwise provided, be made as soon as administratively practicable following the Valuation Date coincident with or immediately following the date that this Section 8.7 is no longer applicable to the distribution.

8.8                               Code § 401(k)(2)(B) Restrictions.  Notwithstanding the provisions of this Article VIII to the contrary, a Participant’s Accounts shall not be distributed prior to:

(a)                                 the Participant’s “severance from employment” (within the meaning of Code § 401(k)(2)(B)(i)(I));

(b)                                 the Participant’s attainment of the age of 59½ years;

(c)                                  the Participant’s incurrence of a “hardship” (within the meaning of Treas. Reg. § 1.401(k)-1(d)(3)); or

(d)                                 the termination of the Plan without establishment or maintenance by the Employer of an alternative defined contribution plan (within the meaning of Treas. Reg. § 1.401(k)-1(d)(4));

For purposes of subsection (d) above, the distribution must be a lump sum or annuity contract distribution that satisfies the requirements of Treas. Reg. § 1.401(k)-1(d)(4)(ii).  This Section 8.8 shall not be interpreted to allow distributions at a time or in a form that is not otherwise provided for in this Article VIII.  The provisions of this Section shall be interpreted in accordance with the requirements of Code § 401(k)(2)(B) and any regulations promulgated thereunder.

8.9                               Payments to Alternate Payees.  See Section 13.6(b)(iii) for special provisions which are applicable to payments to an alternate payee under a qualified domestic relations order.  A qualified domestic relations order may not provide an alternate payee with a death benefit from this Plan except to the extent consistent with Section 8.2 and, if applicable, except to the extent such order requires that the alternate payee be treated as the Participant’s Surviving Spouse.

8.10                        Hardship Distributions of Elective Contributions.

(a)                                 General Rules.  A Participant shall be entitled to apply to the EBC for a hardship distribution of all or a portion of such Participant’s Elective Contributions Account balance, including only earnings on Elective Contributions credited to the Participant’s Elective Contributions Account as of December 31, 1998, if any, plus all or a portion of the Discretionary Contributions Account balance determined as of December 31, 2012, plus all or a portion of the Pre-2008 Matching Elective Contributions Account valued as of the Valuation Date coincident with or next following the date on which the EBC receives the Participant’s application.  A hardship distribution will be made to the Participant (i) only if the EBC determines that the Participant has an immediate and heavy financial need under subsection (b) below and (ii) only to the extent the distribution is necessary to satisfy such need under subsection (c) below.

(b)                                 Immediate and Heavy Financial Need.  A distribution will be made on account of an immediate and heavy financial need of a Participant if the distribution is on account of:

(i)                                     Expenses for (or necessary to obtain) medical care that would be deductible under Code § 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(ii)                                  Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(iii)                               Payment of tuition, related educational fees and room and board expenses for up to the next twelve months of post-secondary education for the Participant, the Participant’s Spouse, children or dependents (as defined in Code § 152, and without regard to Code § 152(b)(1), (b)(2) or (d)(1)(B));

(iv)                              Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage of that residence;

(v)                                 Payments for burial or funeral expenses for the Participant’s deceased parent, Spouse, children or dependents (as defined in Code § 152, and without regard to Code § 152(d)(1)(B));

(vi)                              Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty loss deduction under Code § 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(vii)                           Any other financial need which the Commissioner of Internal Revenue, through the publication of revenue rulings, notices and other documents of general applicability, may from time to time designate as a deemed immediate and heavy financial need.

A hardship shall be deemed to exist if the distribution is on account of expenses described in paragraph (i), (iii), or (v) above for a person who is named as the Participant’s Beneficiary under this Plan and who has an unconditional right to all or a portion of the Participant’s Account upon the death of the Participant.  In determining the existence of an immediate and heavy financial need, the provisions of Treas. Reg. § 1.401(k)-1(d)(3)(iii) shall govern.

(c)                                  Distribution Necessary to Satisfy Need.  A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

(i)                                     The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant;

(ii)                                  The Participant has obtained all distributions and withdrawals (including distributions of ESOP dividends under Code § 404(k) but not hardship distributions) and all nontaxable loans then available under all plans maintained by the Controlled Group (including, without limitation, any qualified and non-qualified deferred compensation plan and any cash or deferred arrangement that is part of a cafeteria plan (other than mandatory employee contributions under a welfare plan or pension plan));

(iii)                               After receiving the hardship distribution, the Participant shall be prohibited from making Elective Contributions under this Plan and elective contributions and employee contributions under any other plan of his or her Employer or under an otherwise legally enforceable agreement (including all qualified and nonqualified deferred compensation, stock option and stock purchase plans maintained by such Employer, but not including health or welfare benefit plans or the mandatory employee contribution portion of any defined benefit plan) for a period of 6 months following receipt of the hardship distribution; and

(d)                                 Taxes.  The Participant shall be responsible for any excise taxes and/or any income taxes due on a hardship distribution under this Section.

8.11                        Voluntary Contribution and SBT Account Withdrawals.

(a)                                 General Rule.  A Participant shall be entitled, by filing a written request with the EBC, to withdraw all or a portion of his Voluntary Contribution Account balance, and/or his SBT Employee Account balance, if any, valued as of the Valuation Date coincident with or next following by at least 15 days the date on which the EBC receives the Participant’s written request.  Distribution shall be made to the Participant as soon as administratively practicable after such Valuation Date.  Effective as of August 1, 2013, a withdrawal under this Section may be made twice within each Plan Year.

(b)                                 Taxes.  The Participant shall be responsible for any taxes due on a Voluntary Contribution Account withdrawal under this Section.

8.12                        Loan of Account Balances to Participants.

(a)                                 Conditions Applicable to Participant Loans.  Upon the written application of any Participant or Beneficiary who, is a party-in-interest within the meaning of ERISA § 3(14) (herein “Party-in-Interest”) filed with the EBC, the EBC shall in accordance with a uniform and nondiscriminatory policy established by it, direct the Trustee to make a loan to said Participant or Beneficiary.  Any loans made pursuant to this Section shall satisfy the following conditions:

(i)                                     Such loans shall be available to all Participants and Beneficiaries who are Parties-in-Interest on a reasonably equivalent basis.

(ii)                                  Such loans shall not be made available to such Participants or Beneficiaries who are Highly Compensated Participants in an amount which is greater than that available to other Participants or Beneficiaries in accordance with Department of Labor Reg. § 2550.408b-1(c); provided, however, that loans may be permitted in an amount that bears a uniform relationship to vested Account balances.

(iii)                               Each such loan shall bear a rate of interest so as to provide the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances in accordance with Department of Labor Reg. § 2550.408b-1(e).

(A)                               The interest rate for loans from the Plan shall be one percent above the rate of interest quoted as the prime rate of interest in The Wall Street Journal on the first day of the month in which the Participant or Beneficiary applies for the loan.  In the event such rate should become unascertainable, the EBC shall designate a comparable reference rate which shall be deemed to be the rate under this paragraph.

(B)                               The EBC shall have the responsibility on an ongoing basis to assure that the rate of interest for Participant or Beneficiary loans provides the plan with a rate of return which is commensurate with the interest rate charged under similar circumstances by persons in the business of lending money.  If the rate described above fails to accomplish this objective, the EBC has the duty to specify in writing an alternative rate which shall be deemed to be the rate of interest for loans under this Section.

(iv)                              The amount of any such loan, when added to the outstanding balance of all other loans, if any, from the Plan (or from any other plan maintained by the Employer) to such Participant or Beneficiary shall not exceed the lesser of:

(A)                               $50,000, reduced by the excess (if any) of (1) the highest outstanding balance of loans from the Plan to  such Participant or Beneficiary during the one-year period ending on the day before the date on which the loan was made, over (2) the outstanding balance of loans from the Plan to  such Participant or Beneficiary on the date a new loan was made, or

(B)                               one-half (½) of the value of the vested Accounts of such Participant or Beneficiary (excluding, in determining such value of vested Accounts, the value of the Discretionary Contributions Account in excess of the value of the Discretionary Contributions Account as of December 31, 2012).

(v)                                 Each such loan, by its terms, shall be repaid within 5 years, unless such loan is used to acquire a dwelling unit which, within a reasonable time, is to be used as the principal residence of the Participant.

(vi)                              Each loan, by its terms, shall require repayment on a substantially level amortization basis with loan repayments made not less frequently than quarterly over the term of the loan.

(vii)                           The principal amount of any Participant or Beneficiary loan may not be less than $1,000.

(viii)                        All Participant or Beneficiary loans will be repaid by Participants or Beneficiaries who are Employees or who subsequently become Employees on a payroll deduction basis.  All other Participant or Beneficiary loans must be promptly repaid by tender of cash or check for the proper installment payment amount.  Loan repayments made by a Participant or Beneficiary shall be allocated solely to the account of the Participant or Beneficiary  making the repayment.

(ix)                              Each such loan shall be evidenced by a promissory note executed by such Participant or Beneficiary and payable to the Trustee not later than the earliest of a fixed maturity date meeting the requirements of paragraph (v) above or the occurrence of one of the following events of default (if such default situation is not corrected within 90 days):

(A)                               the Participant’s failure to make required payments on the promissory note,

(B)                               in the case of a Participant who is not an Employee, distribution of his Account, or

(C)                               the filing of a petition, the entry of an order or the appointment of a receiver, liquidator, trustee or other person in a similar capacity, with respect to the Participant, pursuant to any state or federal law relating to bankruptcy, moratorium, reorganization, insolvency or liquidation, or any assignment by the Participant for the benefit of his creditors.

Such promissory note shall evidence such terms as are required by this Section.

(x)                                 For each Participant or Beneficiary for whom a loan is authorized pursuant to this Section, the EBC shall (1) direct the Trustee to liquidate the Participant’s or Beneficiary’s interest in his or her vested Accounts to the extent necessary to provide funds for the loan, (2) direct the Trustee to disburse funds to the Participant or Beneficiary upon the Participant’s or Beneficiary’s execution of the promissory note referred to in paragraph (ix) above, (3) transmit to the Trustee such executed promissory note, and (4) establish and maintain a separate recordkeeping account (A) which initially shall be in the amount of the loan, (B) to which the funds for the loan shall be deemed to have been allocated and then disbursed to the Participant or Beneficiary, (C) to which the promissory note shall be allocated and (D) which shall show the unpaid principal of and interest on the note from time to time.  All payments of principal and interest by a Participant or Beneficiary shall be credited initially to his or her separate recordkeeping loan account and applied against the Participant’s or Beneficiary’s promissory note, and then invested as if such payments were Employer contributions allocated to the Participant’s or Beneficiary’s Accounts.

(xi)                              Each such loan shall be adequately secured by a pledge of such Participant’s or Beneficiary’s loan Account referred to in paragraph (x) above plus a portion of the Participant’s or Beneficiary’s vested Accounts such that the aggregate amount pledged as security does not exceed one-half (½) of the Participant’s or Beneficiary’s entire vested Account balance so that, in the event the Participant or Beneficiary defaults on such loan or fails to repay such loan in the time set forth in the promissory note, the Director may satisfy any amount of principal or interest due and unpaid on the loan at the time of any default on the loan, and any interest accruing thereafter by deduction from the Participant’s or Beneficiary’s loan account referred to in paragraph (x) above, and may satisfy any other amounts due and payable by deduction from the Participant’s or Beneficiary’s other amounts pledged.  Such amount of principal and interest due and unpaid shall be deemed to have been deducted and distributed to the Participant or Beneficiary immediately upon default, unless such Participant or Beneficiary was not, at the time of default, eligible to receive a distribution under the provisions of this Plan, in which event such amount shall be deemed to have been deducted and distributed at such time as the Participant or Beneficiary first becomes eligible to receive a distribution under the provisions of this Plan (any otherwise required Participant consent shall be deemed given when the loan is requested). In the event that the amount so deducted and distributed is insufficient to satisfy the remaining balance of such loan, the Participant or Beneficiary shall be liable for, and must continue to make payments on any such balance still due to the Trust Fund, in accordance with applicable law, and interest at the rate specified in the promissory note shall continue to accrue on any outstanding amount until fully satisfied.

(xii)                           In the event a Participant or Beneficiary receives a loan from the Plan, to the extent that an amount is borrowed by a Participant or Beneficiary from his Account, the Participant’s or Beneficiary’s Account will not share in the earnings or losses of the Trust Fund, but will only share in earnings or losses based upon the loan made to the Participant or Beneficiary.  A Participant or Beneficiary who elects to receive a loan from the Plan also automatically elects to direct the investment of his or her Accounts to the extent so borrowed in accordance with the preceding sentence.

(xiii)                        Notwithstanding any provision of this Plan to the contrary, this Plan may distribute the promissory note of a Participant or Beneficiary identified in paragraph (ix) above or may cancel all or a portion of the indebtedness evidenced by such note in lieu of making a cash distribution required by this Plan.

(xiv)                       No more than one loan shall be made under this Plan to a Participant or Beneficiary at any one time; and no more than one loan shall be outstanding under this Plan to a Participant or Beneficiary at any one time; provided, however, that effective as of February 1, 2014 up to two loans under this Plan may be outstanding to a Participant or Beneficiary at one time.

(xv)                          In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan.

(xvi)                       Notwithstanding any other provision of the Plan, loan repayments will be suspended under the Plan as permitted under Code § 414(u)(4) (for Participants on a leave of absence for “qualified military service” (as defined in Section 13.22 of the Plan)).

(xvii)                    Notwithstanding any other provision of the Plan, the obligation to make loan repayments will be suspended under the Plan for a period of up to one year for Participants on a leave of absence or temporary layoff (other than a leave of absence for “qualified military service” covered by sections 8.12(a)(xvi) and 13.22 of the Plan); provided, however, that upon the conclusion of the leave of absence or temporary layoff, the remaining balance of the loan (including interest that accrued during the period of leave of absence or temporary layoff) shall be repaid over the remaining balance of the original loan term and a new periodic repayment amount shall be calculated.

(xviii)                 A Participant who terminates employment with the Employer and who at that time has an unpaid balance of a loan from the Plan may, if he or she chooses to do, continue to make repayments of the loan over the remainder of the term of the loan.  The EBC and the recordkeeper of the Plan shall be authorized to implement procedures (including without limitation the use of coupon books and the Participant’s authorization of periodic direct transfers of funds to the Trustee from a bank account of the Participant) for such post-employment loan repayments.

(b)                                 Additional Conditions that May be Established by the EBC.  The EBC shall have complete discretion to establish administrative procedures that shall be applicable to Participant or Beneficiary loans, without the necessity of amending the Plan, including but not limited to the following:

(i)                                     The EBC may establish an alternative minimum dollar amount that may be borrowed, provided that such amount may not exceed $1,000.

(ii)                                  The EBC may require all loans to be effective only as of a Valuation Date.

(iii)                               The EBC may require that all Participants or Beneficiaries requesting a loan pay a reasonable loan origination fee.

Any such administrative procedures shall be set forth in writing and communicated to Participants and Beneficiaries.

8.13                        Code § 401(a)(31) Requirement.

(a)                                 General Rule.

(i)                                     If a Participant or Surviving Spouse of a Participant (or an alternate payee pursuant to a qualified domestic relations order who is a Spouse or former Spouse of a Participant) who is to receive a payment under this Article which is an eligible rollover distribution (as defined below) elects (within the 90-day period ending on the Benefit Starting Date) to have such distribution (or a portion of such distribution) paid directly to an eligible retirement plan (as defined below) and specifies the eligible retirement plan to which such distribution is to be paid, such payment to be made to the Participant or Surviving Spouse (or alternate payee) of a Participant shall be made in the form of a direct lump sum cash transfer from the Trustee to the trustee of the eligible retirement plan so specified in lieu of the payment otherwise required by this Article.  The preceding sentence shall only apply to the extent that the eligible rollover distribution would be includable in the Participant’s or Surviving Spouse’s (or alternate payee’s) gross income if not so transferred (determined without regard to Code §§ 402(c) and 403(a)(4)).

(ii)                                  In addition, if a Beneficiary, other than a Surviving Spouse (or an alternate payee pursuant to a qualified domestic relations order who is a Spouse or former Spouse of a Participant), elects (within the 90-day period ending on the Benefit Starting Date) to have an eligible rollover distribution (or a portion of such distribution) paid directly to an eligible retirement plan that is an individual retirement account or an individual retirement annuity (other than an endowment contract) and specifies the individual retirement account or individual retirement annuity to which the distribution is to be paid, then the payment shall be made in the form of a direct lump sum cash transfer from the Trustee to the trustee of the eligible retirement plan so specified by the Beneficiary.

(b)                                 Definitions.  For purposes of this Section, the following terms shall have the meanings indicated:

(i)                                     Eligible retirement plan shall mean, (A) with respect to a Participant, a Surviving Spouse of a Participant, or an alternate payee under a qualified domestic relations order who is the Spouse or former Spouse of a Participant, and any other Beneficiary, an individual retirement account described in Code § 408(a) or a Roth IRA described in Code § 408A, or an individual retirement annuity described in Code § 408(b) (other than an endowment contract), (B) with respect to a Participant, a Surviving Spouse, or an alternate payee under a qualified domestic relations order who is the Spouse or former Spouse of a Participant, a qualified trust which is a defined contribution plan, an annuity plan described in Code § 403(a), an eligible deferred compensation plan described in Code § 457(b) which is maintained by an eligible employer described in Code § 457(e)(1)(A), or an annuity contract described in Code § 403(b), in each case the terms of which permit acceptance of rollover contributions.

(ii)                                  Eligible rollover distribution shall mean any distribution to a Participant, a Surviving Spouse or an alternate payee of a Participant (or, to the extent provided in Section 8.13(b)(i), a Beneficiary who is not the Surviving Spouse or a Spouse or former Spouse who is the alternate payee under a qualified domestic relations order) of all or any portion of the balance to the credit of such individual in this Plan; provided, however, such term shall not include:

(A)                               any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or his designated Beneficiary or the joint lives (or joint life expectancies) of the Participant and his designated Beneficiary, or for a specified period of 10 years or more;

(B)                               any distribution to the extent such distribution is required by Article IX;

(C)                               the portion of any distribution that is not includable in gross income;

(D)                               any “hardship” distribution (as defined in Code § 401(k)); and

(E)                                any other distribution or portion of a distribution to the extent such distribution is not considered an eligible rollover distribution under Treasury regulations or other guidance issued by the Internal Revenue Service.

(c)                                  Satisfaction of Requirements.  For purposes of this Section, the Participant or Surviving Spouse (or alternate payee) of the Participant electing the transfer must present sufficient evidence in a timely manner to the EBC that the transferee plan satisfies the definition of an eligible retirement plan set forth above.  At a minimum, the Participant or Surviving Spouse (or alternate payee) of the Participant must state the name of the transferee plan and represent that the transferee plan is an eligible retirement plan (as defined in paragraph (i) of subsection (b) above).  The Participant or Surviving Spouse (or alternate payee) of the Participant must also present such additional documentation as the EBC may require which shall be used to verify that the requirements of this Section have been met.  The Trustee, the EBC, or any Plan fiduciary shall have no duty to verify the authenticity of any such evidence or documentation, and shall be entitled to rely on any such evidence submitted by a Participant or Surviving Spouse (or alternate payee) of the Participant, without questioning the authenticity thereof, unless it is unreasonable to so rely.  Furthermore, in the event that the Trustee, the EBC or any Plan fiduciary shall have actual knowledge of an issue relating to the transferee plan’s ability to satisfy the definition of an eligible retirement plan, such issue must be expressly resolved in favor of the satisfaction of such definition by the transferee plan by a ruling from the Internal Revenue Service or by an opinion of legal counsel (chosen by the Participant or Surviving Spouse (or alternate payee) of the Participant, but acceptable to the EBC) directed to the Trustee, the Plan, the EBC and any fiduciary of the Plan, before the transfer can occur.

(d)                                 Determination in the EBC’s Discretion.  The EBC shall have complete and absolute discretion to determine whether the proposed transferee plan selected by the distributee satisfies the requirements of this Section, and to determine whether the requirements of this Section have otherwise been satisfied by a proposed transfer.

(e)                                  Interpretation.  The provisions of this Section shall be interpreted in accordance with Code § 401(a)(31), as added by the Unemployment Compensation Amendments of 1992, and any regulations or other guidance promulgated by the Internal Revenue Service thereunder, and shall not be construed or interpreted in a manner other than strict compliance with such requirements.

(f)                                   Application of Other Rules.  For all purposes of this Plan, the election by a Participant or Surviving Spouse (or alternate payee) of a Participant of a transfer under this Section shall be considered a payment or distribution under this Article as if the amount transferred were paid directly to the Participant or Surviving Spouse (or alternate payee).

8.14                        Distribution After Attainment of Age 59½.  A Participant who has attained the age of 59½ may withdraw all or a portion of his Elective Contributions Account, Safe Harbor Matching Elective Contributions Account and Qualified Nonelective Contributions Account, including earnings, if any.  Distribution shall be made to the Participant as soon as administratively practicable after the request is received.

8.15                        Distribution After Attainment of Age 55.  A Participant who has attained the age of 55 years may withdraw (a) all or a portion of his Pre-2008 Matching Elective Contributions Account and (b) an amount equal to the value of the Discretionary Contributions Account as of December 31, 2012.

8.16                        Distribution from Rollover Contributions Account.  A Participant may make a withdrawal from the Rollover Contributions Account at any time.

ARTICLE IX
REQUIRED DISTRIBUTIONS

9.1                               In General.  Notwithstanding any other provision of the Plan, to the extent required under Code § 401(a)(9), the entire vested account balance of a Participant who is a 5% owner (as defined in Code § 416) or who attains age 70½ prior to January 1, 2000 (a) shall be distributed to him in a lump sum in cash not later than April 1 of the calendar year following the calendar year in which he attains age 70½ and, with respect to such Participants who are Employees, on December 31 of such year and each succeeding year or (b) shall commence to be distributed to him in one of the forms permitted under Section 8.3 not later than the time specified in clause (a) of this paragraph.  In addition, the vested account balance of any other Participant must be distributed or commence to be distributed not later than the April 1 of the calendar year following the later of (i) the calendar year in which he attains age 70½ or (ii) the calendar year in which he incurs a termination of employment.

9.2                               Code Section 401(a)(9) to Apply.  Notwithstanding the foregoing, distributions under this Article IX shall be made in accordance with the provisions of Code § 401(a)(9) and Treasury Regulations issued thereunder, including Treas. Reg. § 1.401(a)(9)-2, which provisions are hereby incorporated herein by reference, provided that such provisions shall override the other distribution provisions of the Plan only to the extent that such other Plan provisions provide for distribution that is less rapid than required under such provisions of the Code and Regulations.  Nothing contained in this Article IX shall be construed as providing any optional form of payment that is not available under the other distribution provisions of the Plan.

9.3                               Minimum Distribution Requirements.

(a)                                 General Rules.

(i)                                     Effective Date.  The provisions of this Section 9.3 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(ii)                                  Precedence.  The requirements of this Section 9.3 will take precedence over any inconsistent provisions of the Plan.

(iii)                               Requirements of Treasury Regulations Incorporated.  All distributions required under this Section 9.3 will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Code.

(iv)                              TEFRA Section 242(b)(2) Elections.  Notwithstanding the other provisions of this Section 9.3, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA (if applicable).

(b)                                 Time and Manner of Distribution.

(i)                                     Required Beginning Date.  The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(ii)                                  Death of Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)                               If the Participant’s Surviving Spouse is the Participant’s sole designated Beneficiary, then, except as provided in subsection (f) below, distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(B)                               If the Participant’s Surviving Spouse is not the Participant’s sole designated Beneficiary, then, except as provided in subsection (f) below, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)                               If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)                               If the Participant’s Surviving Spouse is the Participant’s sole designated Beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this paragraph (ii), other than subparagraph (A) above, will apply as if the Surviving Spouse were the Participant.

For purposes of this paragraph (ii) and subsection (d) below, unless subparagraph (D) applies, distributions are considered to begin on the Participant’s Required Beginning Date.  If subparagraph (D) applies, distributions are considered to begin on the date distributions are required to begin to the Surviving Spouse under subparagraph (A).  If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s Surviving Spouse before the date distributions are required to begin to the Surviving Spouse under subparagraph (A)), the date distributions are considered to begin is the date distributions actually commence.

(iii)                               Forms of Distribution.  Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with subsections (c) and (d) below.  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance Company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury Regulations.

(c)                                  Required Minimum Distributions During Participant’s Lifetime.

(i)                                     Amount of Required Minimum Distribution For Each Distribution Calendar Year.  During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A)                               the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B)                               if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.

(ii)                                  Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.  Required minimum distributions will be determined under this subsection (c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(d)                                 Required Minimum Distributions After Participant’s Death.

(i)                                     Death On or After Date Distributions Begin.

(A)                               Participant Survived by Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(I)                                   The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(II)                              If the Participant’s Surviving Spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the Surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the Surviving Spouse’s age as of the Spouse’s birthday in that year.  For distribution calendar years after the year of the Surviving Spouse’s death, the remaining life expectancy of the Surviving Spouse is calculated using the age of the Surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(III)                         If the Participant’s Surviving Spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)                               No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)                                  Death Before Date Distributions Begin.

(A)                               Participant Survived by Designated Beneficiary.  Except as provided in subsection (f) below, if the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in paragraph (i) above.

(B)                               No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)                               Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.  If the Participant dies before the date distributions begin, the Participant’s Surviving Spouse is the Participant’s sole designated Beneficiary, and the Surviving Spouse dies before distributions are required to begin to the Surviving Spouse under subsection (b)(ii)(A) above, this paragraph (ii) will apply as if the Surviving Spouse were the Participant.

(e)                                  Definitions.

(i)                                     Designated beneficiary.  The individual who is designated as the Beneficiary under Section 1.11 of the Plan, who shall be the designated Beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(ii)                                  Distribution calendar year.  A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date.  For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under subsection (b)(ii) above.  The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(iii)                               Life expectancy.  Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

(iv)                              Participant’s account balance.  The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.  The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(v)                                 Required beginning date.  The date specified in Section 9.1 of the Plan by which the vested account balance of a Participant must be distributed or commence to be distributed.

(f)                                   Participants or Beneficiaries May Elect 5-Year Rule.  Participants or beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in subsections (b)(ii) and (d)(ii) above applies to distributions after the death of a Participant who has a designated Beneficiary.  The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under subsection (b)(ii) above, or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, Surviving

Spouse’s) death.  If neither the Participant nor Beneficiary makes an election under this subsection (f), distributions will be made in accordance with subsections (b)(ii) and (d)(ii) above.

(g)                                  Special Rule for 2009 RMDs.  Notwithstanding Section 9.3(a) through (f) of the Plan, a Participant who would have been required to receive required minimum distributions for 2009 but for the enactment of Code § 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (i) equal to the 2009 RMDs or (ii) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Participant or Beneficiary affirmatively chooses to receive such distributions.  Participants and Beneficiaries described in the preceding sentence will have the opportunity to elect to receive or continue to receive the distributions described in the preceding sentence, if they wish to do so.  In addition, notwithstanding Section 8.13(b)(ii) of the Plan, and solely for purposes of applying the direct rollover provisions of the Plan, certain additional distributions in 2009 will be treated as eligible rollover distributions.  For purposes of the direct rollover provisions of the Plan, the following will also be treated as eligible rollover distributions in 2009:  2009 RMDs and Extended 2009 RMDs (both as defined in the Plan).

ARTICLE X
THE TRUST FUND AND THE TRUSTEE

10.1                        Existence of Trust.  A Trust Agreement has been entered into with the Trustee designated in the Trust Agreement to hold the funds necessary to provide the benefits set forth in this Plan.

10.2                        Exclusive Benefit Rule.  The Trust Fund shall be received, held in trust, and disbursed by the Trustee in accordance with the provisions of the Trust Agreement and this Plan.  No part of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries and the payment of reasonable expenses attributable to the administration of the Plan in accordance with ERISA § 404(a)(1)(A)(ii) and Revenue Ruling 2004-1.  For purposes of the preceding sentence, the use of the Trust Fund to pay fees and expenses incurred in connection with the provision of services is not a reasonable expense of administering the Plan if the payments are made for the Employer’s benefit or involve services for which the Employer could reasonably be expected to bear the cost in the normal course of such Employer’s business or operations.  In this regard, services provided in conjunction with the establishment, termination or design of plans relate to the business activities of the Employer and generally would not be “reasonable expenses attributable to the administration of the Plan.”  No person shall have any interest in, or right to, the Trust Fund or any part thereof, except as specifically provided for in this Plan or the Trust Agreement, except as provided in Section 3.4 (Return of Contributions).  Notwithstanding the preceding provisions of this Section, this Section shall be construed in accordance with the requirements of Code § 401(a)(2) and ERISA § 403(c) and any regulations or other guidance promulgated thereunder, and shall not be construed in a manner more restrictive than such requirements.

10.3                        Removal or Resignation of Trustee.  The Company may remove the Trustee at any time or the Trustee may resign at any time upon the notice required by the terms of the Trust Agreement, and upon such removal or upon the resignation of a Trustee, the Company shall appoint a successor Trustee.

10.4                        Powers of Trustee.  The Trustee shall have the power to hold, invest, reinvest, or to control and disburse the Trust Funds in accordance with the provisions of the Trust Agreement and Article VI of this Plan (Accounts and Investments).

10.5                        Integration of Trust Agreement.  The Trust Agreement shall be deemed to be a part of this Plan, and all rights of Participants or others under this Plan shall be subject to the provisions of the Trust Agreement.

10.6                        Records and Accounts.  The Trustee shall maintain accurate and detailed records and accounts of all transactions of the Plan, which shall be available at all reasonable times for inspection or audit by any person designated by the Employer, EBC and by any other person or entity to the extent required by law.

10.7                        Annual Reports.  As soon as practicable following the close of the Plan Year, the Trustee shall file with the EBC and the Employer a written report setting forth all transactions with respect to the Trust Fund during such Plan Year and listing the assets of the Trust Fund and the market value thereof at the close of the period covered by such report.  The Trustee shall also provide the EBC and the Employer with such other information in its possession as may be necessary for the EBC or Employer to conform with the requirements of ERISA § 103.

ARTICLE XI
ADMINISTRATION

11.1                        Appointment of the Employee Benefits Investment Committee.  The membership of the Employee Benefits Investment Committee (“IC” or “Investment Committee”) of Axiall Holdco, Inc. shall consist of the incumbents, if the position is filled from time-to-time, of the following officer positions of Axiall Corporation (“Axiall”), effective on the date that each is appointed by the Chief Executive Officer of Axiall (“CEO”):

VP & Treasurer, Chair

VP & Controller

VP, Human Resources

In the event of a vacancy on the Committee, the CEO shall appoint the successor in the position or, if the position is discontinued, such other person as the CEO shall choose.  The Recording Secretary of the IC shall be the Staff Counsel or the Deputy General Counsel (“Deputy GC”) of Axiall, who shall not be a member of the IC.  The members of the IC may, but need not, participate in any of the Plans.

11.2                        Investment Policy and Powers.  The IC has authority and control with respect to Plan assets, subject to such appointments and delegations as it makes in accordance with Sections 402, 403, and 405 of ERISA, and shall be the named fiduciary of the Plan for asset management.  The IC shall adopt investment policies that identify the investment objectives related to the Plan.  The policies will provide a mechanism to regularly establish and review the investment objectives of the Plan and will ensure that the fiduciary investment and monitoring responsibilities relating to the Plan are satisfied.  The investment policies will: (i) designate the investment options available to Participants, (ii) explain the role each investment option performs under the portfolio, and (iii) identify the criteria that will be used for selecting the funds made available for investment and for evaluating such funds’ continued appropriateness.  Without limiting the generality of the foregoing, the IC shall adopt one or more Investment Policy Statements from time to time, and may:

(a)                                 establish, maintain and review the investment policies;

(b)                                 assure compliance with the fiduciary responsibility provisions of ERISA and any other applicable federal and state laws and regulations that impact Plan funding or the investment of Plan assets;

(c)                                  when appropriate, identify and appoint a qualified trustee or trustees with respect to the Plan;

(d)                                 identify and select a blend of well-managed investment options that offer an adequately diversified choice and otherwise comply with the requirements of Section 404(c) of ERISA;

(e)                                  monitor the investment strategies, performance and risk characteristics of Plan investments and fees and expenses of such investments on an annual basis (and more often as may be appropriate);

(f)                                   establish a regular schedule to review the performance and risk characteristics of Plan investments;

(g)                                  take appropriate action if investment objectives are not being met;

(h)                                 ensure that fees paid to service providers and other expenses of the Plan are reasonable as required by applicable law including without limitation Section 408(b)(2) of ERISA;

(i)                                     establish, amend or modify any trust agreements and investment manager agreements related to one or more of the Plans; and

(j)                                    designate its Chair or such other IC member as the Chair may identify as the individual empowered to act on behalf of the IC with regard to official acts, such as but not limited to, engaging trustees, investment managers, investment advisors and consultants, and other providers of investment-related services.

(k)                                 select investment manager(s) that satisfy the requirements of Section 3(38) of ERISA;

(l)                                     select investment advisors and other consultants and professionals to assist the IC in carrying out its duties and responsibilities;  and

(m)                             for information purposes only, report at least annually to the Board of Directors of the Company and such other companies as may be investors in the Company with respect to the performance of the Plan investments.

11.3                        ERISA Fiduciary Responsibility.  The IC shall discharge its duties in accordance with the general fiduciary responsibility standards and other applicable standards of ERISA and other applicable law.  To the extent that the IC delegates authority and control with respect to particular plan assets to an investment manager pursuant to Sections 3(38) and 403(a)(2) of ERISA, no person other than the investment manager shall be (i) under any obligation to manage such assets or (ii) liable for the acts or omissions of the investment manager with respect to such assets.

11.4                        No Expansion of Duties.  Nothing herein shall expand the fiduciary duties of the IC beyond those necessary to discharge its responsibilities in accordance with this Article XI.

11.5                        Employee Benefits Administrative Committee.  The membership of the Employee Benefits Administrative Committee, (“EBC”) of Axiall Holdco, Inc. shall be the incumbent, if the position is filled from time-to-time, of the following position, effective on the date that he or she is appointed by the CEO:

Director, Compensation and Benefits, of Axiall Corporation.

In the event of a vacancy on the Committee, the CEO shall appoint the successor in the position or, if the position is discontinued, such other person as the CEO shall choose.  The Recording Secretary for the EBC shall be the Staff Counsel or the Deputy GC of Axiall, who shall not be a member of the Committee.  The members of the EBC may, but need not, participate in any of the Plans.

11.6                        General Powers of the EBC.  The EBC has discretionary authority and responsibility for, and shall be the named fiduciary for, Plan administration, including interpretation of the terms of the Plans, and day-to-day operation of the Plan, except where specifically reserved to another Committee herein, or as otherwise required by applicable law.

11.7                        Specific Powers of the EBC.  Without limiting the scope of the foregoing general powers, the EBC shall have the following specific powers, responsibilities and duties:

(a)                                 to establish and enforce rules, regulations and procedures as it deems necessary or proper for the efficient administration of the Plan and for the determination of initial benefit claims under the Plan;

(b)                                 to interpret the Plan, in its discretion, with its interpretations made in good faith to be final and conclusive, and to decide all management questions concerning the Plan, eligibility for participation and benefit, and initial claims for benefits under the Plan;

(c)                                  to determine the eligibility of any employee to participate in the Plan, in its discretion, and to require any person to furnish any information as it may request to properly administer the Plan as a condition to that person’s receiving any benefit under the Plan;

(d)                                 to compute the amount of benefits that are payable to any Participant, retired Participant, spouse or Beneficiary in accordance with the provisions of the Plan, and to determine the person or persons to whom those benefits will be paid;

(e)                                  to authorize the payment of benefits from the Plan, in its discretion, if it determines that the claimant is entitled to the benefits;

(f)                                   to maintain records for each individual Participant as to benefits, options, beneficiaries and other pertinent information;

(g)                                  to prepare any reports required by the Plan, ERISA and the Code or any other applicable law, as amended, as any of them may be amended from time to time;

(h)                                 to file with the appropriate government agencies any and all reports and notifications required by the Plan or applicable law;

(i)                                     to provide all Participants with any and all reports, notifications, summary plan descriptions, summaries of material modifications and summary annual reports to the extent required by law;

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(j)                                    to obtain approval of the tax-qualified status of the Plan and the related trust agreements, as appropriate;

(k)                                 to engage an independent certified public accounting firm to perform an annual audit of such related trusts and plans as required and to prepare all required financial reports, subject to any retained authority in the Board of Directors of Axiall Corporation or its delegate to approve such engagement;

(l)                                     to maintain appropriate accounts and records for the Plan and to keep in convenient form the data necessary for administering the Plan;

(m)                             to maintain authorized signatory lists and provide and update them as needed in the administration of the Plan;

(n)                                 to insure that fees paid to service providers and other expenses of the Plans are reasonable as required by law, including without limitation Section 408(b) of ERISA; and

(o)                                 to designate its Chair or such other EBC member as the Chair may identify as the individual empowered to act on behalf of the EBC with regard to official acts, including without limitation reporting to the Company’s Board of Directors on the status and operations of the Plan, executing government filings and contracts with service providers (other than for investment-related services), and signing communications to Plan Participants and Beneficiaries.

11.8                        ERISA Fiduciary Responsibility.  The EBC shall discharge its duties in accordance with the fiduciary responsibility standards and other applicable provisions of ERISA and other applicable law.  Nothing herein shall expand the fiduciary duties of the EBC beyond those necessary to discharge its responsibilities hereunder.

11.9                        Application.  The provisions of this Section 11.9 shall govern the operation of the IC, the EBC and the Appeals Committee provided for in Section 13.5 (in the singular, “Committee” and, collectively, “Committees”).

(a)                                 Term of Office.  An individual who occupies a position identified in Sections 11.1, 11.5, or 13.5) shall become a member of a respective Committee upon his or her appointment by the CEO, and shall remain a member until his or her resignation, termination of employment, or removal by the CEO.  Membership on a Committee shall entail only those fiduciary duties necessitated by the responsibilities of that Committee and shall not entail the fiduciary duties of another Committee.

(b)                                 Place of Meeting.  Meetings of a Committee shall be held at the principal office of the Company or at such other place as the Chairperson of such Committee may from time to time determine or as shall be designated in the respective notices or waivers of notice thereof.

(c)                                  Regular Meetings.  Regular meetings of a Committee shall be held at such time as the respective Chair may designate.

(d)                                 Special Meetings.  Special meetings of a Committee may be called by the respective Chair of such Committee or by a majority of its members.

(e)                                  Notice of Meetings.  Written notice of each meeting of a respective Committee shall be given by the Chair of that Committee at least one business day before the date of the meeting, in which notice shall be stated the time and place of the meeting, except that advance notice of as little of one hour may be given for a meeting of the IC, EBC or AC in emergency circumstances, in the discretion of the respective Chair.  Except as otherwise required by this Plan, such notice need not state the purposes of such meeting.  Notice of each such meeting shall be mailed, delivered by hand, or sent by facsimile transmission or electronic mail to each member and ex-officio member of a Committee, addressed to him or her at his or her residence, usual place of business or e-mail address.  Committee members may waive notice at any time before or after the meeting.

(f)                                   Minutes.  The Staff Counsel or the Deputy GC of Axiall Corporation shall keep minutes of all meetings of each Committee, and all such minutes shall be maintained for a period of not less than 6 years by the Corporate Secretary with the books and records of the Company.  If the Staff Counsel or the Deputy GC of Axiall is not available to take meeting minutes, minutes may be taken by any person appointed by the General Counsel.

(g)                                  Quorum and Manner of Acting.  Except as hereinafter provided, a majority of the members of a Committee shall constitute a quorum for the transaction of business.  If the full Committee is present, then the vote of a majority of those Committee members present at the time of the vote shall be the act of the Committee.  If a quorum of the Committee is present, then a majority of such members must vote for the Committee to act.  In the event a Committee member is disqualified from acting on a specific matter pursuant to Section 11.9(l), such individual shall not be taken into account in determining whether a quorum of such Committee exists for taking action with respect to such matter.  In such event, the remaining Committee members must vote unanimously for the Committee to act.

(h)                                 Action Without a Meeting.  Any action required or permitted to be taken by a Committee at a meeting may be taken without a meeting if at least a majority or the members of such Committee consent in writing to the adoption of a resolution authorizing such action.  The resolution and written consents thereto by the members of a Committee shall be filed with the minutes of the proceedings of such Committee.  In addition, any such action shall be deemed to be approved by written consent if the action and materials are provided to each member electronically, with receipt confirmed, and at least a majority of the members of the Committee specifically respond affirmatively by electronic means.

(i)                                     Telephonic Participation.  Any one or more members of a Committee may participate in a meeting of such Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.  Participation by such means shall constitute presence in person at the meeting.

(j)                                    Organization.  At each meeting of a Committee, the Chair of such Committee, or in his or her absence or inability to act, another Committee member, shall act as chair and preside over the meeting.

(k)                                 Compensation.  No individual shall receive any compensation, other than reimbursement of reasonable expenses, for service as a Committee member.

(l)                                     Disqualification and Recusal.  Each member of a Committee shall be disqualified from acting as such with respect to all matters that concern such person individually (but not with respect to matters affecting a group of persons of which such person is merely a member).  In addition, any member of a Committee may, in his or her sole discretion, recuse himself or herself from participating in a decision of the Committee if there is a conflict of interest.

(m)                             Delegation.  In carrying out its duties and responsibilities, a Committee may:

(i)                                     delegate day-to-day tasks to appropriate personnel and ensure that such tasks are performed in a manner that is consistent with Plan documents and other internal procedures;

(ii)                                  utilize the services of agents and employ persons to perform ministerial, clerical, recordkeeping, consulting, or legal services to assist the Committee in the performance of its duties; and

(iii)                               employ agents, attorneys, accountants, actuaries or other persons and allocate or delegate to them such powers, rights and duties as a Committee considers necessary or advisable to carry out properly the administration of the Plan.

(n)                                 Committee Counsel.  The General Counsel of Axiall Corporation shall be Legal Counsel to each Committee and shall be invited to each regular and special Committee meeting, and shall timely receive notice and an agenda if such agenda is available, but shall not be a member of any such Committee.  In his or her sole discretion, the General Counsel may choose one of his or her staff (who may be the Staff Counsel or the Deputy GC) to attend any meeting in his or her stead.  The Committees may rely on the advice and counsel of the Legal Counsel or his or her delegate (including outside counsel), with respect to legal issues arising in the course of their duties under the Plan.

(o)                                 Indemnification.  The Company shall, to the fullest extent permitted by law and its By-Laws, indemnify any employee, officer or Director of the Company who is alleged to have breached a fiduciary duty or to have been a non-fiduciary participant in a fiduciary breach and is made or threatened to be made a party to, or called as a witness in, an action or proceeding in which such allegation may be heard, whether civil or criminal.

(p)                                 Scope of Fiduciary Responsibility of the CEO.  The sole ERISA fiduciary responsibility of the CEO shall be the appointment of, and monitoring of, Committee members.  The CEO has shall have no fiduciary responsibility under ERISA for the action or inaction of any Committee.

11.10                 Administrative Expenses.  The Employee Benefits Administrative Committee may employ financial, legal, or other counsel and engage such clerical, financial, or other services as the Committee may deem necessary for the effective administration of the Plan and compliance with federal and state regulations.  Said operating expenses and any other reasonable administrative expenses will be paid out of the Trust Fund to the extent possible consistent with Section 10.2 herein (Exclusive Benefit Rule), unless the Employer elects (in its sole discretion) to pay such expenses.

11.11                 Interpretation of the Plan and Findings of Facts.  The Employee Benefits Administrative Committee shall have sole and absolute discretion to interpret the provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to make factual findings with respect to any issue arising under the Plan, to determine the rights and status under the Plan of Participants and other persons, to decide disputes arising under the Plan and to make any determinations and findings (including factual findings) with respect to the benefits payable thereunder and the persons entitled thereto as may be required for the purposes of the Plan.  In furtherance of, but without limiting, the foregoing, the Employee Benefits Administrative Committee is hereby granted the following specific authorities, which it shall discharge in its sole and absolute discretion in accordance with the terms of the Plan (as interpreted, to the extent necessary, by the Committee):

(a)                                 To resolve all questions (including factual questions) arising under the provisions of the Plan as to any individual’s entitlement to become a Participant;

(b)                                 To determine the amount of contributions to the Account of, and the amounts (if any) of distributions payable to, any person under the Plan (including, to the extent necessary, making any factual findings with respect thereto).

All decisions of the Committee as to the facts of the case, as to the interpretation of any provision of the Plan or its application to any case, and as to any other interpretative matter or other determination or question under the Plan shall be final and binding on all parties affected thereby, subject to the provisions of Section 13.5 (Claims Procedure).  The Committee shall direct the Trustee relative to benefits to be paid under the Plan and shall furnish the Trustee with any information reasonably required by it for the purpose of paying benefits under the Plan.  The Committee may delegate to other persons all or such portion of its duties hereunder, other than those granted to the Trustee under the Trust Agreement, as the Committee, in its sole discretion, may decide.

11.12                Bonding, Insurance and Indemnity.

(a)                                 Bonding.  To the extent required under ERISA, the Employer will obtain, pay for and keep current a bond or bonds with respect to the Committees, and any

Employee who receives, handles, disburses, or otherwise exercises custody or control of, any of the assets of the Plan.

(b)                                 Insurance.  The Employer, in its discretion, may obtain, pay for and keep current a policy or policies of insurance, insuring the members of the Employee Benefits Investment Committee, the Employee Benefits Administrative Committee and the Appeals Committee, the members of the Board, and other Employees (and employees of Axiall Corporation) to whom any fiduciary responsibility with respect to the administration of the Plan has been delegated against any and all costs, expenses and liabilities (including attorneys’ fees) incurred by such persons as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities and obligations under the Plan and any applicable law.

(c)                                  Indemnity.  If the Employer does not obtain, pay for and keep current the type of insurance policy or policies referred to in subsection (b) above, or if such insurance is provided but any of the parties referred to in subsection (b) above incur any costs or expenses which are not covered under such policies, then the Employer will indemnify and hold harmless, to the extent permitted by law, such parties against any and all costs, expenses and liabilities (including attorneys’ fees) incurred by such parties in performing their duties and responsibilities under this Plan, provided that such party or parties were acting in good faith within what was reasonably believed to have been the best interests of the Plan and its Participants.

ARTICLE XII
AMENDMENT, TERMINATION, MERGER, CONSOLIDATION AND ADOPTION

12.1                        Permanency of Plan.  It is contemplated by the Company that the Plan and Trust shall be maintained indefinitely and that they shall constitute a qualified plan under Code § 401 and a tax-exempt trust under Code § 501, or any successor provisions.  Nevertheless, the Company and the Employers must necessarily reserve and do hereby reserve the rights of amendment, termination and withdrawal as set forth in this Article.

12.2                        Right to Amend Plan.

(a)                                 Amendment by the Company.  The Company reserves the right, at any time, to modify or amend, in whole or in part, any or all of the provisions of the Plan, including specifically the right to make such amendments effective retroactively, if necessary or desirable, to bring the Plan into conformity with the Code, ERISA, and any applicable regulations promulgated so that the Plan may continue to remain qualified and the Trust may continue to remain tax-exempt, or for any other purpose, subject to subsection (c) below.  Any amendment shall be made by means of a written instrument, signed by an officer of the Company who is duly authorized to execute such written instrument, and shall be approved by the Board or by a person to whom the Board has delegated said authority.

(b)                                 Amendment by Employer other than Company.  An Employer other than the Company cannot at any time modify or amend, in whole or in part, any or all of the provisions of the Plan so long as such Employer continues to participate in this Plan.  Such an Employer may, however, cease to participate in this Plan at any time by giving written notice to the Company indicating the effective date of such termination of participation prior to such effective date unless waived by the Company.  See Section 12.4 of this Plan.

(c)                                  Restrictions on Amendments.

(i)                                     Exclusive Benefit Rule.  No modification or amendment shall make it possible for Trust assets to be used for, or diverted to, purposes other than the exclusive benefit of Participants and their Beneficiaries in accordance with Section 10.2 (Exclusive Benefit Rule) herein, except as provided in Section 3.4 (Return of Employer Contributions).

(ii)                                  Code § 411(d)(6) Restrictions.  No amendment to the Plan shall be permitted that would have the effect of decreasing the Account balances of any Participant.  Furthermore, no amendment shall be permitted that would have the effect of eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in Treasury regulations under Code § 411(d)(6)(B)(i)) or,  except as permitted under Treasury regulations, eliminating an “optional form of benefit” as defined in Treas. Reg. § 1.411(d)-4, Q&A-1.  Notwithstanding the preceding sentences, a Participant’s Account balances may be reduced to the extent permitted under Code § 412(c)(8).

(iii)                               Code § 411(a)(10) Vesting Restrictions.  Any amendment changing the vesting schedule of this Plan shall comply with the provisions of Section 5.2(e) (Limitations and Restrictions Regarding Vesting).  For purposes of this paragraph (iii), an “amendment changing the vesting schedule” is any amendment which directly or indirectly affects the computation of the vested percentage of a Participant’s Account balances as described in Treas. Reg. § 1.411(a)-8(c).

12.3                        Right to Terminate Plan.

(a)                                 Termination by the Company.  The Company reserves the right, at any time, to wholly or partially terminate the Plan.  If the Plan is terminated by the Company, all Accounts of “affected” Participants within the meaning of Code § 411(d)(3) as of the date of termination shall immediately become nonforfeitable and fully vested, to the extent funded.  See Section 5.4 (Vesting Upon Termination).  If the Plan is partially terminated by the Company or for whatever reason, all Accounts of those “affected” Participants within the meaning of Code § 411(d)(3) shall, as of the date of partial termination, immediately become nonforfeitable and fully vested, to the extent funded.  Furthermore, a “complete discontinuance of contributions” within the meaning of Treas. Reg. § 1.411(d)-2(d) under the Plan shall be treated as a termination of the Plan for purposes of this subsection.

(b)                                 Termination by Employer Other than Company.  An Employer other than the Company cannot at any time terminate this Plan.  Such an Employer may, however, cease to participate in this Plan at any time by giving written notice to the Company indicating the effective date of such termination of participation prior to such effective date unless waived by the Company.  See Section 12.4 of this Plan.

(c)                                  Distributions Upon Termination.  If the Plan is terminated, the Account balances of affected Participants shall be either held in the Trust pursuant to the provisions of the Plan, transferred to another plan maintained by the Controlled Group which is qualified under Code § 401(a), or distributed as soon as administratively feasible pursuant to Revenue Ruling 89-87, in the sole discretion of the Company.  However, notwithstanding the preceding sentence, a distribution may not be made upon termination if the Controlled Group establishes or maintains any other defined contribution plan which is not an employee stock ownership plan.  See also Sections 8.7(c)(v) for a similar restriction, and 12.5 for restrictions on transfers.  Any distribution upon Plan termination must not eliminate or reduce an early retirement benefit or retirement-type subsidy (as defined in Treasury Regulations under Code § 411(d)(6)(B)(i)), or except as permitted under Treasury Regulations, eliminate an optional form of benefit payment, unless the consent requirements of Section 8.7 are satisfied.

(d)                                 Consent to Distribution or Transfer.  If the Plan is terminated by the Company and does not offer an annuity option (purchased from a commercial provider), then the Plan may distribute a Participant’s Account balances without the Participant’s consent unless a member of the Controlled Group maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code § 4975(e)(7)), in which case, the Participant’s Account balances may be transferred without the Participant’s consent to such other defined contribution plan if the Participant does not consent to an immediate distribution from the Plan.

12.4                        Termination of Participation in Plan by Employer other than Company.  An Employer other than the Company may cease to participate in this Plan at any time by giving written notice to the Company indicating the effective date of such termination of participation prior to such effective date unless waived by the Company, and, in such event, the Account balances of Participants who are Employees of such Employer or who were Employees of such Employer and who are no longer Employees of any Employer shall be either held in the Trust for the benefit of such Participants and their Beneficiaries pursuant to the provisions of the Plan, or transferred to another plan of such Employer ceasing participation which is a qualified plan under Code §401(a) if the Company approves of such transfer and if the requirements of Section 12.5 of this Plan are, in the opinion of the Company in its sole discretion, satisfied.

12.5                        Merger, Consolidation, or Transfer of Assets.

(a)                                 Code § 401(a)(12) Restriction.  The Plan shall not be merged or consolidated with any other plan, and its assets and liabilities may not be transferred to any other trust, unless each Participant, immediately after the merger, consolidation or transfer (if the Plan then is terminated), would receive a benefit which is equal to or greater than the benefit he would have been entitled to receive, and would be entitled to each benefit payment option to which he would have been entitled, immediately before the merger, consolidation or transfer (if the Plan is then terminated).

(b)                                 Code § 401(a)(11) Restriction.  Subject to subsection (c) below, this Plan may be the recipient of a transfer of assets from, or may transfer assets to, another plan qualified under Code § 401(a) subject to the approval of the Company; provided, however, in no event shall this Plan, on or after January 1, 1985, be the recipient of a direct or indirect transfer of assets if such receipt would make this Plan a “transferee plan” within the meaning of Treas. Reg. § 1.401(a)-20, Q&A-5(a), unless such assets are separately accounted for (within the meaning of Treas. Reg. § 1.401(a)-20, Q&A-5(b)) and are subject to the requirements of Code §§ 401(a)(11) and 417.

(c)                                  Code § 411(d)(6) Restriction.  This Plan may be the recipient of a transfer of assets from, or may transfer assets to, another plan qualified under Code § 401(a) in accordance with subsection (b) above only if such transfer satisfies the provisions of Treas. Reg. § 1.411(d)-4, Q&A-3.

(d)                                 Plan Mergers.  If another plan is merged into this Plan after the effective date of a change in the plan qualification requirements of the Code but prior to the date when that other plan is amended to comply with those changes in the Code, then the provisions of this  Plan that are intended to comply with those changed plan qualification requirements shall be deemed to relate back to, and to apply to, the plan that is merged into this Plan during periods of time from the effective date of the change in the plan qualification requirements of the Code through the date of the plan merger.

(e)                                  Further Provisions.  For additional special provisions relating to specific plan mergers and transfer of assets and liabilities from other retirement plans, see Appendices I, II, III, IV, V and VI.

12.6                        Adoption of Plan by Aggregated Code §414 Employers.

(a)                                 Procedures for Adoption of Plan.  This Plan may be adopted by any member of the Controlled Group if the following requirements are met:

(i)                                     The member of the Controlled Group wishing to become an Employer must adopt the Plan by the execution of a formal resolution by such member’s board of directors or other governing body or person to adopt this Plan, and such resolution or a merger amendment or an adoption agreement, as appropriate, shall indicate the effective date of such adoption; and

(ii)                                  Such document(s) evidencing the adoption of the Plan by the Controlled Group member must be delivered to and accepted in writing by the EBC or approved by resolution of the Board of Directors of the Company.

The documents referred to in paragraphs (i) and (ii) of this Section shall be attached hereto and made a part of the Plan.  Such documents may, in addition to specifying the effective date of the adoption, specify other provisions including, but not limited to, credit for service prior to the effective date for eligibility and vesting purposes.  In the absence of any such provisions, the terms and provisions of this Plan shall control.

(b)                                 Procedures for Withdrawal from Plan.  Any Employer may voluntarily withdraw from participating in the Plan, provided that notice of such intent to discontinue participation is furnished to the Company prior to the effective date of the withdrawal, unless waived by the Company.  The Company unilaterally may terminate an adopting Employer’s participation in the Plan for:

(i)                                     failure to timely provide requested information;

(ii)                                  failure to timely make contributions;

(iii)                               failure to cooperate with the Company in administering the Plan; or

(iv)                              for any other reason that the Company deems appropriate.

(c)                                  Transfer of Assets.  Upon the voluntary withdrawal or involuntary termination of an Employer’s participation in the Plan, the Company shall determine the amount of assets and liabilities of the Plan (if any) which shall be transferred to a qualified plan of the withdrawing Employer.  This determination shall be made based upon principles set forth in Code §§ 401(a)(12) and 414(l) and the regulations promulgated thereunder.  Any transfer of assets and liabilities under this subsection (c) shall comply with the provisions of Section 12.5 (Merger, Consolidation, etc.).

(d)                                 Apportionment of Costs.  The Company and all Employers shall share in the costs of the Plan (other than those costs paid from the Trust Fund in accordance with Section 10.2), including but not limited to, the contributions to the Plan, the costs of the Committees, the costs of the consultants (actuaries, accountants, attorneys, etc.) and various other direct and indirect costs of operating the Plan which may initially be borne by the Company or any Employer but which are determined by the EBC to be costs associated with the Plan.  The EBC shall apportion these costs to the Company and each Employer as it deems to be equitable.

(e)                                  Cooperation.  Each Employer shall cooperate fully with the Company and the EBC with regard to all matters pertaining to the Plan.  Any failure to cooperate will be grounds for the involuntary termination of that Employer’s participation in the Plan.

ARTICLE XIII
GENERAL PROVISIONS

13.1                        Participant’s Rights to Employment, etc.  Nothing contained in the Plan or the establishment of the Trust, or any modification thereof, or the creation of any fund or account, or the payment of any benefits, shall be construed to give any Employee, whether or not a Participant, or any Beneficiary, any rights to continued employment, any legal or equitable right against an Employer, or any officer or employee thereof, or the Trustee, or its agents or employees, except as herein provided.

13.2                        No Guarantee of Interests.  The Employer, the Committees and the Trustee do not guarantee the Trust Fund from any loss or depreciation, nor do they guarantee any payment to any person.  The liability of the Trustee, the Employer, and the EBC to make payments hereunder is limited to the available assets of the Trust Fund.

13.3                        Standard of Conduct.  Any person who is a fiduciary with respect to this Plan shall:  (i) discharge his duties solely in the interest of and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying the reasonable administrative expenses of the Plan, and shall conduct himself with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; (ii) act at all times in accordance with the documents governing the Plan and Trust as they may be amended from time to time; (iii) not engage in nor allow the Plan or Trust to engage in any transaction which is prohibited under ERISA § 406 and which is not allowed by ERISA § 408 or is prohibited under Code § 4975; (iv) not knowingly participate in or conceal an act of another fiduciary under the Plan which he knows to involve a breach of fiduciary duty within the meaning ERISA; and (v) make reasonable efforts under the circumstances to remedy a breach of duty described in subsection (iv) discovered by him.

13.4                        Allocation of Duties.  All responsibilities for the operation and administration of the Plan shall be allocated as follows:

(a)                                 The Employer shall furnish to the Trustee and the EBC information with respect to service, eligibility, compensation, termination of employment and other matters required or desirable for the purpose of enabling the Trustee and the EBC to carry out their duties and responsibilities under this Plan and Trust, and the Trustee and the EBC may rely upon such information as conclusive proof of any fact or matter.  The Employer shall also transmit to the Trustee, all Employer and Employee contributions under the Plan, and the Company shall determine the amount of all such contributions.

(b)                                 The Committee shall have those duties and responsibilities set forth in Article XI.

(c)                                  The Trustee shall have responsibility for managing and administering the Trust Fund subject to the terms and provisions of this Plan and the Trust Agreement.  The Trustee shall have responsibility for making benefit payments only upon the specific written direction of the EBC.

13.5                        Claims Procedure.

(a)                                 Filing a Claim.  All claims and requests for benefits under the Plan shall be directed to the attention of the Employee Benefits Administrative Committee (“EBC”) in writing.  The writing must be reasonably calculated to bring the claim to the attention of the EBC.

(b)                                 Notification of Denial.  If the EBC determines that any individual who has claimed a right to receive benefits under the Plan (the “claimant”) is not entitled to receive all or any part of the benefits claimed, the claimant shall be informed in writing of the specific reason or reasons for the denial, with specific reference to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why said material or information is necessary and a description of the review procedures set forth in subsection (d) below.

(c)                                  Timing of Notification.  The claimant shall be so notified of the EBC’s decision within 90 days after the receipt of the claim, unless special circumstances require an extension of time for processing the claim.  If such an extension of time for processing is required, the EBC shall furnish the claimant written notice of the extension prior to the termination of the initial 90-day period.  In no event shall said extension exceed a period of 90 days from the end of said initial period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the EBC expects to render a final decision.  If for any reason the claimant is not notified within the period described above, the claim shall be deemed denied and the claimant may then request review of said denial, subject to the provisions of subsection (d) below.

(d)                                 The Appeals Committee and Review Procedures.

(i)                                     Appointment of the Appeals Committee.  The Appeals Committee (“AC”) shall be composed of the incumbents, if the position is filled from time-to-time, of two Axiall Corporation positions, to be determined in his discretion by the CEO effective on the date that each is appointed by the CEO:

In the event of a vacancy on the Committee, the CEO shall appoint the successor in the position or, if the position is discontinued, such other person as the CEO shall choose.  The Recording Secretary for the AC shall be the Staff Counsel or the Deputy GC of Axiall Corporation, who shall not be a member of the Committee.  The members of the Appeals Committee may, but need not, participate in the Plan.  The AC shall discharge its duties in accordance with the general fiduciary responsibility standards and other applicable standards of ERISA and other applicable law.  In the event of a claim by a member of the AC, any appeal shall be heard by the IC, and paragraphs (2) through (4) shall be applicable to the IC in any such proceeding, as if the IC were the AC.

(ii)                                  Authority to Determine Appeals.  The AC has discretionary authority, subject to applicable law, to hear, evaluate, and determine appeals from denied claims for benefits under the Plan, including all the enumerated powers set forth in Section 11.7, as necessary or appropriate for it to be able to carry out these responsibilities.  Notwithstanding the foregoing, the AC shall have the authority to delegate to insurance companies or third-party administrators such authority regarding denied claims for benefits under the Plans.

(iii)                               ERISA Fiduciary Responsibility.  The AC shall discharge its duties hereunder in accordance with the fiduciary responsibility standards and other applicable provisions of ERISA and other applicable law.

(iv)                              No Expansion of Duties.  Nothing herein shall expand the fiduciary duties of the AC beyond those necessary to discharge its responsibilities in accordance with this Section 13.5.

13.6                        Nonalienation or Assignment; QDRO’s.

(a)                                 Spendthrift Clause.  Except as provided in subsection (b) below, none of the benefits under the Plan is subject to the claims of creditors of Participants or their Beneficiaries, and will not be subject to attachment, garnishment, or any other legal process whatsoever.  Neither a Participant nor his Beneficiaries may assign, sell, borrow on (except in the case of a Plan loan if authorized under this Plan), or otherwise encumber any of his beneficial interest in the Plan and Trust Fund, nor shall any such benefits be in any manner liable for or subject to the deeds, contracts, liabilities, engagements, or torts of any Participant or Beneficiary.  Notwithstanding any provision of the Plan to the contrary, the Plan shall honor a judgment, order, decree or settlement providing for the offset of all or a part of a Participant’s benefit under the Plan, to the extent permitted under Code § 401(a)(13)(C); provided that the requirements of Code § 401(a)(13)(C)(iii) relating to the protection of the Participant’s spouse (if any) are satisfied.

(b)                                 Qualified Domestic Relations Orders.

(i)                                     General Rule.  The provisions of subsection (a) above shall not apply to a “qualified domestic relations order,” as defined in Code § 414(p) and ERISA § 206(d)(3), or any other domestic relations order permitted to be treated as a “qualified domestic relations order” by the EBC under the provisions of the Retirement Equity Act of 1984.  The EBC shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.  To the extent provided under a “qualified domestic relations order,” a former Spouse of a Participant shall be treated as the Spouse or Surviving Spouse for all purposes under the Plan.

(ii)                                  QDRO Procedures.

(A)                               Procedure Upon Receipt.  Upon receiving a domestic relations order, the EBC shall notify all affected Participants and any alternate payees (Spouse, former spouse, child or other dependent of the Participant, named in the order) that the order has been received.  The

EBC shall also notify the affected Participants and alternate payees of its procedure for determining whether the domestic relations order is qualified.

(B)                               Procedure During Determination.  During the period the EBC is determining the qualified status of the order, the EBC shall separately account for the amount (if any) that would be payable to an alternate payee under this order (if it were a qualified domestic relations order) during this period.  If the EBC determines that the order is a qualified domestic relations order during the 18-month period commencing on the date the first payment would be required under the qualified domestic relations order, then the alternate payee shall receive payment from the separate account.  If the EBC cannot make a determination of the order’s qualified status during this 18-month period (or determines the order is not a qualified domestic relations order), then the Trustee shall return the amounts in the separate account to the account of the affected Participant as if no court order had been received.

(iii)                               QDRO Payouts.

(A)                               Payment Upon Receipt of QDRO.  Notwithstanding any provision of this Plan to the contrary, any amounts of a Participant’s vested Account balances which, due to the receipt of a domestic relations order determined to be a qualified domestic relations order under paragraph (ii) above, become the vested Account balances of an alternate payee under such order shall be distributed in the form of a single lump-sum payment to the alternate payee as of the earliest date on which such amounts can be accurately determined and paid, subject to any provisions of the qualified domestic relations order to the contrary.  No written consent of the alternate payee shall be required for this distribution pursuant to Treas. Reg. § 1.411(a)-11(c)(6).

(B)                               Subsequent Additional Amounts.  The preceding subparagraph (A) shall apply to any amounts of a Participant’s vested Account balances which, due to the receipt of a domestic relations order determined to be a qualified domestic relations under subsection (b) above, become the vested Account balances of an alternate payee under such order after a payment under subparagraph (A) above due to additional vesting, allocation of contributions or earnings, or any other reason.

(iv)                              Status of Alternate Payee.  An alternate payee under a qualified domestic relations order shall be entitled to all rights of a Beneficiary hereunder except as otherwise specified herein.

13.7                        Plan Continuance Voluntary.  Although it is the intention of the Employer that this Plan shall be continued and that contributions shall be made regularly, this Plan is entirely voluntary on the part of the Employer, and the continuance of the Plan and the payments hereunder are not assumed as a contractual obligation of the Employer.

13.8                        Payments to Minors and Others.  In making any distribution to or for the benefit of any minor or incompetent Participant or Beneficiary, or any other Participant or Beneficiary who, in the opinion of the EBC, is incapable of properly using, expending, investing, or otherwise disposing of such distribution, the EBC, in its sole and complete discretion may, but need not, order the Trustee to make such distribution to a legal or natural guardian or other relative of such minor or court appointed committee of any incompetent, or to any adult with whom such person temporarily or permanently resides; and any such guardian, committee, relative, or other person shall have full authority and discretion to expend such distribution for the use and benefit of such person; and the receipt of such guardian, committee, relative, or other person shall be a complete discharge to the Trustee, the EBC and this Plan, without any responsibility on the part of the EBC or the Trustee to see to the application of amounts so distributed.

13.9                        Location of Payee; Unclaimed Benefits.  In the event that all or any portion of the distribution that is payable to a Participant or Beneficiary (and that is in an amount greater than a dollar threshold level, determined by the EBC from time to time in its discretion) remains unclaimed, the EBC or its delegate shall use such due diligence as the EBC, in its discretion, considers to be appropriate to locate the Participant or Beneficiary entitled to the distribution.  Such due diligence shall include without limitation the mailing of a notification letter to the Participant or Beneficiary at the individual’s last known address.  If the distribution then remains unclaimed (and the distribution is in an amount greater than a higher dollar threshold, which also shall be determined by the EBC in its discretion), then the EBC or the Plan recordkeeper or other delegate of the EBC shall use the services of a third party locator service to assist in locating the Participant or Beneficiary.  If, for any reason, no Participant or Beneficiary or contingent Beneficiary can be found, the amount so distributable shall be forfeited and shall be used to reduce the contributions to the Plan.  In the event a proper payee is located subsequent to the benefit being forfeited, the benefit shall be restored, and the Employer shall make special contributions to this Plan for such purpose.

13.10                 Governing Law.  This Plan shall be administered in the United States of America, and its validity, construction, and all rights hereunder shall be governed by the laws of the United States under ERISA.  To the extent that ERISA shall not be held to have preempted local law, the Plan shall be administered under the laws of the State of Georgia.  If any provision of the Plan shall be held invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

13.11                 Correction of Participants’ Accounts.  If an error or omission is discovered in the Accounts of a Participant, or in the amount distributed to a Participant, the EBC will make such adjustments in the records of the Plan, and such special contribution to the Plan, as may be appropriate, under applicable law (including Internal Revenue Service regulations and other guidance), to correct such error or omission as of the Plan Year in which such error or omission is discovered.

13.12                 Action of Employer and EBC.  Except as may be specifically provided, any action required or permitted to be taken by the Employer or the EBC may be taken on behalf of such person by any entity or individual who has been delegated the proper authority.

13.13                 Employer Records.  Records of the Employer as to an Employee’s or Participant’s period of employment, termination of employment and the reason therefore, leaves of absence, reemployment, compensation, and elections or designations under this Plan will be conclusive on all persons, unless determined by the EBC to be incorrect.

13.14                 Fiduciary Indemnification.  The Company hereby agrees to indemnify any current or former Employee to the full extent of any expenses, penalties, damages, or other pecuniary loss which such current or former Employee may suffer as a result of his responsibilities, obligations, or duties in connection with the Plan or Trust or fiduciary activities actually performed in connection with the Plan or Trust.  Such indemnification shall be paid by the Company to the current or former Employee to the extent that fiduciary liability insurance is not available for the payment of such items, but in no event shall such items be paid out of Plan assets.  This indemnification agreement shall not apply to loss sustained as a result of willful wrongdoing, as determined by the Company.  Notwithstanding the foregoing, this indemnification agreement shall not relieve any current or former Employee serving in a fiduciary capacity of his fiduciary responsibilities under ERISA, nor shall this agreement violate any provision of ERISA as it may be interpreted from time to time by the United States Department of Labor and any courts of competent jurisdiction.

13.15                 Gender and Number.  Wherever applicable, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

13.16                 Headings.  The titles in this Plan are inserted for convenience of reference; they constitute no part of the Plan, and are not to be considered in the construction hereof.

13.17                 Liability Limited.  To the extent permitted by ERISA and other applicable law, neither the EBC nor the IC nor the Employer shall be liable for any acts of omission or commission in administering the Plan, except for his or its own individual, willful misconduct.  The Employer and the EBC and the IC shall be entitled to rely conclusively on all tables, valuations, certificates, opinions and reports which shall be furnished by an actuary, accountant, trustee, insurance company, counsel or other expert who shall be employed or engaged by the EBC, the IC or the Employer.

13.18                 Prohibited Discrimination.  This Plan shall be operated and administered in a uniform and consistent manner with respect to all Participants and in a manner which does not discriminate in favor of Highly Compensated Employees.

13.19                 Annuities.  If an annuity is one of the forms of payment available to Participants or Beneficiaries under this Plan, the terms of any annuity contract purchased or distributed by the Plan to a Participant and/or his Beneficiary(ies) shall comply with the requirements of this Plan.  Any annuity contract distributed herefrom must be nontransferable.

13.20                 Legal References.  Any references in this Plan to a provision of law which is, subsequent to the Effective Date of this Plan, revised, modified, finalized or redesignated, shall automatically be deemed a reference to such revised, modified, finalized or redesignated provision of law.

13.21                 Electronic Means of Communication.  Whenever, under this Plan, a Participant or Beneficiary is required or permitted to make an election, provide a notice, give a consent, request a distribution, or otherwise communicate with the Company, an Employer, the EBC, the Trustee or a delegate of any of them, to the extent permitted by law and in accordance with Treasury Regulations section 1.401(a)-21, the election, notice, consent, distribution request or other communication may be transmitted by means of telephonic or other electronic communication, if the administrative  procedures then in effect under the Plan provide for such means of communication.

13.22                 Military Service.  Notwithstanding any provisions of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code § 414(u).  “Qualified military service” means any service in the uniformed services (as defined in chapter 43 of title 38 of the United States Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service.

13.23                 Plan Conversions.  Notwithstanding any provision of the Plan to the contrary, during any conversion period, in accordance with procedures established by the EBC, the EBC  may temporarily suspend, in whole or in part, certain provisions of the Plan, which may include, but are not limited to, a Participant’s right to change his contribution election, a Participant’s right to change his investment election and a Participant’s right to borrow or withdraw from his Account or obtain a distribution from his Account.

13.24                 Gulf Coast Hurricane Emergency Relief.

(a)                                 Notwithstanding any provisions of the Plan to the contrary, to the extent permitted by Code § 1400Q and the Gulf Opportunity Zone Act of 2005:

(i)                                     The EBC is authorized to make “qualified hurricane distributions” within the meaning of Code § 1400Q(a)(4)(A);

(ii)                                  With respect to any Participant who is a “qualified individual” as defined in Code § 1400Q(c)(3)(A), Section 8.12(a)(iv) of the Plan is modified to replace “one-half of the value of the vested Accounts” with “100% of the value of the vested Accounts” and to replace “$50,000” with “$100,000”; and

(iii)                               With respect to any Participant who has an outstanding Plan loan on or after August 28, 2005, and who is a qualified individual, Section 8.12(a) of the Plan is modified to provide that the loan will be repaid in accordance with the plan loan repayment provisions of Code § 1400Q(c), which are hereby incorporated by reference.

(b)                                 IRS Relief.  Furthermore, the plan administrator is authorized to make Plan loans and hardship distributions to Participants in accordance with the provisions of Internal Revenue Service Announcement 2005-70.

ARTICLE XIV
SPECIAL RULES APPLICABLE TO TOP HEAVY PLAN YEARS

14.1                        Top-Heavy Provisions.  If and only if, for any Plan Year, this Plan is a Top-Heavy Plan, the following provisions shall apply for such Plan Year notwithstanding any other provisions of this Plan to the contrary:

(a)                                 Minimum Allocation.

(i)                                     For any Plan Year in which this Plan is a Top-Heavy Plan, except as otherwise provided in paragraph (iii) below, the contributions and forfeitures of members of the Controlled Group allocated on behalf of any Participant (A) who is not a Key Employee and (B) who was employed by an Employer on the last day of such Plan Year shall not be less than the lesser of 3% of such Participant’s Compensation or, in the case where no member of the Controlled Group has a defined benefit plan which designates this Plan to satisfy Code §401, the largest percentage of contributions and forfeitures of members of the Controlled Group, as a percentage of the Key Employee’s Compensation, allocated on behalf of any Key Employee for that year.  The minimum allocation is determined without regard to any Social Security contribution.  This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the Participant’s failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan), or (ii) the Participant’s failure to make Elective Contributions to the Plan if applicable, or (iii) the Participant’s Compensation is less than a stated amount.

(ii)                                  For purposes of computing the minimum allocation, Compensation shall mean Compensation as defined in Section 4.2(b) of the Plan, limited pursuant to Section 1.17(d).

(iii)                               The provision in paragraph (i) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of a member of the Controlled Group and the Employer has provided that the minimum allocation or benefit requirement applicable to Top-Heavy Plans under Code § 416(c) will be met in the other plan or plans.

(iv)                              For purposes of this subsection (a), Elective Contributions of Key Employees shall be taken into account, but Elective Contributions of Employees who are not Key Employees shall not be taken into account.

(v)                                 For purposes of this subsection (a), any Qualified Nonelective Contributions and Matching Elective Contributions shall be taken into account; however, Qualified Matching Contributions shall not be taken into account.

(b)                                 Minimum Vesting.  For any Plan Year in which this Plan is a Top-Heavy Plan, the following minimum vesting schedule will automatically apply in place of the vesting schedule contained in Section 5.2(b) of the Plan:

Years of Vesting Service Earned by the Participant	Vested Percentage of the Participant in Forfeitable Accounts
Less than 2 Years	0%	vested
2 Years	20%	vested
3 Years	40%	vested
4 Years	60%	vested
5 Years	80%	vested
6 or more Years	100%	vested

The minimum vesting schedule applies to all accrued benefits within the meaning of Code § 411(a)(7) including benefits accrued before the effective date of Code § 416 and benefits accrued before the Plan became Top-Heavy, except those attributable to Participant contributions or Elective Contributions, or those forfeited before the Plan became Top-Heavy.  Further, no decrease in a Participant’s nonforfeitable percentage may occur in the event the Plan’s status as Top-Heavy changes for any Plan Year.  However, this subsection (b) does not apply to the Account balances of any Employee who does not have an Hour of Service (as defined in subsection (a) of Section 1.48) after the Plan has initially become Top-Heavy and such Employee’s Account balance attributable to contributions and forfeitures of members of the Controlled Group will be determined without regard to this subsection (b).

(c)                                  Compensation Limitation.  For any Plan Year beginning before January 1, 1989, in which this Plan is a Top-Heavy Plan, the Compensation of any Employee in excess of $200,000 (as adjusted pursuant to Code § 416(d)) shall not be taken into account under this Plan, as required by Treas. Reg. § 1.416-1, Question and Answer T-41 and T-42.  However, this subsection (c) shall not be construed to cause a reduction or elimination of any Participant’s Code § 411(d)(6) protected benefits (as defined in Treas. Reg. § 1.411(d)-4).

14.2                        Top-Heavy Special Definitions.  For purposes of this Article, the following terms shall have the following meanings:

(a)                                 Top-Heavy Ratio.

(i)                                     If a member of the Controlled Group maintains one or more defined contribution plans (including any simplified employee pension plan) and a member of the Controlled Group has never maintained any defined benefit plan which during the 5-year period ending on the Determination Date has or had accrued benefits, the Top-Heavy Ratio for this Plan alone, or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees under the aggregated defined contribution plan or plans as of the Determination Date, and the denominator of which is the sum of all Account balances of all Participants as of the Determination Date, both computed in accordance with Code § 416 and the regulations thereunder.  For purposes of this paragraph (i) and paragraph (ii)

below,  both the numerator and the denominator of the Top-Heavy Ratio are adjusted by adding back the amount of any distribution of an account balance or an accrued benefit made in the 1-year period ending on the Determination Date and any contribution not actually made but required to be taken into account under Code § 416 as of the Determination Date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code § 416(g)(2)(A)(i).  In the case of a distribution made for a reason other than severance from employment, death, or disability, the second preceding sentence shall be applied by substituting “5-year period” for “1-year period” described therein.

(ii)                                  If a member of the Controlled Group maintains one or more defined contribution plans (including any simplified employee pension plan) and a member of the Controlled Group maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date has or had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with paragraph (i) above, and the present value of accrued benefits under the aggregated defined benefit plans for all Key Employees, as of the Determination Date, and the denominator of which is the sum of the account balances under the aggregated defined contribution plans for all Participants, as determined in accordance with paragraph (i) above, and the present value of accrued benefits under the aggregated defined benefit plans for all Participants as of the Determination Date, all determined in accordance with Code § 416 and the regulations thereunder.

(iii)                               For purposes of this subsection (a), the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code § 416 and the regulations thereunder for the first and second plan years of a defined benefit plan.  The account balances and accrued benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year will be disregarded.  If an individual has not performed an Hour of Service for any Employer maintaining the Plan at any time during the 1-year period ending on the Determination Date, any accrued benefit for such individual (and the Account of such individual) shall not be taken into account in determining the Top-Heavy Ratio.  The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code § 416 and the regulations thereunder.  Voluntary deductible contributions will not be taken into account for purposes of computing the Top-Heavy Ratio; however, mandatory contributions and voluntary after-tax contributions (if any) will be taken into account.  When aggregating plans, the value of Account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

(iv)                              The accrued benefit of any Employee (other than a Key Employee) shall be determined (A) under the method which is used for accrual purposes for all plans of the Controlled Group, or (B) if there is no method described in clause (A), as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Code § 411(b)(1)(C).

(b)                                 Permissive Aggregation Group.  The Required Aggregation Group of plans plus any other plan or plans of the Controlled Group which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code §§ 401(a)(4) and 410.

(c)                                  Required Aggregation Group.  Each qualified plan of the Controlled Group in which at least one Key Employee (as defined in subsection (f) below) participates or participated at any time during the determination period regardless of whether the plan has terminated, and (ii) any other qualified plan of the Controlled Group which enables a plan described in (i) to meet the requirements of Code §§ 401(a)(4) or 410.

(d)                                 Determination Date.  For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year.  For the first Plan Year of the Plan, the last day of that year.

(e)                                  Present Value.  For purposes of establishing Present Value to compute the Top-Heavy Ratio, any accrued benefit in a defined benefit plan shall be discounted only for mortality and interest based on the interest rate and mortality table used by the defined benefit plan for determining the actuarial present value of actuarially equivalent benefits unless the defined benefit plan specifically defines alternative interest and mortality assumptions to be used in determining the Top-Heavy Ratio.  If more than one defined benefit plan must be aggregated, the assumptions used will be the assumptions applicable to the defined benefit plan that has the greatest value of assets as of the Valuation Date coincident with or immediately preceding the Determination Date.

(f)                                   Key Employee.  Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the Plan Year was (i) an officer of a member of the Controlled Group if such individual’s annual Compensation exceeds $130,000 (as adjusted by the Secretary of the Treasury for years beginning after December 31, 2002 for increases in the cost of living); (ii) a 5-percent owner of the Employer; or (iii) a 1-percent owner of the Employer who has an annual Compensation of more than $150,000.  For purposes of clause (i) of the preceding sentence, no more than 50 employees (or, if lesser, the greater of 3 or 10 percent of the Employees) shall be treated as officers.  Annual Compensation means Compensation as defined in Section 4.2(b) of this Plan, including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee’s gross income under Code §§ 125, 132(f)(4), 402(e)(3), or 402(h).  The determination of who is a Key Employee will be made in accordance with Code § 416(i)(1) and the regulations thereunder.

(g)                                  Top-Heavy Plan.  This Plan is a Top-Heavy Plan if any of the following conditions exist:

(i)                                     If the Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

(ii)                                  If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%.

(iii)                               If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

Notwithstanding the foregoing, the Plan shall not be a Top-Heavy Plan for any Plan Year if, or to the extent, the plan is not required to be treated as a Top-Heavy Plan pursuant to Code § 416(g)(4)(H) and the Treasury Regulations issued pursuant to that section of the Code, and Revenue Ruling 2004-13.

ARTICLE XV
ESOP COMPONENT

15.1                        In General:

(a)                                 On and after March 18, 2002, the Plan shall consist of two components, one of which shall be the ESOP Component, and the other of which shall be the Profit Sharing Component.  Effective on March 18, 2002, (i) any amounts under the Plan that are invested in Company Stock, other than amounts that are attributable to contributions to the Plan or investment changes within the Plan during the Plan Year beginning on January 1, 2002, shall be invested in the ESOP Company Stock Fund, and any amounts under the Plan that are invested in Company Stock and that are attributable to contributions to the Plan or investment changes within the Plan during the Plan Year beginning on January 1, 2002 shall be invested in the Non-ESOP Company Stock Fund, and (ii) the portion of any Account that is invested in the ESOP Company Stock Fund shall be provided under the ESOP Component of the Plan, and the portion of any Account that is invested in any Investment Fund other than the ESOP Company Stock Fund shall be provided under the Profit Sharing Component of the Plan.  In no event shall the assets invested in the SBT Employer Fund be considered to be part of the ESOP Component of this Plan.

(b)                                 The ESOP Component of the Plan is intended to qualify as a stock bonus plan under Section 401(a) of the Code and as an employee stock ownership plan under Section 4975(e)(7) of the Code.  The ESOP Component is described in this Article XV, which shall supersede any contrary provisions of the Plan.  The ESOP Component is designed to invest primarily in “qualifying employer securities.”  For purposes of this Article XV, the term “qualifying employer securities” means the common stock of Georgia Gulf Corporation (effective as of January 28, 2013, the common stock of Axiall Corporation) which is readily tradable on the New York Stock Exchange.

15.2                        Acquisition and Disposition of Employer Securities.

(a)                                 General.  Any purchase of Company Stock by the Trust Fund shall be made at a price that is not in excess of its fair value market value.  The Investment Committee shall determine the fair market value of any nonpublicly traded Company Stock based upon the value determined by an independent appraiser that has expertise in rendering such evaluations and that satisfies requirements similar to those set forth in Treasury Regulations promulgated under Section 170(a)(1) of the Code.  The Investment Committee may direct the Trustee to buy Company Stock from, or sell Company Stock to, any person, subject to Subsection (b) below.

(b)                                 Transactions with Disqualified Persons.  In the case of any transaction involving Company Stock between the Trust Fund and a disqualified person or any transaction involving Company Stock that is subject to Section 406(b) of ERISA, no commission shall be charged with respect to the transaction and the transaction shall be for adequate consideration (as defined in Section 3(18) of ERISA), or in the case of an evidence of indebtedness of an Employer or an affiliate of an Employer, at a price not less favorable to the Plan than the price determined under Section 407(e)(1) of ERISA.  In the case of any transaction involving Company Stock or other employer security between the Plan or the Trust Fund, on one side, and a disqualified person, on the other side, the valuation date for determining the value of the Company Stock or other employer security shall be the date of the transaction.  For purposes of this Section 15.2, a “disqualified person” means a person who is:

(i)                                     a fiduciary with respect to the Plan;

(ii)                                  a person providing services to the Plan;

(iii)                               an Employer any of whose employees are covered by the Plan;

(iv)                              an employee organization any of whose members are covered by the Plan;

(v)                                 an owner, direct or indirect, of 50 percent or more of:

(A)                               the combined voting power of all classes of stock entitled to vote or the total value of shares of all classes of stock of a corporation,

(B)                               the capital interest or the profits interest of a partnership, or

(C)                               the beneficial interest of a trust or unincorporated enterprise,

which is an Employer or an employee organization described in paragraph (iii) or (iv), respectively;

(vi)                              a member of the family of any individual described in paragraph (i), (ii), (iii), or (v);

(vii)                           a corporation, partnership, or trust or estate of which (or in which) 50 percent or more of:

(A)                               the combined voting power of all classes of stock entitled to vote or the total value of shares of all classes of stock of such corporation,

(B)                               the capital interest or profits interest of such partnership, or

(C)                               the beneficial interest of such trust or estate,

is owned directly or indirectly, or held by persons described in paragraph (i), (ii), (iii), (iv), or (v);

(viii)                        an officer, director (or an individual having powers or responsibilities similar to those of officers or directors), a 10 percent or more shareholder, or a highly compensated employee (earning 10 percent or more of the yearly wages of an employer) of a person described in subparagraph (iii), (iv), (v), or (vii); or

(ix)                              a 10 percent or more (in capital or profits) partner or joint venturer of a person described in subparagraph (iii), (iv), (v), or (vii).

The family of an individual shall consist of his or her spouse, ancestor, lineal descendant, and any spouse of a lineal descendant.

15.3                        Diversification of Investment.

(a)                                 In General.  Participants may diversify the investment of amounts invested in the ESOP Company Stock Fund under the ESOP Component of the Plan by electing pursuant to Section 6.2(c)(ii)(C)(2) to invest such amounts in one of the other Investment Funds maintained under the Plan (other than the Non-ESOP Company Stock Fund).  Any such election shall be deemed to be a transfer of such amounts from the ESOP Component of the Plan to the Profit Sharing Component of the Plan.

(b)                                 Code Section 401(a)(28) Rules.

(i)                                     Without limiting the generality of the foregoing subsection (a), each Qualified Participant (as defined in paragraph (iii) below) may elect within 90 days after the close of each Plan Year in the Qualified Election Period (as defined in paragraph (iv) below) to direct the Trustee of the Plan as to the investment of at least 25% of the portion of the Participant’s Account that is invested in the ESOP Company Stock Fund (to the extent that such portion exceeds the amount to which a prior election under this subsection (b) has applied).  In the case of the year in which the Participant can make his last election, the preceding sentence shall be applied by substituting “50%” for “25%”.

(ii)                                  The Plan in all instances shall offer at least three investment options to each Participant making an election under paragraph (i) above, and within 90 days after the period during which the election may be made, the Plan shall invest the portion of the Participant’s account covered by the election in accordance with the election.

(iii)                               For purposes of this subsection (b), “Qualified Participant” means any employee participating in this Plan who has completed at least 10 years of participation in the Plan and has attained the age of 55.

(iv)                              For purposes of this subsection (b), “Qualified Election Period” means the 6-Plan-Year period beginning with the first Plan Year in which the employee first becomes a Qualified Participant.

15.4                        Put Option on Company Stock.

(a)                                 When Put Required.  If a Participant receives a distribution of Company Stock and the Company Stock is not readily tradable on an established market, then the Company Stock distributed to the Participant (or his or her Beneficiary) must be subject to a put option, as described in this Section 15.4.

(b)                                 Holder of Put.  The put option shall be exercisable by the Participant, or if deceased, by the Participant’s Beneficiary, by the donees of either or by a person (including an estate or its distributee) to whom the Company Stock passes by reason of the death of the Participant or the Beneficiary.

(c)                                  Responsibility for Put.  The holder of the put option shall be entitled to put the Company Stock to the Company.  The Investment Committee shall have the authority to have the Plan assume the rights and obligations of the Company at the time the put option is exercised by directing the Trustee to repurchase the Company Stock; provided, however, that under no circumstances may the put option bind the Plan.  If it is known that federal or state law will be violated by the Company’s honoring the put option, the put option must permit the Company Stock to be put, in a manner consistent with such law, to a third party (for example, an affiliate of the Company or a shareholder of the Company other than the Plan) that has substantial net worth that is reasonably expected to remain substantial.

(d)                                 Duration of Put.  The holder of the put option shall be entitled to exercise the option at any time during two option periods.  The first option period shall be the 60-day period commencing on the date of the distribution of the Company Stock, and if the option is not exercised during that period, a second 60-day period shall commence in the following Plan Year.  The period during which a put option is exercisable does not include any time when a holder of the put option is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable federal or state law.

(e)                                  Manner of Exercise.  A put option is exercised by the holder notifying the Company in writing that the option is being exercised.

(f)                                   Price.  The exercise price for a put option shall be the value of the Company Stock based upon all relevant factors for determining the fair market value of the Company Stock, and shall be made in good faith.  In the case of a transaction between the Plan and a Disqualified Person, value shall be determined as of the date of the transaction.  For all other purposes, value shall be determined as of the most recent Valuation Date under the Plan.  An independent appraisal will not, in and of itself, be a good faith determination of value in the case of a transaction between the Plan and a Disqualified Person.  However, in other cases, a determination of fair market value based on at least an annual appraisal independently arrived at by a person who customarily makes such appraisals and who is independent of any party to a transaction involving a right of first refusal or a put option with respect to Company Stock distributed under this Plan will be deemed to be a good faith determination of value.

(g)                                  Payment Terms and Restrictions.  The terms of payment for the sale of Company Stock pursuant to a put option shall be as provided in the put and may be either paid in a lump sum or in installments, as provided by the Investment Committee.  If the Company is required to repurchase Company Stock as part of an installment distribution, the amount to be paid for the Company Stock must be paid not later than 30 days after the exercise of the put option.  An agreement to pay through installments shall be permissible only if the Company Stock subject to the put option is part of a ‘total distribution,’ as defined in Code § 409(h)(5), and—

(i)                                     the agreement is adequately secured, as determined by the Investment Committee,

(ii)                                  a reasonable rate of interest is charged, as determined by the Investment Committee,

(iii)                               annual payments are equal,

(iv)                              installment payments must begin not later than 30 days after the date the put option is exercised, and

(v)                                 the term of the payment does not extend beyond five years from the date the put option is exercised.

15.5                        Miscellaneous ESOP Component Provisions.

(a)                                 Payment of Dividends.

(i)                                     The EBC, in its sole discretion, may provide that any dividends paid in cash during a Plan Year on shares of Company Stock held in the ESOP Company Stock Fund shall be (A) paid in cash directly to the Participant, (B) paid to the Plan and subsequently distributed to the Participant in cash no later than 90 days after the close of the Plan Year in which the dividends are paid to the Plan or, (C) at the election of the Participant, either (1) paid to the Participant as provided in clause (A) or (B) (as determined by the EBC) or (2) paid to the Participant’s ESOP Dividend Account to be reinvested in the ESOP Company Stock Fund.  Such dividends shall be paid in accordance with procedures established by the EBC.

(ii)                                  If an election pursuant to paragraph (i)(C) is provided by the EBC, each Participant may make the election, in the manner and at the time specified by the EBC, with respect to dividends received on shares of Company Stock comprising the portion of the ESOP Company Stock Fund allocated to the Participant’s Accounts under the Plan.  If an election pursuant to paragraph (i)(C) is provided by the EBC and a Participant does not make such an election, such dividends shall be paid to the Participant’s ESOP Dividend Account to be reinvested in the ESOP Company Stock Fund.  Any dividends paid on shares of Company Stock that are reinvested in the ESOP Company Stock Fund shall at all times be fully (100%) vested.

(iii)                               The Beneficiary of a deceased Participant and a Participant’s alternate payee shall have the same rights as a Participant has under this subsection (a).

(iv)                              The provisions of this subsection (a) are intended to implement the provisions of Section 404(k) of the Code, and shall be interpreted and applied accordingly.

(b)                                 Independent Appraiser.  Company Stock held in the ESOP Company Stock Fund shall be valued as of each Valuation Date, or at the discretion of the Investment Committee, more frequently.  All valuations of Company Stock held in the ESOP Company Stock Fund that is not readily tradable on an established securities market shall be made by an independent appraiser that satisfies requirements similar to those set forth in Treasury Regulations promulgated under Section 170(a)(1) of the Code.

15.6                        Timing of Distributions.

(a)                                 Commencement.  Notwithstanding any other provision of this Plan, if the Participant so elects, the distribution of the portion of the Participant’s Account attributable to the ESOP Company Stock Fund will commence not later than one year after the close of the Plan Year,

(i)                                     in which the Participant separates from service by reason of the attainment of Normal Retirement Age, by reason of the Participant’s becoming Disabled, or by reason of death, or

(ii)                                  which is the fifth Plan Year following the Plan Year in which the Participant otherwise separates from service, except that this paragraph (ii) shall not apply if the Participant is reemployed by the Employer before distribution is required to begin under this paragraph (ii).

(b)                                 Number of Periodic Payments.  Unless the Participant elects otherwise, the distribution of the portion of the Participant’s Account attributable to the ESOP Company Stock Fund will be in substantially equal periodic payments (not less frequently than annually) over a period of time not longer than the greater of,

(i)                                     five years, or

(ii)                                  in the case of a Participant the portion of whose Account balance attributable to the ESOP Company Stock Fund is greater than $800,000, 5 years plus one additional year (but not more than 5 additional years) for each $160,000 or fraction thereof by which such portion of the Account balance exceeds $800,000.  The $800,000 and $160,000 amounts shall be adjusted upward for increases in the cost of living, in accordance with applicable Internal Revenue Service regulations.

IN WITNESS WHEREOF, this Plan has been executed by the Company this 20th day of December, 2013.

COMPANY:

AXIALL HOLDCO, INC.

By:	/s/ Dean Adelman
Title:	Vice President

APPENDIX I

SPECIAL PROVISIONS REGARDING MERGER OF THE
NORTH AMERICAN PLASTICS, INC. PROFIT SHARING PLAN
WITH AND INTO THE PLAN

1.1                               General Provisions.  Effective as of a date (“NAP Merger Effective Date”), that is as soon as practicable following April 1, 1999, the North American Plastics, Inc. Profit Sharing Plan (“NAP Profit Sharing Plan”) is merged with and into the Plan.  The Plan shall, as of the NAP Merger Effective Date, assume all obligations of the NAP Plan and be responsible for payment of all vested benefits accrued under the terms and provisions of the NAP Plan for (i) participants participating in the NAP Plan immediately prior to the NAP Merger Effective Date, and (ii) former participants and beneficiaries with vested benefits under the NAP Plan immediately prior to the NAP Merger Effective Date.  Such participants and beneficiaries shall, as of the NAP Merger Effective Date, automatically become Participants in the Plan with respect to such account balances.  The Plan shall provide for said payment of benefits with the assets transferred to the trust accompanying the Plan as set forth in Section 1.3 of this Appendix.

1.2                               Separate Accounting.  The account balances of each participant in the NAP Plan shall be maintained in separate accounts as follows:

(a)                                 Amounts transferred attributable to employer contributions allocated to a participant under the NAP Profit Sharing Plan shall be held in a special segregated NAP Profit Sharing Contributions Account.  Effective as of August 1, 2013, the separate NAP Profit Sharing Contributions Account and the NAP Rollover Contributions Account shall be eliminated and the funds in those sub-accounts shall be commingled with the portion of the Discretionary Contributions Account attributable to contributions with respect to 2012 and prior years.

(b)                                 Amounts transferred attributable to “Rollover Contributions” allocated to a participant under the NAP Plan shall be held in a special segregated NAP Rollover Contributions Account.

All such accounts shall be collectively referred to in this Appendix I as “NAP Accounts.”

1.3                               Transfer of Plan Assets.  Effective as of the NAP Merger Effective Date, the assets of the NAP Plan which are held by the trustee of the trust accompanying the NAP Plan shall become assets of the Plan, and shall be held by the Trustee under the provisions of the Plan and its accompanying Trust for the exclusive benefit of Participants and Beneficiaries under the Plan, including the provisions of this Appendix.

1.4                               Conditions for Merger and Transfer.  The merger of plans and transfer of assets as provided for in this Appendix is made on the condition that subsection (a) of Section 12.5 of the Plan is satisfied.

1.5                               Forms of Benefit for NAP Accounts.  The NAP Accounts shall be distributable in the form of a single lump sum payment.

1.6                               Vesting.  On and after the NAP Merger Effective Date, the NAP Accounts of a Participant who was previously a participant in the NAP Plan shall be fully vested.

1.7                               Hours of Service.  Effective as of the NAP Merger Effective Date, service with North American Plastics, Inc. shall be treated as service with an Employer for all purposes under this Plan, even though said service may have been rendered prior to the time when said company became a member of the Controlled Group.  This provision shall be effective for all employees of said company who remained or became employed by any member of the Controlled Group as of the date the company became a member of the Controlled Group.  This provision shall not, however, be construed to permit participation in the Plan prior to the adoption thereof by the Employer in question.

APPENDIX II

SPECIAL PROVISIONS REGARDING TRANSFER OF CERTAIN
ASSETS AND LIABILITIES FROM THE SAVINGS & INVESTMENT PLAN
OF CONDEA VISTA COMPANY TO THE PLAN

2.1                               General Provisions.  Effective as of February 1, 2000 (“CONDEA Vista Transfer Date”), or as soon as administratively practicable after that date, the Plan shall assume all obligations of the Savings & Investment Plan of CONDEA Vista Company (“CONDEA Plan”) and be responsible for payment of all vested account balances held under the terms and provisions of the CONDEA Plan for participants in the CONDEA Plan immediately prior to the CONDEA Vista Transfer Date who transferred to the employ of the Company or an affiliate of the Company in connection with the acquisition of CONDEA Vista Company’s vinyls business by the Company (excluding those participants in the CONDEA Plan who have retired from the employ of CONDEA Vista Company prior to the CONDEA Vista Transfer Date).  Such participants (“CONDEA Participants”), as of the CONDEA Vista Transfer Date, shall automatically become Participants in the Plan with respect to such account balances.  The Plan shall provide for said payment of benefits with the assets transferred to the trust accompanying the Plan as set forth in Section 2.3 of this Appendix.

2.2                               Separate Accounting.

(a)                                 For each CONDEA Participant there shall be maintained a separate subaccount (“CONDEA Account”) which initially shall consist of the total of the CONDEA Participant’s “Special Company Account,” “Rollover Account,” “Company Matching Account,” and “Employer Supplemental Account,” as those terms are defined in the CONDEA Plan, and as those accounts are constituted on the CONDEA Vista Transfer Date.  Effective as of August 1, 2013, the CONDEA Account is combined with the CONDEA Participant’s Rollover Contributions Account.

(b)                                 The CONDEA Participant’s “Key Employee Account,” as that term is defined in the CONDEA Plan, and as that account is constituted on the date of the transfer of funds to this Plan, shall become a separate sub-account in the individual’s Elective Contributions Account under this Plan.  Effective as of August 1, 2013, the Key Employee Account is combined with the Elective Contributions Account.

(c)                                  The CONDEA Participant’s “Regular Employee Account,” as that term is defined in the CONDEA Plan, and as that account is constituted on the date of the transfer of the funds to this Plan, shall become part of the individual’s Voluntary Contributions Account under Sections 1.96 and 3.2(b) of this Plan.  Effective as of August 1, 2013, the Regular Employee Account is combined with the Voluntary Contributions Account.

2.3                               Transfer of Plan Assets.  Effective as soon as practicable following the CONDEA Vista Transfer Date, the assets of the CONDEA Plan which are held by the trustee of the trust accompanying the CONDEA Plan and which are allocable to the CONDEA Participants shall become assets of the Plan, and shall be held by the Trustee under the provisions of the Plan and its accompanying Trust for the exclusive benefit of the CONDEA Participants under the Plan, including the provisions of this Appendix.

2.4                               Conditions for Merger and Transfer.  The transfer of assets as provided for in this Appendix II is made on the condition that subsection (a) of Section 12.5 of the Plan is satisfied.

2.5                               Forms of Benefit for CONDEA Accounts.  The CONDEA Accounts shall be distributable in the forms provided in Sections 8.3 and 8.4.

2.6                               In Service Withdrawals.

(a)                                 CONDEA Account.  Each CONDEA Participant who has completed a total of at least 60 months of participation in this Plan and in the CONDEA Plan, upon notice to the EBC in the form and at the time prescribed by the EBC as part of the Plan’s administrative procedures, shall be entitled to withdraw all or a portion of the amount credited to the Participant in the CONDEA Account, determined at the time of the transfer of the CONDEA Account to the Plan.  A Participant shall be entitled to make up to two partial withdrawals within any one calendar year.

(b)                                 Key Employee Account.  Withdrawals from the portion of an individual’s Elective Contributions Account attributable to the Key Employee Account, as that term is defined in the CONDEA Plan (excluding the portion of the Key Employee Account attributable to investment earnings), may be made in accordance with Section 8.10.  In addition, a CONDEA Participant who has attained the age of 59½ may withdraw amounts from the portion of the Elective Contributions Account attributable to the Key Employee Account in accordance with such procedures as the EBC shall prescribe.

(c)                                  Voluntary After-Tax Contributions.  Withdrawals from the portion of the Voluntary Contributions Account under this Plan attributable to the Regular Employee Account under the CONDEA Plan may be made in accordance with Section 8.11.

2.7                               Vesting.  On and after the CONDEA Vista Transfer Date, the CONDEA Accounts and the Elective Contributions Accounts of the CONDEA Participants shall be fully vested.

2.8                               Hours of Service.  Effective as of the CONDEA Vista Transfer Date, service with CONDEA Vista Company or an affiliate of that company shall be treated as service with an Employer for all purposes under this Plan, even though said service may have been rendered prior to November 13, 1999.  This provision shall be effective for all employees of said company who became employed by Axiall Corporation or any member of the Controlled Group as of the date of transfer of employment.

APPENDIX III

SPECIAL PROVISIONS REGARDING THE MERGER OF THE ABERDEEN
HOURLY SAVINGS & INVESTMENT PLAN WITH AND INTO THE PLAN

3.1                               General Provisions.  Effective as of May 24, 2002, the date as of which the Aberdeen Hourly Savings & Investment Plan (the “Aberdeen Plan”) is merged with and into this Plan (the “Aberdeen Merger Date”), this Plan shall assume all obligations of the Aberdeen Plan and be responsible for the payment of all vested benefits accrued under the terms and provisions of the Aberdeen Plan for (i) participants participating in the Aberdeen Plan immediately prior to the Aberdeen Merger Date and (ii) former participants and beneficiaries with vested benefits under the Aberdeen Plan immediately prior to the Aberdeen Merger Date.  Effective as of the Aberdeen Merger Date, such participants and beneficiaries shall be referred to as “CONDEA Participants,” and shall automatically become Participants in the Plan with respect to such benefits.

3.2                               Separate Accounting.

(a)                                 For each CONDEA Participant there shall be maintained a separate subaccount (the “CONDEA Account”), which shall consist initially of the total of the CONDEA Participant’s “Discretionary Contributions Account,” “Matching Contributions Account” and “Rollover Contributions Account,” as those terms are defined in the Aberdeen Plan, and as those accounts are constituted on the Aberdeen Merger Date.

(b)                                 The CONDEA Participant’s “Elective Contributions Account,” as that term is defined in the Aberdeen Plan, and as that account is constituted on the Aberdeen Merger Date, shall become a separate sub-account in the CONDEA Participant’s Elective Contributions Account under this Plan.  Effective as of August 1, 2013, the CONDEA Participant’s Elective Contributions Account as constituted on May 24, 2002 shall no longer be a separate sub-account but shall be combined with the Elective Contributions Account under this Plan.

(c)                                  The CONDEA Participant’s “Voluntary Contributions Account,” as that term is defined in the Aberdeen Plan, and as that account is constituted on the Aberdeen Merger Date, shall become part of the CONDEA Participant’s Voluntary Contributions Account under Sections 1.96 and 3.2(b) of this Plan.

3.3                               Forms of Benefit for CONDEA Accounts.  The CONDEA Accounts shall be distributable in the forms provided in Sections 8.3 and 8.4.

3.4                               In Service Withdrawals.

(a)                                 CONDEA Account.  Each CONDEA Participant, upon notice to the EBC in the form and at the time prescribed by the EBC as part of the Plan’s administrative procedures, shall be entitled to withdraw all or a portion of the amount credited to the CONDEA Participant’s CONDEA Account.  A Participant shall be entitled to make up to two partial withdrawals within any one calendar year.

(b)                                 Elective Contributions Account.  Withdrawals from the portion of an individual’s Elective Contributions Account attributable to the “Elective Contributions Account,” as that term is defined in the Aberdeen Plan (excluding the part of such portion that is attributable to investment earnings), may be made in accordance with Section 8.10.  In addition, a CONDEA Participant who has attained the age of 59½ may withdraw amounts from the portion of his or her Elective Contributions Account attributable to the “Elective Contributions Account,” as that term is defined in the Aberdeen Plan, in accordance with Section 8.14.

(c)                                  Voluntary Contributions Account.  Withdrawals from the portion of the Voluntary Contributions Account under this Plan attributable to the “Voluntary Contributions Account,” as that term is defined in the Aberdeen Plan, may be made in accordance with Section 8.11.

APPENDIX IV

SPECIAL PROVISIONS REGARDING TRANSFER OF CERTAIN
ASSETS AND LIABILITIES FROM THE
ROYAL PLASTICS GROUP (U.S.A.) LIMITED 401(K) SAVINGS PLAN TO THE PLAN

4.1                               General Provisions.  Effective as of March 3, 2008 (“Royal Plastics Transfer Date”), or as soon as administratively practicable after that date, the Plan shall assume all obligations of the Royal Plastics Group (U.S.A.) Limited 401(k) Savings Plan (“Royal Plastics Plan”) and be responsible for payment of all vested account balances held under the terms and provisions of the Royal Plastics Plan for participants in the Royal Plastics Plan immediately prior to the Royal Plastics Transfer Date.  Such participants (“Royal Participants”), as of the Royal Plastics Transfer Date, shall automatically become Participants in the Plan with respect to such account balances.  The Plan shall provide for said payment of benefits with the assets transferred to the trust accompanying the Plan as set forth in Section 4.3 of this Appendix.

4.2                               Separate Accounting.

(a)                                 The Royal Participant’s “salary deferral contributions account,” under the Royal Plastics Plan as that account is constituted on the date of the transfer of funds to this Plan, shall become a separate sub-account in the individual’s Elective Contributions Account under this Plan.  Effective as of August 1, 2013, the separate sub-account referred to in the preceding sentence shall be eliminated and the funds in that sub-account shall be commingled with the balance of the Elective Contributions Account.

(b)                                 The Royal Participant’s “matching contributions account” under the Royal Plastics Plan, as that account is constituted on the date of the transfer of funds to this Plan, shall become a separate sub-account in the individual’s Matching Elective Contributions Account under this Plan.  Effective as of August 1, 2013, the separate sub-account referred to in the preceding sentence shall be eliminated and the funds in that sub-account shall be commingled with the portion of the Discretionary Contributions Account attributable to contributions with respect to 2012 and prior years.

(c)                                  The Royal Participant’s “profit sharing contributions account” under the Royal Plastics Plan, as that account is constituted on the date of the transfer of funds to this Plan, shall become a separate sub-account in the individual’s Discretionary Contributions Account under this Plan.  Effective as of August 1, 2013, the separate sub-account referred to in the preceding sentence shall be accounted for together with the Pre-2008 Matching Elective Contributions Account.

(d)                                 The Royal Participant’s “rollover contributions account” under the Royal Plastics Plan, as that account is constituted on the date of the transfer of funds to this Plan, shall become a separate sub-account in the individual’s Rollover Contributions Account under this Plan.  Effective as of August 1, 2013, the separate sub-account referred to in the preceding sentence shall be eliminated and the funds in that sub-account shall be commingled with the balance of the Rollover Contributions Account.

(e)                                  The Royal Participant’s “qualified nonelective contributions account” under the Royal Plastics Plan, as that account is constituted on the date of the transfer of funds to this Plan, shall become a separate sub-account in the individual’s Qualified Nonelective Contributions Account under this Plan.  Effective as of August 1, 2013, the separate sub-account referred to in the preceding sentence shall be eliminated and the funds in that sub-account shall be commingled with the balance of the Qualified Nonelective Contributions Account.

(f)                                   With respect to a Royal Participant, the total of the sub-accounts referred to in subsections (a)-(e) above shall be referred to as the individual’s “Royal Plastics Account.

4.3                               Transfer of Plan Assets.  Effective as soon as practicable following the Royal Plastics Transfer Date, the assets of the Royal Plastics Plan which are held by the trustee of the trust accompanying the Royal Plastics Plan and which are allocable to the Royal Participants shall become assets of the Plan, and shall be held by the Trustee under the provisions of the Plan and its accompanying Trust for the exclusive benefit of the Royal Participants under the Plan, including the provisions of this Appendix.

4.4                               Conditions for Merger and Transfer.  The transfer of assets as provided for in this Appendix IV is made on the condition that subsection (a) of Section 12.5 of the Plan is satisfied.

4.5                               Forms of Benefit for Royal Accounts.  The sub-accounts attributable to the amounts transferred from the Royal Plastics Plan shall be distributable in the forms provided in Sections 8.3 and 8.4.

4.6                               In Service Withdrawals.

(a)                                 Salary Deferral Contributions Account.  Each Royal Participant who has a sub-account attributable to the salary deferral contributions account under the Royal Plastics Plan, may make withdrawals from such sub-account in the event of financial hardship, in accordance with the standards of Section 8.10.  In addition, such a Participant who has attained the age of 59½ may withdraw amounts from that sub-account in accordance with such procedures as the EBC shall prescribe.

(b)                                 Matching Contributions Account.  Each Royal Participant who has a sub-account attributable to the matching contributions account under the Royal Plastics Plan, may make a withdrawal from the vested portion of such sub-account in the event of financial hardship, in accordance with the standards of Section 8.10, or upon attaining the age of 59½.  In addition, a Royal Participant who was an employee of Plastic Trends may make a withdrawal from that sub-account upon attaining the age of 55.

(c)                                  Profit Sharing Contributions.  Each Royal Participant who has a sub-account attributable to the profit sharing contributions account under the Royal Plastics Plan, may make a withdrawal from the vested portion of such sub-account in the event of financial hardship, in accordance with the standards of Section 8.10, or upon attaining the age of 59½.  In addition, such a Royal Participant who was an employee of Plastic Trends may make a withdrawal from the vested portion of such sub-account upon attaining the age of 55.

(d)                                 Rollover Contributions Account.  Each Royal Participant who has a sub-account attributable to the rollover contributions account under the Royal Plastics Plan, may make a withdrawal from such sub-account at any time.

4.7                               Vesting.  On and after the Royal Plastics Transfer Date, the Royal Plastics Accounts of the Royal Participants shall be fully vested.

4.8                               Hours of Service.  Effective as of the Royal Plastics Transfer Date, service with Royal Plastics Group (U.S.A.) Limited or an affiliate of that company shall be treated as service with an Employer for all purposes under this Plan, even though said service may have been rendered prior to October 3, 2006.

APPENDIX V

SPECIAL PROVISIONS REGARDING TRANSFER OF CERTAIN
ASSETS AND LIABILITIES FROM THE GEORGIA GULF CORPORATION
HOURLY EMPLOYEES RETIREMENT SAVINGS PLAN TO THE PLAN

5.1                               General Provisions.  Effective as of March 3, 2008 (“Tiptonville Transfer Date”), or as soon as administratively practicable after that date, the Plan shall assume all obligations of the Georgia Gulf Corporation Hourly Employees Retirement Savings Plan (“Tiptonville Plan”) and be responsible for payment of all vested account balances held under the terms and provisions of the Tiptonville Plan for participants in the Tiptonville Plan immediately prior to the Tiptonville Transfer Date.  Such participants (“Tiptonville Participants”), as of the Tiptonville Transfer Date, shall automatically become Participants in the Plan with respect to such account balances.  The Plan shall provide for said payment of benefits with the assets transferred to the trust accompanying the Plan as set forth in Section 5.3 of this Appendix.

5.2                               Separate Accounting.  For each Tiptonville Participant there shall be maintained a separate subaccount (“Tiptonville Account”) which initially shall consist of the total of the Tiptonville Participant’s Before-Tax Contributions Sub-Account, Matching Employer Contributions Account, Discretionary Constructions Account, and Prior Plan Account as those terms are defined in the Tiptonville Plan, and as those accounts are constituted on the Tiptonville Transfer Date.  Effective as of August 1, 2013, the portion of the Tiptonville Account attributable to the Tiptonville Participant’s Before-Tax Contributions Sub-Account under the Tiptonville Plan shall be combined with that individual’s Elective Contributions Account; the portion of the Tiptonville Participant’s Tiptonville Account attributable to the prior Matching Employer Contributions Sub-Account under the Tiptonville Plan shall be combined with that individual’s Pre-2008 Matching Elective Contributions Account; the portion of the Tiptonville Participant’s Tiptonville Account attributable to the prior Discretionary Contributions Account under the Tiptonville Plan shall be combined with the portion of the Discretionary Contributions Account under Section 3.1(a) of this Plan attributable to pre-2013 contributions; and the portion of the Tiptonville Participant’s Tiptonville Account attributable to the Prior Plan Account under the Tiptonville Plan shall be combined with the portion of the Discretionary Contributions Account under Section 3.1(a) of this Plan attributable to pre-2013 contributions.

5.3                               Transfer of Plan Assets.  Effective as soon as practicable following the Tiptonville Transfer Date, the assets of the Tiptonville Plan which are held by the trustee of the trust accompanying the Tiptonville Plan and which are allocable to the Tiptonville Participants shall become assets of the Plan, and shall be held by the Trustee under the provisions of the Plan and its accompanying Trust for the exclusive benefit of the Tiptonville Participants under the Plan, including the provisions of this Appendix.

5.4                               Conditions for Merger and Transfer.  The transfer of assets as provided for in this Appendix V is made on the condition that subsection (a) of Section 12.5 of the Plan is satisfied.

5.5                               Forms of Benefit for Tiptonville Accounts.  The Tiptonville Accounts shall be distributable in the forms provided in Sections 8.3 and 8.4.

5.6                               In Service Withdrawals.

(a)                                 Hardship Withdrawals.  Withdrawals from the portion of an individual’s Tiptonville Account attributable to the Before-Tax Contributions Sub-Account, as that term is defined in the Tiptonville Plan (excluding the portion of the Before-Tax Contributions Sub-Account attributable to investment earnings), may be made in accordance with Section 8.10.

(b)                                 Distribution After Attainment of Age 59½.  A Tiptonville Participant who has attained the age of 59½ may withdraw all or a portion of the Tiptonville Account, including earnings, if any.  Distribution shall be made to the Participant as soon as administratively practicable after the request is received, in accordance with Section 8.14 of the Plan.

5.7                               Vesting.  On and after the Tiptonville Transfer Date, the Tiptonville Accounts of the Tiptonville Participants shall be fully vested.

APPENDIX VI

SPECIAL PROVISIONS REGARDING MERGER OF THE
EAGLE US 2 LLC RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
INTO THE PLAN

6.1                               General Provisions.  Effective as of February 1, 2014 (“Eagle Plan Merger Date”), or as soon as administratively practicable after that date, the Eagle US 2 LLC Retirement Savings Plan for Salaried Employees (“Eagle Salaried 401(k) Plan”) shall be merged with and into the Plan and the Plan shall be responsible for payment of all vested account balances held under the terms and provisions of the Eagle Salaried 401(k) Plan for participants in the Eagle Salaried 401(k) Plan immediately prior to the Eagle Plan Merger Date.  Such participants (“Eagle Salaried Participants”), as of the Eagle Plan Merger Date, shall automatically become Participants in the Plan with respect to such account balances.  The Plan shall provide for said payment of benefits with the assets transferred to the trust accompanying the Plan as set forth in Section 6.3 of this Appendix.  For all purposes of calculating contributions to this Plan on behalf of the Eagle Salaried Participants, “Compensation”  shall mean only amounts of remuneration described in Section 1.17 that are paid with respect to payroll periods ending on or after February 1, 2014.

6.2                               Separate Accounting.

(a)                                 The portion of the Eagle Salaried Participant’s account under the Eagle Salaried 401(k) Plan attributable to “Elective Deferrals” under the Eagle Salaried 401(k) Plan on the date of the transfer of funds to this Plan, shall be accounted for in the Elective Contributions Account.

(b)                                 The portion of the Eagle Salaried Participant’s account under the Eagle Salaried 401(k) Plan attributable to “Company Contributions” under the Eagle Salaried 401(k) Plan on the date of the transfer of funds to this Plan shall be accounted for in the Matching Elective Contributions Account.

(c)                                  The portion of the Eagle Salaried Participant’s account under the Eagle Salaried 401(k) Plan attributable to “Rollover Contributions” under the Eagle Salaried 401(k) Plan on the date of the transfer of funds to this Plan shall be accounted for in the Rollover Contributions Account.

(d)                                 The portion of the Eagle Salaried Participant’s account under the Eagle Salaried 401(k) Plan attributable to “Savings” under the Eagle Salaried 401(k) Plan on the date of the transfer of funds to this Plan shall be accounted for in the Voluntary Contributions Account under this Plan.

(e)                                  The portion of the Eagle Salaried Participant’s account under the Eagle Salaried 401(k) Plan attributable to “Roth Elective Deferrals” under the Eagle Salaried 401(k) Plan on the date of the transfer of funds to this Plan shall be accounted for in the Roth Contributions Account under this Plan.

(f)                                   The portion of the Eagle Salaried Participant’s account under the Eagle Salaried 401(k) Plan attributable to “ESOP Dividends” under the Eagle Salaried 401(k) Plan on the date of the transfer of funds to this Plan shall be accounted for in the ESOP Dividend Account under this Plan.

(g)                                  The portion of the Eagle Salaried Participant’s account under the Eagle Salaried 401(k) Plan attributable to “DC Program Accounts” under the Eagle Salaried 401(k) Plan on the date of the transfer of funds to this Plan shall be accounted for in the Discretionary Contributions Account under this Plan.

(h)                                 The portion of the Eagle Salaried Participant’s account under the Eagle Salaried 401(k) Plan, if any, attributable to the “Prior Employer General Account” under the Eagle Salaried 401(k) Plan on the date of the transfer of funds to this Plan, shall be accounted for in the Discretionary Contributions Account under this Plan.

(i)                                     The portion of the Eagle Salaried Participant’s account under the Eagle Salaried 401(k) Plan, if any, attributable to the “Prior Employer Safe Harbor Match Account” under the Eagle Salaried 401(k) Plan on the date of the transfer of funds to this Plan, shall be accounted for in the “Safe Harbor Matching Elective Contributions Account” (as defined in Section 1.81 of this Plan) under this Plan.

6.3                               Transfer of Plan Assets.  Effective as soon as practicable following the Eagle Plan Merger Date, the assets of the Eagle Salaried 401(k) Plan which are held by the trustee of the trust accompanying the Eagle Salaried 401(k) Plan and which are allocable to the Eagle Salaried Participants shall become assets of the Plan, and shall be held by the Trustee under the provisions of the Plan and its accompanying Trust for the exclusive benefit of the Eagle Salaried Participants under the Plan, including the provisions of this Appendix.

6.4                               Conditions for Merger and Transfer.  The transfer of assets as provided for in this Appendix VI is made on the condition that subsection (a) of Section 12.5 of the Plan is satisfied.

6.5                               Forms of Benefit for Eagle Accounts.  The sub-accounts attributable to the amounts transferred from the Eagle Salaried 401(k) Plan shall be distributable in the forms provided in Sections 8.3 and 8.4.

6.6                               In Service Withdrawals.  Amounts transferred from the Eagle Salaried 401(k) Plan to this Plan pursuant to Sections 6.2 and 6.3 of this Appendix VI may be withdrawn by a Participant prior to termination of employment in accordance with Sections 8.10, 8.11, 8.14, and 8.16, depending on the Account or “source” to which those amounts are transferred.

6.7                               Vesting.  On and after the Eagle Plan Merger Date, the portions of the Accounts of the Eagle Salaried Participants attributable to all sources under the Eagle Salaried 401(k) Plan shall be fully (100%) vested.

6.8                               Hours of Service.  Effective as of the Eagle Plan Merger Date, service with PPG Industries, Inc. or an affiliate of that company shall be treated as service with an Employer for all purposes under this Plan, even though said service may have been rendered prior to January 28, 2013.